                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ___________________

                                  SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) Of The Securities Exchange Act Of 1934
                              (Amendment No.   1)

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [_]

     Check the appropriate box:

     [X]  Preliminary Proxy Statement

     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [_]  Definitive Proxy Statement

     [_]  Definitive Additional Materials

     [_]  Soliciting Material Pursuant to (S) 240.14a-12

                             KATY INDUSTRIES, INC.

                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
11.

          1)  Title of each class of securities to which transaction applies:

          2)  Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)  Proposed maximum aggregate value of transaction:

          5)  Total fee paid:

     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid:

          2)  Form, Schedule or Registration Statement No.:

          3)  Filing Party:

          4)  Date Filed:

                                PRELIMINARY COPY

                             KATY INDUSTRIES, INC.
                        6300 S. Syracuse Way, Suite 300,
                           Englewood, Colorado  80111
                                 (303) 290-9300

To our Stockholders:

     We will be holding the Annual Meeting of Stockholders at __________________ on May __, 2001 at ______a.m. local time.

     At the Annual Meeting we will ask you to consider and vote upon a proposed investment in Katy Industries, Inc. by an affiliate of an investment fund managed by Kohlberg & Co., L.L.C., a private investment firm. Specifically, we need your approval to sell 400,000 shares of convertible preferred stock, $100 par value per share, to this investor. We also need your approval to amend Katy's Restated Certificate of Incorporation to authorize 600,000 shares of convertible preferred stock. At the Annual Meeting you will also be asked to vote upon the election of nine members of the Board of Directors, including certain nominees designated by Kohlberg's affiliate, and to vote on a proposal to classify the Board into two classes with staggered terms.

     The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement provides details of the proposed investment and related information. Your Board has determined that the terms of the investment are fair to and in the best interests of Katy and its stockholders. YOUR BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS AT THE ANNUAL MEETING.

     The investment is part of a series of transactions that your Board has approved. This series of transactions includes a tender offer by Kohlberg's affiliate to purchase from Katy stockholders up to 2,500,000 shares of Katy's common stock. As explained in this Proxy Statement, the Board of Directors believes that this series of transactions is in the best interests of stockholders.

     We have enclosed with this letter a Notice of Annual Meeting, a Proxy Statement, a proxy card and a return envelope. A copy of Katy's annual report on Form 10-K is also enclosed. We urge you to read all of the enclosed materials carefully.

     Please sign, date and promptly return the enclosed proxy card in the enclosed, prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions.

     On behalf of the Board of Directors and the employees of Katy, we cordially invite all stockholders to attend the Annual Meeting. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                   Sincerely,

                                   Robert M. Baratta
                                   President and Chief Executive Officer

                            YOUR VOTE IS IMPORTANT
         Please Sign, Date and Return Your Proxy Card by May ___, 2001

If you have questions about voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-888-750-5834.

                                PRELIMINARY COPY

                             KATY INDUSTRIES, INC.
                        6300 S. Syracuse Way, Suite 300,
                           Englewood, Colorado 80111
                                 (303) 290-9300

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Katy Industries, Inc.:

     We are holding an Annual Meeting of Stockholders of Katy on May __, 2001 at __ a.m., local time. The meeting will be held at_____________________. At the meeting, you will be asked to vote on the following:

1. A proposal to sell 400,000 shares of Katy's convertible preferred stock, $100 par value per share, to KKTY Holding Company, L.L.C., an affiliate of an investment fund managed by Kohlberg & Co., L.L.C., a private investment firm.

2. A proposal to approve an amendment to Katy's Restated Certificate of Incorporation to authorize 600,000 shares of convertible preferred stock.

3. A proposal to approve an amendment to Katy's Restated Certificate of Incorporation authorizing the classification of the Board of Directors into two classes with staggered terms.

4. The election of nine members of the Board of Directors to serve for the staggered terms specified in the enclosed Proxy Statement or, if Proposals 1, 2 and 3 are not adopted by the stockholders, the election of nine members of the Board of Directors to serve for a term of one year.

5. The ratification of the selection by the Board of Directors of the firm of Arthur Andersen LLP as independent auditors of Katy for the current year.

6. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     As part of Proposal 1, we are also asking you to approve at this time the issuance of shares of common stock to the holder of the convertible preferred stock upon conversion of the convertible preferred stock in accordance with the terms of the convertible preferred stock. The effectiveness of each of Proposals 1, 2 and 3 is contingent upon the approval of the others. No action will be taken by Katy on Proposals 1, 2 or 3 unless all three proposals are approved.

     The Proxy Statement that we are delivering with this Notice contains important information concerning the proposals to be considered at the Annual Meeting. You will be able to vote your shares at the Annual Meeting if you were a stockholder of Katy at the close of business on April 23, 2001.

                                   By order of the Board of Directors:



                                   Arthur R. Miller
                                   Secretary

Dated: April __, 2001

                 YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

   PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

   IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE CONTACT OUR PROXY
      SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE AT 1-888-750-5834.

 IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO REVOKE YOUR PROXY AND VOTE IN
                                    PERSON.

                               PRELIMINARY COPY

                             KATY INDUSTRIES INC.
                        6300 S. Syracuse Way, Suite 300,
                           Englewood, Colorado 80111
                                 (303) 290-9300

                      PROXY STATEMENT FOR ANNUAL MEETING

     This Proxy Statement provides information that you should read before you vote on five proposals that will be presented to the stockholders of Katy at an Annual Meeting to be held on May __, 2001 at _________________________________.

     For convenience, we first provide a question-and-answer summary of important information. The remainder of this Proxy Statement provides specific information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting, the investment that is the subject of the first two proposals you will be asked to consider, and other relevant information.

     On April __, 2001, we began mailing information to people who, according to our stockholder records, owned shares of Katy's common stock at the close of business on April 23, 2001.

                               TABLE OF CONTENTS

SUMMARY....................................................................   1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING............................   5

   THE ANNUAL MEETING......................................................   5

   THIS PROXY SOLICITATION.................................................   5

   VOTING YOUR SHARES......................................................   5

   VOTE REQUIRED FOR APPROVAL..............................................   6

   OTHER MATTERS...........................................................   7

PROPOSAL 1 - SALE OF CONVERTIBLE PREFERRED STOCK...........................   7

   INTRODUCTION............................................................   7

   REQUIRED VOTE...........................................................   8

   RECOMMENDATION OF THE BOARD OF DIRECTORS................................   9

   THE TRANSACTION.........................................................   9

   INFORMATION ABOUT THE PURCHASE AGREEMENT................................   9
      The Tender Offer.....................................................   9
      The Preferred Stock Issuance.........................................  10
      Corporate Governance     ............................................  10
      Conditions to Accepting Shares Tendered into the Tender Offer and
         Purchasing the Preferred Stock....................................  11
      No Solicitation......................................................  13
      Termination..........................................................  13
      Termination Fees.....................................................  14
      Transaction and Monitoring Fee.......................................  15

   VOTING AGREEMENT........................................................  15

   TERMS OF THE CONVERTIBLE PREFERRED STOCK................................  16
      Conversion Rights....................................................  16
      Registration Rights..................................................  16
      Liquidation Preference...............................................  16
      Redemption...........................................................  17
      No Dividends.........................................................  17
      No Voting Rights.....................................................  17
      No Preemptive Rights.................................................  17
      Special Rights.......................................................  17

   USE OF PROCEEDS.......................................................... 17

   INFORMATION ABOUT THE RELATED TRANSACTIONS............................... 18
      The Tender Offer...................................................... 18
      Bankers Trust Credit Facility......................................... 20
      Partial Redemption of Preferred Interest in Contico International..... 21

   BACKGROUND OF THE TRANSACTION............................................ 21

   FACTORS CONSIDERED BY THE BOARD OF DIRECTORS............................. 31

   OPINION OF BEAR STEARNS.................................................. 34
      Overview.............................................................. 34
      Bear Stearns Opinion.................................................. 35
      Summary of Analysis................................................... 37
      Other Considerations.................................................. 43

   INFORMATION ABOUT PURCHASER AND KOHLBERG................................. 44

PROPOSAL 2 - TO AUTHORIZE 600,000 SHARES OF CONVERTIBLE
   PREFERRED STOCK.......................................................... 45

   GENERAL.................................................................. 45

   REQUIRED VOTE............................................................ 45

   RECOMMENDATION OF THE BOARD OF DIRECTORS................................. 45

PROPOSAL 3 - ESTABLISHING A CLASSIFIED BOARD OF DIRECTORS................... 45

   REQUIRED VOTE............................................................ 47

   RECOMMENDATION OF THE BOARD OF DIRECTORS................................. 47

PROPOSAL 4 - ELECTION OF DIRECTORS.......................................... 48

   NOMINEES................................................................. 48

   REQUIRED VOTE............................................................ 49

   RECOMMENDATION OF THE BOARD OF DIRECTORS................................. 49

   INFORMATION CONCERNING DIRECTORS AND EXECUTIVE
      OFFICERS.............................................................. 49
      Nominees.............................................................. 50
      Current Directors..................................................... 51
      Executive Officers.................................................... 55

PROPOSAL 5 - RATIFICATION OF THE APPOINTMENT OF ARTHUR
   ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF KATY......................... 56

   AUDIT FEES............................................................... 56

   ALL OTHER FEES........................................................... 56

   REQUIRED VOTE............................................................ 57

   RECOMMENDATION OF THE BOARD OF DIRECTORS................................. 57

INFORMATION ABOUT KATY STOCK OWNERSHIP...................................... 57

   OUTSTANDING SHARES....................................................... 57

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.......................... 57

   SECURITY OWNERSHIP OF MANAGEMENT......................................... 59

   CHANGE OF CONTROL........................................................ 61

   SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING
      COMPLIANCE............................................................ 61

EXECUTIVE COMPENSATION...................................................... 62

   SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION........................... 62

   OPTION GRANT TABLE....................................................... 64

   AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-
      END OPTION/SAR VALUE TABLE............................................ 65

   TERMINATION OF EMPLOYMENT, CHANGE OF CONTROL AND
      OTHER ARRANGEMENTS.................................................... 66
      Compensation and Benefits Assurance Program........................... 66
      Other Arrangements.................................................... 67

   DIRECTORS' COMPENSATION.................................................. 67

   COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE
      COMPENSATION.......................................................... 68
      Compensation Philosophy............................................... 68
      Compensation Program Components....................................... 69
      Chief Executive Officer Compensation.................................. 70
      Summary............................................................... 70

   STOCK PRICE PERFORMANCE GRAPH............................................ 70

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
      PARTICIPATION......................................................... 71

   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................... 72

   MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS........................ 72

   AUDIT COMMITTEE REPORT................................................... 73

PROPOSALS OF STOCKHOLDERS FOR 2002 ANNUAL MEETING........................... 73

FORWARD-LOOKING STATEMENTS.................................................. 73

WHERE TO GET ADDITIONAL INFORMATION......................................... 74

ANNUAL REPORT ON FORM 10-K.................................................. 74

OTHER MATTERS............................................................... 75

INCORPORATION OF DOCUMENTS BY REFERENCE..................................... 75

ANNEX A -- Opinion of Bear, Stearns & Co. Inc. dated March 29, 2001

ANNEX B -- Preferred Stock Purchase and Recapitalization Agreement dated as of March 29, 2001 between KKTY Holding Company, L.L.C.
and Katy Industries, Inc.

ANNEX C -- Stock Voting and Tender Agreement dated as of
March 29, 2001

ANNEX D -- Proposed Amendment to Katy's Restated Certificate of
Incorporation to authorize 600,000 shares of convertible preferred stock and to adopt a classified board

ANNEX E -- Charter of the Audit Committee of the Board of
Directors of Katy

                                    SUMMARY

     This summary answers basic questions about the proposals. Please read the rest of the Proxy Statement for full information about the proposals.

     This Proxy Statement contains forward-looking statements that involve risks and uncertainties. The words "believe," "anticipate," "expect," "estimate," "intend" and similar expressions identify forward-looking statements. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors. See "Forward-Looking Statements" on page ____ of the Proxy Statement.

WHAT ARE WE ASKING YOU TO APPROVE?

     The first proposal for you to consider is the issuance and sale by Katy of convertible preferred stock, $100 par value per share, to an affiliate of an investment fund managed by Kohlberg & Co., L.L.C. ("Kohlberg"). (We will use the term "convertible preferred stock" to refer to the convertible preferred stock, $100 par value, that we are proposing to sell. We will use the term "Purchaser" to refer to the buyer of the convertible preferred stock.) As part of this proposal, we are also asking you to approve at this time the issuance of shares of common stock to the holder of the convertible preferred stock upon conversion of the convertible preferred stock in accordance with the terms of the convertible preferred stock.

     Purchaser will purchase, for $100 per share, 400,000 shares of convertible preferred stock. Each share of convertible preferred stock is convertible into
12.5 shares of Katy common stock, so that the purchase price of convertible preferred stock is equivalent to $8.00 per share of common stock into which the preferred stock is convertible. 400,000 shares of convertible preferred stock would be convertible into 5,000,000 shares of common stock.

     The second proposal for you to consider, which is related to the first proposal, is an amendment to Katy's Restated Certificate of Incorporation to authorize 600,000 shares of convertible preferred stock. Katy does not currently have any shares of preferred stock authorized or issued. If stockholders do not approve this proposal, Katy will not be able to sell the convertible preferred stock to Purchaser.

     The third proposal, which is a condition to the completion of the transactions with Kohlberg, is an amendment to Katy's Restated Certificate of Incorporation authorizing the classification of the Board of Directors into two classes with staggered terms.

     You are also being asked to elect the members of your Board and to ratify the selection of Arthur Andersen LLP as independent auditors of Katy. If the first three proposals are adopted, the nominees for election to the Board include five nominees designated by Purchaser, plus a new Chief Executive Officer, who was also proposed by Purchaser, and directors will be elected in two classes for staggered terms.

WHY IS KATY SELLING PREFERRED STOCK TO PURCHASER?

     Your Board has approved the sale of convertible preferred stock to Purchaser because such sale would provide Katy with significant increased cash resources and would permit Katy to refinance its existing bank loans, which otherwise would likely become due June 30, 2001, and to partially redeem a third party's preferred interest in a Katy subsidiary. (We will sometimes refer to the sale of convertible preferred stock to Purchaser as the "Preferred Stock Purchase.") The Preferred Stock Purchase would decrease the percentage of Katy's capitalization that consists of debt. The Board has determined that the financial and other terms of the Preferred Stock Purchase are fair to and in the best interests of Katy and its stockholders.

     Kohlberg is a private merchant banking firm with offices in New York and California. Founded in 1987, Kohlberg has completed more than 70 acquisitions and recapitalization transactions in a variety of industries. It manages a pool of capital in excess of $1.5 billion. It has substantial experience in providing companies in which its affiliates invest with financial and managerial advisory services aimed at building value and improving operational, marketing and financial performance.

WHAT ARE THE RELATED TRANSACTIONS?

     The Preferred Stock Purchase is part of a series of transactions approved by your Board. This series of transactions includes a tender offer by Purchaser for 2,500,000 shares of Katy's common stock at $8.00 per share (the "Tender Offer").

     As part of the series of transactions, Purchaser has obtained a commitment letter from Bankers Trust Company to provide up to $150 million of senior secured term and revolving loans to Katy, which will replace Katy's existing senior bank loans. In addition, a condition to the Preferred Stock Purchase and the Tender Offer is the completion of the sale of Katy's subsidiary Hamilton Metals, L.P. for gross proceeds in cash, net of liabilities retained by Katy, of at least $20,000,000. Katy has entered into a non-binding letter of intent with a potential buyer for a sale of substantially all of the assets of Hamilton on terms that Katy believes will satisfy the condition.

     Katy and its subsidiary Contico International, LLC have entered into an agreement with Newcastle Industries, Inc. for Contico to repurchase 165 of Newcastle's 329 preferred units in Contico for a total of $9.9 million, plus accrued and unpaid priority return and profit participation on those units, if the transactions with Purchaser close. Katy and Newcastle have also agreed to amendments to the Members Agreement relating to Contico and to Contico's Limited Liability Company Agreement which take effect subject to the transactions with Purchaser closing.

     Your Board decided that the transaction with Kohlberg is in the best interests of stockholders for several reasons. While the Preferred Stock Purchase will permit a reduction in Katy's indebtedness and a restructuring of Katy's existing bank loans, the Tender Offer will permit stockholders to choose to receive cash in exchange for a portion of their Katy common stock. The Preferred Stock Purchase and Tender Offer will also bring to Katy's business the managerial assistance and support of Kohlberg.

WHAT FACTORS SHOULD YOU TAKE INTO ACCOUNT IN CONSIDERING THE PROPOSED PREFERRED STOCK PURCHASE?

     Katy's Board unanimously approved the transactions with Kohlberg because it believed they would be in the best interests of Katy and its stockholders. (We will use the term "unanimously" in the Proxy Statement to refer to actions by all current members of Katy's Board, except William F. Andrews, a principal of Kohlberg, who did not take part in the discussions relating to the transactions with Kohlberg.) You should consider the factors described at pages _____ below. Positive factors considered by the Board include:

     _ The Board received an opinion from Bear, Stearns & Co. Inc. that, as of the date of such opinion, the Preferred Stock Purchase and Tender Offer, taken as a whole, were fair from a financial point of view to Katy's stockholders. A copy of the Bear Stearns opinion is attached as Annex A.

     _ Katy's cash resources and financial strength will be increased as a result of the cash infusion by Purchaser and borrowing availability under the new credit facility with Bankers Trust Company.

     _ The Tender Offer and Preferred Stock Purchase give stockholders the opportunity to sell shares of Katy in the Tender Offer at a substantial premium to the market price of Katy shares before the transaction with Kohlberg was announced, and also to remain as stockholders in a company that will be financially strengthened by the Purchaser's cash infusion.

     _ Katy's existing credit agreement must be refinanced by June 30, 2001. If the transactions with Kohlberg are not completed, considering the current market environment, a substantive risk exists that Katy will be unable to obtain further waivers of the defaults under the current credit facility and that Katy will be unable to obtain, on reasonable terms or at all, financing necessary to replace its current credit facility. If Katy is unable to refinance its existing bank loans, the entire amount under the existing credit agreement could be declared due and payable not later than June 30, 2001.

     Negative factors considered by the Board include:

     _ The issuance of the convertible preferred stock will have a dilutive effect on Katy's existing stockholders.

     _ If the transactions with Purchaser are completed, Purchaser's significant ownership interests could effectively deter a third party from making an offer to acquire Katy.

     _ Purchaser's nominees, if elected, will constitute a majority of the Board of Directors, five of whom will serve an initial term of two years.

     _ Purchaser will nominate the proposed Chief Executive Officer, who is also a nominee for director, and who, if elected as director, will serve for an initial term of one year.

     _ Purchaser will have the right, so long as it retains any convertible preferred stock, to nominate a majority of the members of the Board of Directors in connection with future elections of directors.

     _ The holders of the convertible preferred stock will have preferential rights with respect to distributions if Katy is liquidated.

     _ If the Purchase Agreement is terminated, then, under certain circumstances, Katy will be obligated to pay to Purchaser a fee of $2,000,000 and to reimburse Purchaser's expenses up to $1,000,000.

     The Board believed that, on balance, the possible benefits to Katy stockholders from the positive factors outweighed the possible detriments from the negative factors.

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

     The Annual Meeting will be held on May __, 2001 at __________________ at ____ a.m. local time.

THIS PROXY SOLICITATION

     Katy is sending you this Proxy Statement because Katy's Board of Directors is seeking your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that Katy is required to provide to you under the rules of the Securities and Exchange Commission. It is intended to assist you in voting your shares. On April __, 2001, we began mailing information to all people who, according to our stockholder records, owned shares at the close of business on April 23, 2001.

     Katy will pay the cost of requesting these proxies. Katy's directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. Katy also has retained Innisfree M&A Incorporated to assist in distributing proxy solicitation materials and seeking proxies. Katy will pay Innisfree a fee of approximately $15,000, plus reasonable out-of-pocket expenses, for this assistance. Katy will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of stock.

VOTING YOUR SHARES

     You are entitled to one vote at the Annual Meeting for each share of Katy's common stock that you owned of record at the close of business on April 23, 2001. The number of shares you own (and may vote) is listed on the enclosed proxy card.

     You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. We will give you a ballot at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

     Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. IF YOU COMPLETE THE PROXY CARD EXCEPT FOR THE VOTING INSTRUCTIONS, THEN YOUR SHARES WILL BE VOTED FOR THE PROPOSED SALE OF CONVERTIBLE PREFERRED STOCK TO PURCHASER AND FOR EACH OF THE OTHER PROPOSALS. You may revoke your proxy at any time before it is voted by any of the following means:

     _ Notifying the Secretary of Katy in writing that you wish to revoke your proxy.

     _    Submitting a proxy dated later than your original proxy.

     _ Attending the Annual Meeting and voting. Merely attending the Annual Meeting will not by itself revoke a proxy; you must vote your shares at the Annual Meeting to revoke the proxy.

     IF YOU WERE A HOLDER OF SHARES AT THE CLOSE OF BUSINESS ON APRIL 23, 2001, YOU WILL BE ENTITLED TO VOTE YOUR SHARES WHETHER OR NOT YOU SUBSEQUENTLY TENDER YOUR SHARES IN THE TENDER OFFER DESCRIBED ON PAGES _____ OF THIS PROXY STATEMENT. YOU SHOULD THEREFORE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD EVEN IF YOU HAVE ALREADY TENDERED, OR INTEND TO TENDER, YOUR SHARES IN THE TENDER OFFER.

     The Board of Directors does not expect any matter other than the proposals that are discussed in this Proxy Statement to be presented at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such matter in their discretion.

VOTE REQUIRED FOR APPROVAL

     We have agreed with Purchaser that we will ask you to approve the Preferred Stock Purchase. Also, the rules of the New York Stock Exchange (where Katy stock is traded) require stockholders to approve substantial sales of common stock or of securities convertible into common stock.

     Proposal 1, regarding the proposed sale of convertible preferred stock to Purchaser, and Proposal 5, regarding the ratification and appointment of Arthur Andersen LLP as the independent auditors of Katy, will be approved if a majority of the votes cast on the proposal are cast in favor of the proposal. Proposals 2 and 3, the proposed amendments to Katy's Restated Certificate of Incorporation to authorize the convertible preferred stock and to classify the Board of Directors, respectively, each require the affirmative vote of the holders of a majority of the voting power of Katy's outstanding capital stock entitled to vote at the Annual Meeting. With respect to Proposal 4, regarding the election of directors, directors will be elected by a plurality of the shares present in person or by proxy and entitled to vote on the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or withholding authority) will have no impact on the election of directors.

     The effectiveness of each of Proposal 1, Proposal 2 and Proposal 3 is contingent on the approval of the others. Katy will not take any action on Proposal 1, Proposal 2 or Proposal 3 unless stockholders approve all three. Therefore, if you vote against approving either of the two amendments to Katy's Restated Certificate of Incorporation, this will have the same effect as voting against the Preferred Stock Purchase.

     Certain Katy stockholders have also entered into a Stock Voting and Tender Agreement dated as of March 29, 2001 (the "Voting Agreement"). The Voting Agreement provides, among other things, that those stockholders will tender, in aggregate, at least 1,500,000 shares to Purchaser in the Tender Offer and will vote, in the aggregate, 2,500,000 shares in favor of Proposals 1, 2, 3 and 4. The 2,500,000 common shares subject to these voting obligations represent, as of March 29, 2001, approximately 29.8% of the shares of Katy capital stock entitled to vote at the Annual Meeting. The Voting Agreement is included as Annex C to this Proxy Statement.

     On the record date for the Annual Meeting, April 23, 2001, ___________ shares of Katy's common stock, $1.00 par value per share, were issued and outstanding. In addition, a "quorum" must be present at the Annual Meeting.
Each share of common stock is entitled to one vote. A quorum will be present if a majority of the outstanding shares of common stock are represented at the Annual Meeting, either in person (by the stockholders) or by proxy. If there is no quorum, a vote cannot occur.

     In deciding whether there is a quorum, abstentions and "broker non-votes" will be counted as shares that are represented at the Annual Meeting. (A broker non-vote can occur if you hold your shares with a broker and are asked to instruct your broker how to vote your shares. If you do not tell your broker how to vote, your broker will not be able to vote for or against the proposal. If your broker returns a proxy card for your shares without any voting instructions, your shares will be counted as "broker non-vote" shares.) In deciding whether Proposal 1 or Proposal 5 has been approved, abstentions will count as if they were votes against the proposal, but broker non-votes will not count. Since Proposal 2 and Proposal 3 each requires the affirmative vote of the holders of a majority of the voting power of Katy's outstanding capital stock entitled to vote, broker non-votes will count as if they were votes against such proposals. Neither abstentions nor broker non-votes will count in electing directors.

OTHER MATTERS

     Katy's stockholders are not entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, whether or not they vote against the sale of convertible preferred stock to Purchaser.

     Arthur Andersen LLP is Katy's independent accountant. Representatives of Arthur Andersen LLP will attend the Annual Meeting. They will have the opportunity to make a statement if they wish, and to respond to appropriate questions.

               PROPOSAL 1 - SALE OF CONVERTIBLE PREFERRED STOCK

INTRODUCTION

     Katy is asking you to approve a sale of 400,000 shares of convertible preferred stock to KKTY Holding Company, L.L.C. ("Purchaser"), an affiliate of an investment fund managed by Kohlberg, for a price of $100 per share. Katy is also asking you to approve at this time the issuance of shares of common stock to the holder of the convertible preferred stock upon conversion of the convertible preferred stock in accordance with the terms of the convertible preferred stock. On March 29, 2001, Purchaser and Katy signed a Preferred Stock Purchase and Recapitalization Agreement (the "Purchase Agreement") that sets out the terms of the proposed sale of convertible preferred stock. The Purchase Agreement is included as Annex B to this Proxy Statement. You should read the entire Purchase Agreement including the Annexes and Exhibits included with the Purchase Agreement.

     Purchaser's purchase of the convertible preferred stock is part of a series of transactions. Concurrently with Katy mailing this Proxy Statement, Purchaser will offer to purchase from Katy stockholders 2,500,000 shares of Katy's common stock, at a price of $8.00 per share, in a tender offer (the "Tender Offer") provided that, among other things, at least 2,000,000 shares of Katy's common stock are tendered. On the closing of the Tender Offer and assuming stockholder approval, Katy will sell 400,000 shares of Katy's convertible preferred stock, $100 par value per share, to Purchaser for a price of $100 per share, on the terms and subject to the conditions in the Purchase Agreement. (We will sometimes refer to the sale of the convertible preferred stock to Purchaser as the "Preferred Stock Purchase.")

     As part of the series of transactions, Purchaser has obtained a commitment letter from Bankers Trust Company to provide up to $150 million of senior secured term and revolving loans to Katy, which will replace Katy's existing bank loans. In addition, the completion of the sale of Hamilton Metals, L.P. ("Hamilton") for cash proceeds, net of liabilities retained by Katy, of $20,000,000 is a condition to Purchaser's obligation to consummate the Preferred Stock Purchase and the Tender Offer. Katy has entered into a non-binding letter of intent with a potential buyer for a sale of substantially all of the assets of Hamilton on terms that Katy believes will satisfy this condition.

     Katy engaged Bear Stearns to provide a fairness opinion in connection with the transactions with Kohlberg. On March 29, 2001, Bear Stearns delivered an opinion to the Board of Directors that, as of the date of such opinion, the Preferred Stock Purchase and the Tender Offer, taken as a whole, were fair, from a financial point of view, to Katy's stockholders. Bear Stearns' written opinion is included as Annex A to this Proxy Statement. The opinion sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion. The opinion of Bear Stearns does not constitute a recommendation as to how any holder of Katy stock should vote with respect to any matter described herein. You should read the entire opinion carefully. Additional information about the opinion can be found at pages ____.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are present in person or by proxy is required to approve Proposal 1. Approval of Proposal 1 is contingent on approval of Proposal 2 and Proposal 3.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MATTERS SET FORTH IN PROPOSAL 1 AND BELIEVES THAT THEY ARE FAIR TO AND IN THE BEST INTERESTS OF KATY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL 1.

THE TRANSACTION

     Subject to the conditions in the Purchase Agreement, Katy has agreed to issue and sell, and Purchaser has agreed to buy, 400,000 shares of newly-issued convertible preferred stock, $100 par value per share, for a price of $100 per share. The gross proceeds from the sale will be $40 million. 400,000 shares of convertible preferred stock would be convertible into 5,000,000 shares of common stock at an exchange ratio of 12.5 shares of common stock per share of convertible preferred stock.

INFORMATION ABOUT THE PURCHASE AGREEMENT

     The important terms of the Purchase Agreement are described below. The Purchase Agreement is included as Annex B to this Proxy Statement. You should read the entire Purchase Agreement including the Annexes and Exhibits included with the Purchase Agreement.

The Tender Offer

     Concurrently with the mailing of this Proxy Statement, Purchaser will offer to purchase from Katy stockholders 2,500,000 shares of Katy's common stock, at a price of $8.00 per share.

     The Tender Offer will initially be open for 20 business days after its commencement date, or until May __, 2001, if such date is later. Purchaser can extend the Tender Offer for up to an additional 20 business days (but not past June 30, 2001). Purchaser must so extend the Tender Offer if Katy requests this, provided the conditions to Purchaser's obligations to close the purchase of shares pursuant to the Tender Offer are satisfied (with some exceptions, including the condition that stockholders have tendered at least 2,000,000 shares of common stock).

     Purchaser's obligation to accept for payment and to pay for shares of common stock validly tendered into the Tender Offer is subject to various conditions in the Purchase Agreement. In any event, Purchaser cannot purchase more than 29.9% of Katy's outstanding common stock. Therefore, if stockholders tender more than 2,500,000 shares of common stock, Purchaser will buy shares from them pro rata up to the 2,500,000 maximum.

The Preferred Stock Issuance

     Subject to the conditions in the Purchase Agreement, Katy has agreed to issue and sell, and Purchaser has agreed to buy, 400,000 shares of newly-issued convertible preferred stock, $100 par value per share, for a price of $100 per share. 400,000 shares of convertible preferred stock would be convertible into 5,000,000 shares of common stock at an exchange ratio of 12.5 shares of common stock per share of convertible preferred stock (which, based on the $100 purchase price for a share of convertible preferred stock, is the equivalent of $8.00 per share of common stock).

     The terms and conditions of the convertible preferred stock are set out below in the section entitled "Terms of the Convertible Preferred Stock."

Corporate Governance

     Under the Purchase Agreement, Purchaser has the right to nominate five directors for election at the Annual Meeting, subject to election by the holders of common stock present in person or by proxy and voting at the Annual Meeting. The Purchaser's designees have been unanimously approved by the members of the Board currently in office (other than Mr. Andrews, who removed himself from consideration of matters relating to the proposed transaction because of his affiliation with Kohlberg). At any subsequent annual or special meeting of the stockholders of Katy at which an election for members of Katy's Board is held, Purchaser has the right, for so long as it retains any shares of convertible preferred stock, to nominate a number of nominees such that, after the election, the Purchaser's designees constitute a simple majority of the members of Katy's Board, subject to election by vote of the holders of the common shares.

     If stockholders approve Proposal 1, Proposal 2 and Proposal 3, the directors elected at the 2001 annual meeting of stockholders will be classified into two classes as follows:

     _ One class will comprise three current directors who will continue in office (Robert M. Baratta, Daniel B. Carroll and Wallace E. Carroll, Jr.) plus C. Michael Jacobi, the proposed Chief Executive Officer nominated by Purchaser. This class will initially be elected for a one year term expiring at the annual meeting of stockholders to be held in 2002.

     _ The second class will comprise the five Purchaser designees, one of whom is William F. Andrews, a current director. This class will initially be elected for a two year term expiring at the annual meeting of stockholders to be held in 2003.

     Beginning with the election of directors to be held at the year 2002 annual meeting, each class of directors would be elected for a two-year term.

     Purchaser has agreed that it will not sell more than 20% of the Katy common stock (on a fully diluted basis, including the shares of common stock issuable upon the conversion of convertible preferred stock) in any transaction or series of related transactions, unless all holders of Katy common stock except Purchaser and its affiliates (the "Other Holders") have the right to participate in such sale for the same consideration per share of common stock (or common share equivalent) on a pro rata basis. In connection with any merger, consolidation or other business combination involving Katy in which Katy is not the surviving corporation, the Other Holders shall receive the same consideration per share of common stock (or common share equivalent) as Purchaser receives.

     All fees paid by Katy to Purchaser (or its affiliates) and any transactions between Katy and Purchaser (or its affiliates) shall be subject to approval of the members of Katy's Board who are not designees of Purchaser or otherwise affiliated with Purchaser (the "Other Directors").

     The above governance provisions will be reflected in Katy's by-laws, effective on the closing. Any amendment to Katy's by-laws modifying the terms described above will be subject to approval by a majority of the Other Directors and by a majority of the Other Holders.

Conditions to Accepting Shares Tendered into the Tender Offer and Purchasing the Preferred Stock

     Both Purchaser's and Katy's obligations to close the transactions are subject to certain conditions including the absence of a law or judgment that would prevent the transactions from closing and receipt of necessary approvals. A party need not close if the other party has materially breached its representations or warranties, or failed to comply with its obligations, under the Purchase Agreement.

     Also, Purchaser need not buy shares of common stock tendered into the Tender Offer nor the convertible preferred stock to be issued by Katy unless certain other conditions in the Purchase Agreement are satisfied. These include:

     - there being validly tendered and not withdrawn prior to the expiration of the Tender Offer at least 2,000,000 shares of Katy's common stock;

     - the shares of common stock tendered in the Tender Offer, together with the shares of common stock into which Purchaser's convertible preferred stock is convertible, represent a majority of Katy's common stock issuable and outstanding, calculated on a fully diluted basis (excluding outstanding options);

     - the shares of common stock tendered in the Tender Offer, after proration, if any, represent less than 30% of the combined voting power of the outstanding securities of Katy on the date the purchase of tendered shares closes;

     - there being no change in the financial condition, businesses, operations, properties, results of operations, assets or prospects of Katy and its subsidiaries that has a material adverse effect on Katy and its subsidiaries;

     - absence of a material adverse change after the commencement of the Tender Offer in financial or credit agreement syndication markets that results in Katy not obtaining funding under the Bankers Trust Company loan commitment letter;

     - the stockholders have elected the Purchaser's designees, amended Katy's Restated Certificate of Incorporation to authorize the issue of convertible preferred stock and to adopt a classified Board of Directors, and authorized the sale of the convertible preferred stock to Purchaser;

     - Katy's board of directors has not withdrawn or materially modified its recommendation of the transactions or approved a competing transaction;

     - Katy has obtained an unqualified audit opinion on its financial statements for the year ended December 31, 2000;

     - Katy has consummated the sale of its subsidiary Hamilton for gross proceeds in cash, net of liabilities retained by Katy, of at least $20,000,000;

     - no person or group has, after the date of the Purchase Agreement, acquired beneficial ownership of more than 20% of Katy's common stock;

     - there shall not have occurred in the United States, a general suspension of trading in securities markets, a banking moratorium or suspension of payments by banks, a limitation by a governmental authority on the extension of credit by banks or other financial institutions, or a declaration of war or commencement of hostilities;

     -    Bear Stearns has not withdrawn its fairness opinion;

     - Katy has entered into definitive documentation for the credit facilities to be established under the terms and conditions of the proposed refinancing with Bankers Trust Company in a term sheet signed by Bankers Trust Company and Purchaser (including any modification of the refinancing terms approved by Purchaser); and

     - certain stockholders of Katy have entered into a stock voting agreement with respect to electing Purchaser designees as directors at stockholder meetings after the 2001 annual stockholder meeting.

No Solicitation

     Katy has agreed that, prior to closing, it will not solicit, initiate or encourage inquiries or proposals, or participate in discussions or negotiations, about competing transactions meeting certain criteria. However, Katy can give information to, or enter into discussions or negotiations with, anyone making an unsolicited enquiry and who gives Katy a written proposal if a majority of Katy's directors determines that doing so would be reasonably likely to result in a written proposal to acquire more than 50% of Katy's outstanding equity securities that Katy's Board of Directors determines in good faith (after consultation with an independent, nationally recognized investment bank) to be superior to Katy's stockholders from a financial point of view compared to Purchaser's proposal, and that failure to do so would not be consistent with the directors' fiduciary duties.

     Katy's Board of Directors cannot withdraw its approval or recommendation of the transactions, approve or recommend certain types of competing transactions or cause Katy to enter into a letter of intent or acquisition agreement for such competing transactions except to comply with securities laws or stock exchange requirements or if the board determines that not doing so would be inconsistent with the directors' fiduciary duties.

Termination

     Katy and Purchaser can terminate the Purchase Agreement at any time by mutual agreement. Either party can terminate the Purchase Agreement if:

     - the transactions have not closed by June 30, 2001 (unless this is due to that party's breach);

     -    a law or judgment prevents the transactions; or

     - the other party materially breaches its representations or does not perform its covenants under the Purchase Agreement (and does not or cannot remedy its breach).

     Purchaser can terminate the Purchase Agreement if stockholders do not tender at least 2,000,000 shares of common stock into the Tender Offer or if any of the other conditions to purchasing shares tendered into the Tender Offer and purchasing the convertible preferred stock are not satisfied.

     Katy can terminate the Purchase Agreement, in furtherance of its directors' fiduciary duties, to enter into an agreement with a third party relating to a superior proposal to acquire more than 50% of Katy's outstanding equity securities. Katy must have given Purchaser three business days' notice of the competing proposal and negotiate with Purchaser during those three business days if Purchaser wishes to do so.

Termination Fees

     Katy must reimburse Purchaser for its documented expenses, up to $1,000,000, if the Purchase Agreement is terminated because:

     -    the transactions have not closed by June 30, 2001;

     -    a law or judgment prevents the transactions;

     - the stockholders do not tender at least 2,000,000 shares of common stock into the Tender Offer;

     - any of the other conditions to Purchaser closing the transactions are not satisfied;

     - Katy has materially breached its representations or not performed its covenants under the Purchase Agreement (and did not or could not remedy its breach); or

     - in furtherance of the directors' fiduciary duties, Katy wishes to enter into an agreement with a third party relating to a superior proposal for a third person to acquire more than 50% of Katy's outstanding equity securities.

     Also, Katy must pay Purchaser a fee of $2 million if:

     - another person proposes to Katy or its stockholders, or publicly proposes, a competing transaction under which that person would buy a business constituting at least 40% of Katy's consolidated net revenues, net income or assets, buy at least 40% of Katy's common stock or enter into a merger, recapitalization or similar transaction involving Katy;

     -    the Purchase Agreement is terminated after that because:

          . the stockholders do not tender at least 2,000,000 shares of common stock into the Tender Offer;

          . any of the other conditions to Purchaser completing the transactions are not satisfied (except for a law or judgment preventing the transactions; an adverse change in the financing or credit agreement syndication markets that results in Katy not obtaining financing; a general suspension of trading in securities markets (or various other disruptions to financial markets); or merely that the Purchase Agreement has been terminated);

          . Katy has materially breached its representations or not performed its covenants under the Purchase Agreement (and did not or could not remedy its breach); or

          . in furtherance of the directors' fiduciary duties, Katy wishes to enter into an agreement with a third party relating to a superior proposal for a third person to acquire more than 50% of Katy's outstanding equity securities.

     - Katy enters into the competing transaction within 12 months of the termination of the Purchase Agreement, and closes that competing transaction within 18 months of the Purchase Agreement terminating.

Transaction and Monitoring Fee

     Katy's Board of Directors has approved Katy paying a transaction fee of $3 million to Kohlberg if the transactions with Kohlberg are completed. Therefore, if the stockholders pass Proposals 1, 2, 3 and 4 and the transactions are completed, Katy will pay Kohlberg this $3 million fee.

     Kohlberg has informed Katy that Kohlberg intends to propose an annual monitoring fee of $500,000 for investment banking and advisory services on an ongoing basis and in lieu of director fees for the Kohlberg designees.

VOTING AGREEMENT

     Purchaser and certain members of the Wallace E. Carroll, Jr. family, trusts for the benefit of family members, and entities associated with the Carroll family (the "Agreement Shareholders") have entered into a Stock Voting and Tender Agreement ("Voting Agreement") under which the Agreement Shareholders have agreed to vote 2,500,000 shares, in the aggregate, in favor of, among other things: the election of the directors nominated by Katy's Board of Directors; the authorization and adoption of amendments to Katy's Amended Certificate of Incorporation authorizing 600,000 shares of convertible preferred stock and authorizing the classification of the Board of Directors into two classes with staggered terms; the issuance of convertible preferred stock; and the issuance of shares of common stock on the conversion of the convertible preferred stock. Agreement Shareholders have also agreed to vote 2,500,000 shares, in the aggregate, against any actions intended, or that could reasonably be expected, to impede or delay the transactions.

     The Agreement Shareholders also agree to tender into the Tender Offer, in aggregate, not less than 1,500,000 shares of common stock.

     The Agreement Shareholders have agreed that, before the closing of the transactions, they will not solicit, initiate or encourage inquiries or proposals, or participate in discussions or negotiations, about competing transactions meeting certain criteria (although an Agreement Shareholder can, in his or her capacity as a Katy director or officer, take any action permitted under the Purchase Agreement).

     The 2,500,000 shares subject to being voted in accordance with the Voting Agreement represent approximately 29.8% of Katy's common stock as of March 29, 2001.

     A copy of the Voting Agreement is attached as Annex C to this Proxy Statement. You should read the entire Voting Agreement.

TERMS OF THE CONVERTIBLE PREFERRED STOCK

     The complete text of the proposed amendment to Keystone's Restated Certificate of Incorporation, which establishes the convertible preferred stock, is included in this Proxy Statement as Annex D. You should read Annex D in its entirety.

     The certificate of amendment establishing the convertible preferred stock authorizes 600,000 shares of convertible preferred stock, par value $100 per share. The convertible preferred stock will rank senior (with respect to liquidation payments) to the common stock and any future preferred stock of Katy.

Conversion Rights

     Each share of convertible preferred stock is convertible, at the holder's option, into 12.5 shares of common stock at any time after the earliest of:

     -    the fifth anniversary of the closing of the transactions;

     - Katy's Board of Directors approving a merger, consolidation or other business combination involving Katy (except where Katy is the surviving entity and there is no change in control of Katy), or a sale or other disposition of all or substantially all of Katy's assets;

     -    steps being taken to liquidate, dissolve or wind up Katy; and

     - a solicitation of proxies, for a stockholder meeting or stockholder consent, in respect of the election of directors, against the election of a person nominated by the holders of the convertible preferred stock or for the removal of any person nominated by the holders of the convertible preferred stock for election as a director.

Registration Rights

     In most cases where Katy registers shares of common stock under a registration statement, holders of convertible preferred stock will have "piggy back" rights to include in that registration their shares of common stock issued on conversion of convertible preferred stock. Holders of shares of common stock issued upon conversion of convertible preferred stock can also require Katy to file a registration statement on up to three occasions.

Liquidation Preference

     On liquidation, holders of convertible preferred stock are entitled to be paid the par value ($100) for each share of convertible preferred stock before holders of common stock receive a distribution.

Redemption

     Shares of convertible preferred stock are redeemable in whole, at Katy's option, after the 20th anniversary of the closing date of the transactions, at the par value of $100 per share.

No Dividends

     Convertible preferred stock carry no rights to dividends.

No Voting Rights

     Holders of convertible preferred stock do not have the right to vote on any matter to be voted on by stockholders or classes of stockholders, except where this is required by law.

No Preemptive Rights

     Holders of convertible preferred stock have no preemptive rights with respect to any shares of Katy's capital stock.

Special Rights

     Katy must obtain the approval of the holders of at least a majority of the then outstanding shares of convertible preferred stock before undertaking certain actions including:

     - authorizing or issuing equity securities with equal or superior rights to the convertible preferred stock on liquidation, dissolution or winding up;

     - amending Katy's Amended Certificate of Incorporation or by-laws in any way or entering into a merger, consolidation, reorganization, recapitalization or sale of all or substantially all of its assets, in any case which adversely affects the rights of holders of convertible preferred stock; and

     - engaging in a transaction impairing the rights of holders of convertible preferred stock.

USE OF PROCEEDS

     Purchaser will acquire 400,000 shares of convertible preferred stock at a price of $100 per share. The gross proceeds from the sale will be $40 million. Katy will use these funds, together with the proceeds of the new secured loan facility and the net proceeds of the sale of Hamilton, to refinance its existing bank debt, to partially redeem a third party's preferred interest in a Katy subsidiary and to pay approximately $8,000,000 towards the transaction costs of the transactions with Kohlberg. The costs of the transactions with Kohlberg include expenses such as financing fees (in connection with the refinancing), professional fees, printing costs and the transaction fee payable to Kohlberg.

INFORMATION ABOUT THE RELATED TRANSACTIONS

The Tender Offer

     Purchaser has agreed that, concurrently with the mailing of this Proxy Statement, Purchaser will distribute to stockholders a Tender Offer Statement on Schedule TO ("Tender Offer Statement"). Concurrently, Katy will distribute to stockholders a Solicitation/Recommendation Statement on Schedule 14D-9 ("Solicitation/Recommendation Statement"). The Tender Offer Statement and Solicitation/Recommendation Statement contain additional information about the Tender Offer. The section of this Proxy Statement titled "Where to Get Additional Information" explains how to get copies of the Tender Offer Statement and the Solicitation/Recommendation Statement.

     In the Tender Offer, Purchaser will offer to purchase 2,500,000 shares of common stock at a price of $8.00 per share. Purchaser has agreed to commence the Tender Offer concurrently with the mailing of this Proxy Statement and that the Tender Offer will expire on the 20th business day after the Tender Offer is commenced or, if later, on May __, 2001, unless Purchaser extends the expiration date (but in no event past June 30, 2001). The Purchaser will be required to extend the expiration date, at the request of Katy, if the conditions (other than the minimum condition and specified other conditions) have been satisfied.

     The Board approved the Tender Offer to give stockholders the opportunity to receive cash for a portion of their investment in Katy. The Tender Offer price of $8.00 per share represented a substantial premium over the trading price of Katy common stock immediately before the announcement of the Preferred Stock Purchase and Tender Offer.

     Purchaser will not be required to purchase shares of common stock in the Tender Offer unless the following conditions, and other customary conditions, are satisfied:

     - there being validly tendered and not withdrawn prior to the expiration of the Tender Offer at least 2,000,000 shares of Katy's common stock;

     - the shares of common stock tendered into the Tender Offer, together with the shares of common stock into which Purchaser's convertible preferred stock is convertible, represent a majority of Katy's common stock issuable and outstanding, calculated on a fully diluted basis (excluding outstanding options);

     - the shares of common stock tendered in the Tender Offer, after proration, if any, represent less than 30% of the combined voting power of the outstanding securities of Katy on the date the purchase of tendered shares closes;

     - there being no change in the financial condition, businesses, operations, properties, results of operations, assets or prospects of Katy and its subsidiaries that has a material adverse effect on Katy and its subsidiaries;

     - absence of a material adverse change in financial or credit agreement syndication markets after the commencement of the Tender Offer that results in Katy not obtaining funding under the Bankers Trust Company loan commitment letter;

     - the stockholders have elected the Purchaser's designees, amended Katy's Restated Certificate of Incorporation to authorize the issue of convertible preferred stock and to adopt a classified Board of Directors, and authorized the issuance of the convertible preferred stock to Purchaser;

     - Katy's Board of Directors has not withdrawn or materially modified its recommendation of the transactions or approved a competing transaction;

     - Katy has obtained an unqualified audit opinion with respect to its financial statements for the year ended December 31, 2000;

     - Katy has consummated the sale of its subsidiary Hamilton for gross proceeds in cash, net of liabilities retained by Katy, of at least $20,000,000;

     - no person or group has, after the date of the Purchase Agreement, acquired beneficial ownership of more than 20% of Katy's common stock;

     - there shall not have occurred in the United States, a general suspension of trading in securities markets, a banking moratorium or suspension of payments by banks, a limitation by a governmental authority on the extension of credit by banks or other financial institutions, or a declaration of war or commencement of hostilities;

     -    Bear Stearns has not withdrawn its fairness opinion;

     - Katy has entered into definitive documentation for the credit facilities to be established under the terms and conditions of the proposed refinancing with Bankers Trust Company in a term sheet signed by Bankers Trust

          Company and Purchaser (including any modification of the refinancing terms approved by Purchaser); and

     - certain stockholders of Katy have entered into a stock voting agreement with respect to electing Purchaser designees as directors at stockholder meetings after the 2001 annual stockholder meeting.

Bankers Trust Credit Facility

     Bankers Trust Company has entered into a commitment letter with Purchaser to provide Katy with up to $150,000,000 of senior secured term and revolving loan facilities, consisting of a term loan of up to $40,000,000 and a revolving loan of up to $110,000,000 upon consummation of the Preferred Stock Purchase and the Tender Offer. The commitment letter provides that Bankers Trust Company may change the terms and conditions, pricing and structure of the facility if it is advisable to ensure successful syndication of the facilities, provided that the total amount of the facilities remains unchanged.

     The term loan is proposed to have a final maturity of five years, with mandatory amortization quarterly in annual amounts totaling $8,000,000. The revolving credit facility would mature in five years. Both facilities would be secured by a grant of security interests in all of the assets of Katy and its subsidiaries, including a pledge of inter-company notes and subsidiary stock (66% in the case of foreign subsidiaries) and by a pledge of all the stock of Katy owned by Purchaser. The loans would bear interest at rates equal to the base rate plus 1.5% or the Euro-Dollar rate plus 2.5% per annum, or at the base rate plus 3.5% in the event of a default. Loans under the revolving credit facility would be subject to a maximum availability determined by reference to a borrowing base consisting of 65% of eligible inventory, not to exceed $75,000,000, and 85% of eligible accounts receivable. Availability of loans under the term loan would be subject to a maximum availability determined by reference to a borrowing base equal to 90% of orderly liquidation value of eligible machinery and equipment plus 60% of appraised fair market value of eligible real property. The facilities would be subject to mandatory prepayment and reduction of commitments equal to 100% of the net proceeds from asset sales, and net proceeds of equity offerings and certain debt issuances and 75% of excess annual cash flow. The facilities would be made under loan agreements containing customary representations and warranties, covenants and events of default, to be negotiated.

     Bankers Trust Company's obligations to fund the commitment is subject to a number of conditions, including, without limitation, negotiation of definitive documentation satisfactory to Bankers Trust, the consummation of the Preferred Stock Purchase and the Tender Offer on terms satisfactory to Bankers Trust, receipt of financial statements and projections substantially consistent with projected financial results for subsequent periods, no material adverse change in Katy having occurred since December 31, 1999, no material disruption of the syndication markets for credit facilities and no material adverse change in the financial, banking or capital markets having occurred, in either case that would have an adverse effect on such syndication market, as determined by Bankers Trust Company in its sole discretion.

     Bankers Trust Company would receive a financing fee of $3,750,000 for providing the facilities and certain other fees for administering the facilities and providing letters of credit under it. The commitment expires on June 30, 2001 unless the transactions are consummated by June 30, 2001.

Partial Redemption of Preferred Interest in Contico International

     Katy and its subsidiary Contico International, L.L.C. have entered into an agreement with Newcastle Industries, Inc for Contico to repurchase 165 of Newcastle's 329 preferred units in Contico for a total of $9.9 million, plus the accrued and unpaid priority return and profit participation on those units, if the transactions with Purchaser close. Newcastle has agreed that the transactions with Purchaser do not trigger Newcastle's put option (that is, Newcastle's right to require Katy to buy its preferred units) under the Members Agreement exercisable on a change of control.

     Katy and Newcastle have also agreed to amendments to Contico's Limited Liability Company Agreement and the Members Agreement to take effect subject to the transactions with Purchaser closing. These include:

     - Newcastle can exercise its put option during the period beginning on the earlier of the fifth anniversary of the closing of the transactions with Purchaser and the date Katy repays all outstanding indebtedness for borrowed money Katy incurs in connection with those transactions;

     - Newcastle has a new put option exercisable if Katy redeems or repurchases preferred stock (or any securities into which it is convertible) or declares a dividend or makes another distribution in respect of its capital stock;

     - Katy can require holders of preferred units to sell to Katy all or some of their units (although Katy must buy at least 82 units when it exercises this right);

     - on the exercise of a put option, Katy must pay Newcastle in cash, rather than in Katy stock; and

     - Contico is to keep available adequate reserves with respect to working capital, taxes, future capital expenditures and mandatory distributions.

BACKGROUND OF THE TRANSACTION

     In September 2000, Katy recognized that it would fall out of compliance with certain financial ratio covenants under its existing bank credit agreement and commenced negotiations with its bank group with respect to a waiver. On September 28, 2000, the bank group agreed to waive the covenant defaults through October 27, 2000, to provide time to arrive at an amendment to the credit agreement satisfactory to Katy and the bank group. Underlying the waiver and the proposed amendment was an understanding that Katy would consider strategic alternatives, including the potential sale of Katy or one or more of its material subsidiaries. Unless the banks' waiver was extended beyond October 27, 2000, Katy would have been in default under the credit agreement, and the banks could have accelerated the debt and demanded immediate payment from Katy.

     In early October 2000, the Board of Directors retained Debevoise & Plimpton, as legal counsel, to assist in negotiations with Katy's lenders and with the consideration and negotiation of strategic alternatives.

     On October 3, 2000, the Board of Directors determined that Katy should begin exploring possible strategic alternatives, including alternatives to remaining an independent company. The Board of Directors authorized senior management of Katy to contact potential strategic and financial partners and to provide confidential Katy information to such persons. In addition, the Board of Directors requested senior management of Katy to continue to analyze Katy's financial position in order to determine whether a stand-alone alternative, with or without the sale of subsidiaries of Katy, was feasible in the context of the financial covenants in the existing credit agreement.

     After the October 3 Board of Directors meeting, management of Katy completed preparation of an information package (the "Information Package") concerning Katy which contained historical financial information, segment information, the information memorandum sent to the Katy's bank group in connection with the proposed amendment to the credit agreement and certain forecasts.

     In early October 2000, Katy contacted a number of potential strategic and financial partners inquiring as to their interest in acquiring Katy. Kohlberg was introduced to Katy by William F. Andrews, a director of Katy, who at that time informed Katy that he was a principal of Kohlberg and received a consulting fee from that company and also served as a director of several companies affiliated with Kohlberg. The Information Package was transmitted to those parties that expressed preliminary interest in Katy, once such parties executed confidentiality agreements with Katy. In total, management contacted 16 potential buyers, including 11 strategic buyers - that is, companies engaged in similar businesses - and 5 financial buyers. Of the parties contacted, 5 strategic buyers and 3 financial buyers expressed preliminary interest and executed confidentiality agreements. These interested recipients included Kohlberg, which signed a confidentiality agreement on October 11, 2000.

     On or about October 12, 2000, representatives of Kohlberg met with John R. Prann, Jr., then the Chief Executive Officer and a director of Katy, and with other representatives of senior management at Katy's head office at Englewood, Colorado.

     At a meeting of the Board of Directors on October 13, Mr. Prann reported that Kohlberg was interested in acquiring Katy in a transaction in which trusts associated with members of the Carroll family would exchange a portion of their shareholdings in Katy for shares of an affiliate that would acquire the publicly held common shares at a price of $14.50.

     In the second half of October, Kohlberg and two of its prospective financing sources met with representatives of Katy for additional business due diligence discussions.

     In late October, of the potential purchasers that had initially expressed interest, only two potential strategic buyers, Public Company 1 and Public Company 2, remained interested in considering a transaction to purchase all or part of Katy.

     After negotiations throughout October with Katy's existing lenders on an amendment to the existing credit agreement, on October 27, 2000, an amendment to the credit agreement was signed. As a part of the amendment, compliance with certain covenants required by the credit agreement was waived as of September 30, 2000, and new ratio levels for certain covenants were established for measurement at December 31, 2000. Also as part of the amendment, Katy agreed to grant the lenders under the credit agreement a security interest in all of Katy's and its subsidiaries' material assets on March 31, 2001, if certain events did not occur before February 28, 2001. Under the terms of the amendment, a security interest was not required if (1) on or before February 28, 2001, a letter of intent (satisfactory to the bank group) existed for the sale of (i) Katy as a whole or (ii) one or more of its material subsidiaries if (in the case of clause (ii)) Katy demonstrates that following such sale Katy would be in compliance with a specified leverage ratio, or (2) Katy was in compliance with certain covenants at pre-amendment ratio levels.

     Based on publicly available information and additional information about Katy that Kohlberg received from Katy, on October 26, 2000, including Katy's estimates for earnings before interest, taxes, depreciation and amortization ("EBITDA") for the fourth quarter and the full year 2000, Kohlberg submitted a draft preliminary indication of interest to acquire Katy for a purchase price of up to $14.50 per Share in cash. At the request of Katy, Kohlberg submitted a revised preliminary indication of interest on October 27, 2000, to provide for a firm purchase price of $14.50 per Share in cash. This signed indication of interest was accompanied by a letter from one of Kohlberg's prospective financing sources indicating that it was confident that it could arrange the financing needed to complete the transaction. The Kohlberg proposal contemplated the entry into a letter of intent with an exclusivity period and an expense reimbursement, together with, in the event that negotiations with certain strategic partners are exempted from the exclusivity covenant, a termination fee.

     The Board of Directors considered the Kohlberg draft letter of intent with respect to its proposal at a meeting on October 27, 2000. The proposal was for the acquisition of all of Katy's outstanding shares. Part of the outstanding shares owned by the Carroll trusts would be exchanged for shares of a Kohlberg affiliate, which would acquire the balance of the outstanding shares for cash at the price of $14.50 per share. Also at this meeting, the Board of Directors authorized the retention of Bear Stearns to render a fairness opinion with respect to a transaction with Kohlberg if requested to do so.

     On October 31, 2000, the Board of Directors met with representatives of Bear Stearns and Debevoise & Plimpton to consider the expressions of interest that had been received, to be updated on discussions with the other potential buyers still involved in the process and to consider the steps to be taken. At the start of the meeting, Mr. Christopher Lacovara, a principal of Kohlberg, was present and discussed and answered questions regarding Kohlberg's expression of interest. At the October 31, 2000 meeting, William Andrews, one of the directors, reminded the Board of Directors that he was a principal of Kohlberg, was a director of several of their portfolio companies, had assisted them in making a number of acquisitions and received a retainer for his services. In light of Kohlberg's interest in sponsoring an acquisition of Katy, Mr. Andrews excused himself from the meeting and stated that he would not participate in future board meetings as long as a possible transaction with Kohlberg was under consideration.

     At the October 31 meeting, after Mr. Andrews excused himself, the Board of Directors also reviewed other alternatives. While Public Company 1 had signed a confidentiality agreement, it had not submitted an expression of interest. One financial sponsor ("Financial Sponsor 1") which had done only limited due diligence had submitted an expression of interest for an acquisition at a broad indicated price range ($12 to $15.50 per share), in a transaction in which the Carroll trusts and management would have the option of retaining a meaningful equity interest in Katy. The expression of interest was unaccompanied by expressions of interest from financing sources and contemplated a period of exclusivity and a break-up fee.

     On November 2, 2000, Kohlberg delivered a draft letter of intent to Katy, which included a purchase price of $14.50 per Share. Representatives of Katy and of Kohlberg negotiated the terms of the draft Letter of Intent between November 2 and November 6, 2000.

     On November 6, 2000, representatives of the Financial Sponsor 1, having been informed earlier of the state of negotiations with Kohlberg, had indicated that the timeline for a transaction was too rapid for it and that it had decided not to proceed at that time.

     On November 6, 2000, the Board of Directors was advised of the decision of Financial Sponsor 1 not to proceed and that Public Company 1 had decided not to make a proposal at that time. Public Company 2 had scheduled some due diligence discussions with Katy. Another potential strategic buyer was interested only in Katy's abrasives businesses. After review of the improvements in the letter of intent since the initial draft received from Kohlberg, the Board of Directors (without the participation of Arthur Miller, a trustee of the Carroll family trusts, or of Wallace Carroll or Amelia Carroll) authorized the execution of the letter of intent (the "First Letter of Intent"), which was executed that day.

     The First Letter of Intent provided for an acquisition of all of Katy's common stock. The Carroll family trusts would be permitted to exchange all or part of their shares of Katy common stock for shares of a newly formed Kohlberg affiliate, which would acquire the other shares of common stock at a purchase price of $14.50 per Share in cash. The First Letter of Intent contemplated a 30 day period during which Kohlberg would complete its due diligence and financing arrangements. The First Letter of Intent provided for a 45 day exclusive negotiation period with Kohlberg, but specifically exempted ongoing discussions between Katy and two named strategic buyers and also permitted discussions with unsolicited other bidders if the Board of Directors determined, after consultation with its legal and financial advisors, that failure to participate in such discussions would be inconsistent with the directors' fiduciary duties. The First Letter of Intent provided for an expense reimbursement not to exceed $250,000 and a termination fee of $1.5 million upon the consummation of a competing transaction, if during the term of the First Letter of Intent Katy did not enter into a definitive agreement despite Kohlberg's willingness to do so at the price and substantially on the terms contained in the First Letter of Intent.

     Also on November 6, 2000, Katy issued a press release announcing that it was exploring its strategic alternatives, including the possible sale of Katy, and that it was in discussions with a potential purchaser relating to a transaction involving the purchase of Katy at a premium to its then current price.

     In mid-November 2000, representatives of Kohlberg and one of its prospective financing sources toured the facilities and met with management of several Katy subsidiaries. During this period, Kohlberg reviewed transaction financing alternatives with five commercial banks and two mezzanine lenders.

     In late November 2000, management of Katy informed Kohlberg that it was revising downward its EBITDA forecast for the fourth quarter and for the year 2000 and provided Kohlberg with its revised forecast.

     Kohlberg thereafter revised its financial analysis based on the new information provided by management. Kohlberg also continued discussions with selected financing institutions to discuss financing for the transaction. During this period, most of the commercial banks and both of the mezzanine lenders declined to participate in the financing. Starting in late 2000, an alternative financing source, an asset-backed lender (Bankers Trust Company), commenced its due diligence efforts.

     Following the completion of this revised analysis, Kohlberg informed Katy that, primarily because of the decline in expected fourth quarter results, it would not be able to complete a transaction at the price outlined in the First Letter of Intent. On November 28, 2000, Kohlberg circulated a proposed amendment to the First Letter of Intent, but without a specified price per Share, for a transaction with Katy. Mr. Lacovara informed Katy that the offer price would likely be between $9 and $10 a share. The Board of Directors on November 30, 2000 decided not to extend the exclusivity period, but to keep working towards a transaction with Kohlberg. The First Letter of Intent was terminated by Katy in early December 2000.

     On December 14, 2000, Mr. Lacovara telephoned Mr. Prann and confirmed that Kohlberg had concluded that Katy's operating results and the results of Kohlberg's review of Katy did not support the valuation provided in the First Letter of Intent. Mr. Lacovara expressed interest in acquiring Katy for a purchase price of $8.25 per Share in cash.

     That day, Mr. Lacovara delivered to Katy a first draft of a merger agreement, and the Board of Directors met with representatives of Debevoise & Plimpton and Bear Stearns. The Board of Directors considered the status of discussions with Kohlberg, and also reviewed Katy's alternatives. There had been discussions with another financial sponsor, which had indicated that because of the current state of the financing markets it would not be able to bid higher than the then trading price for Katy stock (then about $7.63 a share). That financial buyer later decided it did not wish to proceed further. Katy had not heard back from Public Company 2, which had undertaken some preliminary due diligence with Katy after the November 6 meeting. The Board of Directors also considered the alternative of continuing as an independent company. The Board had real questions as to Katy's ability to restructure its debt, and whether, if Katy sold businesses, the earnings of the remaining businesses would be consistent with Katy remaining a public company.

     Because the Kohlberg proposal provided for the possibility of allowing (but not requiring) the Carroll family trusts to exchange their shares of Katy for common stock of a newly formed Kohlberg affiliate that would be the acquisition vehicle, the Board of Directors at the December 14 meeting formed a Special Committee of directors who were not connected with the Carroll family trusts to negotiate with Kohlberg. The members of the Special Committee were Charles W. Sahlman, Jacob Saliba and Daniel B. Carroll. The Special Committee was authorized to consider whether the Kohlberg proposal was in the best interests of Katy stockholders who were not part of the buying group, to negotiate with Kohlberg, and to consider and negotiate any alternatives it believed to be available. It was also authorized to give instructions to Bear Stearns and to Debevoise & Plimpton.

     On December 20, 2000, Kohlberg submitted to Katy a draft of a second letter of intent (the "Second Letter of Intent"), which included a purchase price of $8.25 per Share, a renewed exclusivity period, and provision for expense reimbursement and a termination fee. Kohlberg requested that this Second Letter of Intent be executed prior to the commencement of negotiations on the definitive merger agreement.

     On December 21, 2000, the Special Committee, Bear Stearns and Debevoise & Plimpton discussed with Mr. Lacovara Kohlberg's insistence on the Second Letter of Intent, the various factors considered by Kohlberg in arriving at the price reduction, and the state of Kohlberg's financing negotiations. Mr. Lacovara indicated that Kohlberg had received an oral expression of interest from an asset-based financing source, Bankers Trust Company, in financing the transaction.

     Before the Second Letter of Intent was executed, a member of the Special Committee and subsequently a senior officer of Katy had contacted representatives of

Public Company 1, and had been advised that Public Company 1 might well never submit a proposal and in any event would not consider doing so unless a transaction with another party were to be announced. The Special Committee and the Board of Directors also considered the alternative of Katy continuing on a stand-alone basis, with or without sales of businesses.

     Following further negotiation of terms, and preliminary exchanges of comments on a draft merger agreement provided by Kohlberg's counsel, on January 2, 2001, Kohlberg and Katy signed the Second Letter of Intent. The Second Letter of Intent, as executed, provided for a renewed exclusivity period until the letter was terminated. Either party could terminate the Second Letter of Intent if, among other things, the definitive agreement was not signed by January 15, 2001. The Second Letter of Intent also provided for an expense reimbursement not to exceed $500,000 and, to the extent that Kohlberg was able to sign a definitive merger agreement at $8.25, a termination fee of $1.5 million payable upon the consummation of a competing transaction.

     By letter dated January 8, 2001, Bear Stearns was formally engaged to render an opinion as to the fairness of the proposed transaction.

     After counsel for the Special Committee gave its comments on a revised draft merger agreement, representatives of Debevoise & Plimpton met on January 12, 2001 with Mr. Lacovara and representatives of Hunton & Williams to discuss the outstanding issues associated with the draft merger agreement. At that meeting, the Kohlberg representatives requested a one week extension of the specified dates in the Second Letter of Intent.

     In the evening of January 15, Mr. Lacovara telephoned Mr. Prann and counsel to the Special Committee to inform them that Kohlberg had concerns with the liquidity position of Katy post-closing and that Kohlberg was considering an additional equity investment in the transaction. Mr. Lacovara indicated that the Kohlberg partnership would be meeting on January 17, 2001 to determine whether to contribute an additional $15 million of equity, and that without that contribution, Mr. Lacovara did not feel comfortable that Kohlberg could pursue the transaction.

     Given the uncertainty raised by Mr. Lacovara's update, on January 16, 2001, the Board of Directors determined to postpone a decision on the proposed amendment to the Second Letter of Intent.

     On January 17, 2001, Mr. Lacovara informed Katy that the Kohlberg partners had voted against the proposed additional $15 million equity investment and that, as a result, Kohlberg would be unable to continue working on the transaction unless an alternative solution to the liquidity concern was found. On each of January 18, 2001 and January 19, 2001, the Special Committee and representatives of Debevoise & Plimpton met with Mr. Lacovara to discuss Kohlberg's concerns and to discuss possible solutions, including the possibility of increasing the level of proposed subordinated debt financing, negotiating a deferral of payments, which would be owed upon a change of control, to the holder of preferred units in Contico, and proceeding with sales of subsidiaries of Katy. On January

19, the Special Committee authorized Mr. Prann to proceed with discussions in respect of the proposed sale of Hamilton, and authorized representatives of Kohlberg to contact directly the holder of the Contico preferred units.

     In late January 2001, representatives of the Special Committee and of Kohlberg negotiated the terms of the proposed amendment to the Second Letter of Intent. Changes requested by representatives of the Special Committee included exclusions from the exclusivity covenant for discussions with (i) Public Company 1, (ii) potential purchasers of Contico's retail division, (iii) potential purchasers of Hamilton and (iv) unsolicited bidders.

     In January 2001, Katy began discussion with several potential buyers of Hamilton.

     In the second half of January 2001, Kohlberg representatives, seeking additional post-closing liquidity for Katy, discussed with the holder of the Contico preferred units the possible deferral of amounts otherwise payable to the holder following the closing.

     On January 31, 2001, Kohlberg and Katy executed an amended letter of intent (the "Third Letter of Intent"). The Third Letter of Intent contemplated that the Carroll family trusts would convert 727,273 of their shares for shares of a newly formed Kohlberg affiliate, which would acquire the other shares of Katy common stock at a price of $8.25 per share. The amended letter of intent contained the requested carve-outs on exclusivity during the term of the agreement, and provided for a termination fee of $1.5 million, if Kohlberg was able to sign the merger agreement by February 5, 2001, payable upon the consummation of a competing transaction.

     On February 2, 2001, representatives of Kohlberg met with members of Katy's senior management to provide an overview of the proposed transaction, to review the proposed business plan and to discuss the proposed equity program.

     In mid-February 2001, Mr. Lacovara informed counsel to Katy of additional obstacles to the proposed transaction to acquire Katy, which consisted of the need to obtain an additional $15 million in financing because of the reduction in the amount Kohlberg's proposed asset-based lender (Bankers Trust Company) was prepared to lend based on appraisals of the assets, the poor fourth quarter results, the negative earnings outlook for the first quarter of 2001 and the generally poor economic conditions. Based on these four factors, Kohlberg thought it would be difficult to complete the transaction contemplated by the Third Letter of Intent.

     As a result of the above, Mr. Lacovara proposed as an alternative to the proposed acquisition transaction with Katy ("Plan A"), a recapitalization ("Plan B") under which Kohlberg would buy new equity from Katy with proceeds used to reduce existing debt to a level which could be financed by Bankers Trust Company and would buy a portion of the existing shares. This proposal eventually formed the basis for the Preferred Stock Purchase and Tender Offer.

     On February 17, 2001, Mr. Lacovara sent to Katy Kohlberg's analysis of the components of both Plan A and Plan B. On February 18, 2001, Mr. Lacovara reviewed the terms of each of Plan A and Plan B with the Special Committee, and reported on the status of efforts to find the additional financing for Plan A.

     On February 21, 2001, Kohlberg sent a draft of a revised letter of intent (the "Fourth Letter of Intent") reflecting Kohlberg's Plan B. The Fourth Letter of Intent contained a proposed price of $7.50 per share. On February 24, Katy responded to Kohlberg, indicating that Katy was interested in exploring Plan B as set forth in the Fourth Letter of Intent, but at a higher price, and provided comments on the Fourth Letter of Intent to Kohlberg.

     During February 2001, after the Third Letter of Intent was signed, Katy carried on discussions with Public Company 1 and with a potential strategic buyer of Contico's retail division. In February 2001, Public Company 1 said it was not interested in an acquisition of Katy as a whole, but was interested in Contico. Discussions with both potential buyers broke off by the end of February 2001. While Public Company 1 indicated that it continued to be interested in buying Contico, it concluded that it could not follow through on such a transaction until the second half of 2001. The other company informed Katy that it was not interested in exploring further the possible purchase of part of Contico.

     In the latter half of February, Kohlberg informed Katy representatives that it could not complete Plan A because of the negative EBITDA trends, the expected debt financing shortfall and the possibility that without adequate liquidity coverage lenders might not provide financing at closing.

     On March 2, 2001, after additional negotiation, Kohlberg and Katy executed the Fourth Letter of Intent. The Fourth Letter of Intent, as executed, incorporated many of the changes requested by Katy, including an increase in the purchase price from $7.50 to $8.00 per share. The obligation to enter into a definitive agreement was conditioned on, among other things, the execution of a letter of intent relating to the divestiture of Hamilton and the negotiation of a term sheet for the refinancing of Katy's existing bank loans. The Fourth Letter of Intent provided for expense reimbursement to Kohlberg of up to $750,000. The Fourth Letter of Intent formed the basis for the Purchase Agreement and the Preferred Stock Purchase and Tender Offer.

     On March 2, Katy issued a press release announcing that it was engaged in discussions with a potential purchaser of a substantial equity position in Katy. The press release noted that the discussions contemplated a purchase of a substantial minority stake in Katy. The press release also noted that the discussions referred to in Katy's press release of November 6, 2000 had been suspended by these discussions with the same potential purchaser.

     In March 2001, Kohlberg and Katy engaged in discussions with Katy's existing lenders and with Bankers Trust Company and other potential financing sources concerning refinancing Katy's existing credit facilities.

     On March 7, 2001, Katy entered into a non-binding letter of intent with respect to the sale of substantially all of the assets of Hamilton.

     On March 7, 2001, representatives of Hunton & Williams delivered to Debevoise & Plimpton an initial draft of the Purchase Agreement. The draft Purchase Agreement was based, in large part, on the merger agreement that had previously been negotiated by Kohlberg and Katy in connection with Plan A. On March 8, 2001, representatives of Debevoise & Plimpton, on behalf of Katy, delivered to Hunton & Williams comments on the initial draft of the Purchase Agreement.

     On March 9, 2001, representatives of Katy discussed the Purchase Agreement with representatives of Kohlberg and on March 12, 2001, counsel to Kohlberg distributed a revised draft of the Purchase Agreement.

     On March 12, 2001, Katy and Kohlberg extended from March 9 to March 26 the date after which either party could terminate the Fourth Letter of Intent if a definitive purchase agreement had not been executed by that date.

     On March 13, 2001, counsel to Kohlberg distributed a first draft of the Voting Agreement, based in large part on the stock voting and tender agreement previously negotiated between Kohlberg and Katy in connection with Plan A.

     During the period from March 12, 2001 through March 28, 2001 representatives of Katy and its legal advisers finalized the terms of the Purchase Agreement with representatives of Kohlberg and its legal advisers. Representatives of the Agreement Shareholders also negotiated the terms of the Voting Agreement with representatives of Kohlberg.

     On March 17, 2001, the Board of Directors met with representatives of Bear Stearns and Debevoise & Plimpton to review the status of discussions with respect to the Purchase Agreement. On March 20, 2001, a revised draft of the Purchase Agreement was prepared and distributed to the Board of Directors. A proposed commitment letter from Bankers Trust Company to a Kohlberg affiliate to refinance the existing loans of Katy on a secured basis was also distributed to the Board of Directors.

     On March 22, 2001, after meeting with representatives of Katy's senior management for an update of information about Katy's operating results and prospects, including the prospects of obtaining stand-alone financing without an equity infusion, the Board of Directors and representatives of Bear Stearns and Debevoise & Plimpton met to consider the terms of the Purchase Agreement, as negotiated, and the transactions contemplated in the Purchase Agreement. Bear Stearns presented its financial analyses to the Board of Directors. Representatives of Debevoise & Plimpton reviewed the duties of the Board of Directors and summarized the Purchase Agreement and the improvements, from the perspective of Katy's stockholders, in the terms of the Purchase Agreement negotiated since receiving the initial draft.

     On March 25, 26, and 29, the Board of Directors met again with representatives of Bear Stearns and Debevoise & Plimpton. At the March 29 meeting, Bear Stearns delivered to the Board of Directors its oral opinion, later confirmed in writing, to the effect that, as of that date, and subject to the matters stated in the opinion, the Preferred Stock Purchase and Tender Offer, taken as a whole, were fair to the stockholders of Katy from a financial point of view. Following further discussion and deliberation, the Board of Directors of Katy, by the unanimous vote of all directors present (Mr. Andrews was not present because of his relationship with Kohlberg): (i) approved the Purchase Agreement, the Preferred Stock Purchase and Tender Offer and the other transactions contemplated by the Purchase Agreement, (ii) determined that the terms of the Preferred Stock Purchase and Tender Offer were fair to and in the best interests of Katy's stockholders, (iii) approved amendments to Katy's Restated Certificate of Incorporation to authorize 600,000 shares of convertible preferred stock and to establish a classified Board of Directors and recommended they be submitted to the stockholders for approval, (iv) approved Purchaser's five designees, and Mr. Jacobi, who Purchaser has proposed be appointed Chief Executive Officer, as nominees for director of Katy, subject to election by the stockholders and (v) adopted an amendment to Katy's by-laws fixing at nine the number of directors constituting the whole Board of Directors.

     Authorized representatives of Katy and Purchaser executed and delivered the Purchase Agreement, and Purchaser and the Agreement Shareholders executed and delivered the Voting Agreement, as of March 29, 2001. On March 30, 2001, the execution of the Purchase Agreement was publicly announced through a press release issued by Katy.

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS

     The Board of Directors has approved the Purchase Agreement, the Preferred Stock Purchase and the Tender Offer and recommends that stockholders approve the Preferred Stock Purchase.

     The material factors that the Board of Directors considered in connection with the Purchase Agreement, the Preferred Stock Purchase and the Tender Offer are described below. Except as noted below, the Board considered the following factors to be positive factors supporting its determination that the Preferred Stock Purchase and Tender Offer are fair to, and in the best interests of, the stockholders. The material positive factors the Board considered were:

     (1) Katy's cash resources and financial strength will increase as a result of Purchaser's cash infusion and from borrowing availability under the new credit facility with Bankers Trust Company, which would not have been provided unless Katy entered into the Purchase Agreement and the transactions contemplated by the Purchase Agreement.

     (2) The Preferred Stock Purchase will decrease the percentage of Katy's capitalization that consists of debt.

     (3) The Tender Offer and Preferred Stock Purchase will give stockholders the opportunity to sell Katy shares at a substantial premium to the market price of Katy shares before the transactions with Purchaser were announced, and also to remain as stockholders in a company that will be financially strengthened by Purchaser's cash infusion.

     (4) Bear Stearns' oral opinion and supporting analysis, delivered to the Board of Directors at the March 29, 2001 meeting and later confirmed in writing, was that, as of the date of such opinion, the Preferred Stock Purchase and the Tender Offer, taken as a whole, were fair from a financial point of view to Katy's stockholders.

     (5) Before committing itself to the transactions, Katy had solicited indications of interest in acquiring Katy from a substantial number of potential buyers (strategic and financial) and held discussions with potential lenders about refinancing its indebtedness, and the Board of Directors believed that the transactions with Purchaser were the only readily available transactions that would give Katy the cash it needs to fund its ongoing operations and offer a reasonable opportunity for Katy to achieve its strategic objectives.

     (6) Despite seeking indications of interest for a sale of Katy, a number of potential acquirers visiting Katy or receiving information packages, and Katy's public announcements on November 6 and March 2, only Kohlberg submitted a written proposal after November 6, 2000.

     (7) The initial discussions with Purchaser contemplated a range of alternatives, including a sale of the entire company at $8.25 per share, and the structure of the transaction ultimately agreed upon in negotiation allows Katy stockholders to retain a stake in Katy, giving them upside potential.

     (8) It is expected that, unless the transactions with Kohlberg are completed, Katy on June 30, 2001 will be in violation of financial covenants of the present credit agreement. If the transactions with Kohlberg are not completed, considering the current market environment, a substantial risk exists that Katy will be unable to obtain further waivers of the defaults under the current credit agreement and that Katy will be unable to obtain, on reasonable terms or at all, financing necessary to replace its current credit agreement. If Katy is unable to refinance its existing bank loans, the entire amount under the existing credit agreement could be declared due and payable not later than June 30, 2001.

     (9)  Under the terms of the Purchase Agreement:

          - Katy is permitted to give information to and negotiate with third parties in response to an unsolicited acquisition proposal if a majority of the Board of Directors determines (after consultation with counsel), that failure to do so would not be consistent with the directors' fiduciary duties;

          - the Board of Directors can terminate the Purchase Agreement if Katy receives a superior proposal and the Board of Directors determines in good faith (after consulting with outside legal counsel) that not terminating the Purchase Agreement and entering into a new agreement to effect the superior proposal would be inconsistent with its fiduciary duties; and

          - while Katy, in order to accept a superior proposal, must reimburse Purchaser up to $1,000,000 of its expenses, and, on completing the competing proposal, pay Purchaser a termination fee of $2,000,000, and these fees and expense reimbursement would increase the cost to a third party interested in acquiring Katy, they would not prevent a third party from making a superior proposal or acquiring Katy.

     (10) The Board expected that Katy and its stockholders would benefit from Kohlberg's managerial assistance and support. Kohlberg has substantial experience in providing companies in which its affiliates invest with financial and managerial advisory services aimed at building value and improving operational, marketing and financial performance.

     The Board also considered the following negative factors in making its determination. You should consider these in deciding whether to vote for the Preferred Stock Purchase:

     (11) The issuance of the convertible preferred stock will dilute the holdings of Katy's existing stockholders. Following the closing of the transactions with Purchaser under the Purchase Agreement, existing stockholders will hold a lesser proportion of common equity (calculated on a fully diluted basis).

     (12) Purchaser's significant stock ownership in Katy, its rights to nominate directors and to convert its convertible preferred stock, and the classified Board of Directors, could effectively deter a third party from making an offer to acquire Katy, which might involve a premium stock price or other benefits for stockholders, and could otherwise prevent changes in control or management of Katy.

     (13) The purchase of shares tendered into the Tender Offer will reduce the number of shares of Katy common stock that are publicly held, which could increase volatility in the price of Katy's stock and adversely affect liquidity in Katy's stock.

     (14) Purchaser's nominees will constitute a majority of the Board of Directors, five of whom will serve an initial term of two years (see "Corporate Governance" on page __ of the Proxy Statement), preventing major actions not supported by the Purchaser-nominated directors.

     (15) Purchaser has proposed a new Chief Executive Officer, who is also a nominee for director, and who, if elected, as director will serve for an initial term of one year.

     (16) Purchaser will have the right, so long as it retains any convertible preferred stock, to nominate a majority of the members of the Board of Directors in connection with future election of directors.

     (17) The holders of the convertible preferred stock will have preferential rights on distributions if Katy is liquidated, which means that holder of common stock will not receive any distribution on liquidation until the holders of the convertible preferred stock receive their liquidation preference.

     (18) If the Purchase Agreement is terminated then, under certain circumstances, Katy must reimburse Purchaser's expenses (up to $1,000,000) and pay Purchaser a $2,000,000 termination fee. For example, Purchaser will be entitled to reimbursement for expenses if stockholders do not approve the sale of convertible preferred stock to Purchaser, and to the termination fee under certain circumstances if, within 12 months after the Purchase Agreement terminates, Katy enters into another transaction for the sale of all or a major part of Katy's voting securities or assets and that other transaction is completed within 18 months of the Purchase Agreement terminating.

     The Board of Directors believed that, on balance, the possible benefits to Katy stockholders from the positive factors outweighed the possible detriments from the negative factors summarized above.

     In view of the variety of factors considered, the Board of Directors found it impracticable to, and did not, quantify, rank or otherwise assign relative weights to the above factors considered or determine that any factor was of particular importance in reaching its determination. Rather, the Board of Directors views this position and its recommendation as being based upon its judgment, in light of the totality of the information presented and considered, of the overall effect of the Preferred Stock Purchase and Tender Offer on the stockholders compared to any reasonably available alternative transaction.

OPINION OF BEAR STEARNS

Overview

     At the March 29, 2001 meeting of Katy's Board of Directors, Bear Stearns presented the analysis of its opinion and then delivered its oral opinion, subsequently confirmed in writing, that, as of March 29, 2001, and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the Tender Offer and the Preferred Stock Purchase, taken as a whole, were fair, from a financial point of view, to the stockholders of Katy.

     THE FULL TEXT OF THE FAIRNESS OPINION DATED MARCH 29, 2001, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY BEAR STEARNS IN RENDERING ITS FAIRNESS OPINION, IS ATTACHED AS ANNEX

A TO THIS DOCUMENT. STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE FAIRNESS OPINION CAREFULLY AND IN ITS ENTIRETY. THE FAIRNESS OPINION WAS DELIVERED TO THE KATY BOARD OF DIRECTORS FOR ITS USE IN CONNECTION WITH ITS CONSIDERATION OF THE TENDER OFFER AND PREFERRED STOCK PURCHASE AND ADDRESSES ONLY, AS OF THE DATE OF THE FAIRNESS OPINION, THE FAIRNESS OF THE TENDER OFFER AND THE PREFERRED STOCK PURCHASE, TAKEN AS A WHOLE, FROM A FINANCIAL POINT OF VIEW, TO THE STOCKHOLDERS OF KATY. THE FAIRNESS OPINION IS NOT INTENDED TO BE, AND DOES NOT CONSTITUTE, A RECOMMENDATION TO THE BOARD OF DIRECTORS OF KATY OR TO ANY STOCKHOLDER OF KATY AS TO HOW TO VOTE THEIR SHARES OF COMMON STOCK OF KATY OR WHETHER OR NOT TO TENDER THEIR SHARES OF COMMON STOCK OF KATY. THE FAIRNESS OPINION DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF THE BOARD OF DIRECTORS OF KATY TO RECOMMEND THE TENDER OFFER AND PREFERRED STOCK PURCHASE TO THE STOCKHOLDERS OF KATY OR THE UNDERLYING BUSINESS DECISION OF KATY TO ENTER INTO THE PURCHASE AGREEMENT, THE RELATIVE MERITS OF THE TENDER OFFER AND PREFERRED STOCK PURCHASE AS COMPARED TO ANY ALTERNATIVE BUSINESS STRATEGIES THAT MIGHT EXIST FOR KATY OR THE EFFECTS OF ANY OTHER TRANSACTION IN WHICH KATY MIGHT ENGAGE. THE SUMMARY OF THE FAIRNESS OPINION SET FORTH IN THIS DOCUMENT IS QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE FAIRNESS OPINION.

     The terms of the Tender Offer and the Preferred Stock Purchase and the form of the consideration were determined by arm's-length negotiations between Katy and Kohlberg and were not based on any recommendation by Bear Stearns. Katy did not provide specific instructions or impose any limitations on Bear Stearns with respect to the investigations made or the procedures followed by Bear Stearns in rendering its opinion.

Bear Stearns Opinion

     In connection with rendering its opinion, Bear Stearns, among other things:

     .    reviewed a draft of the Purchase Agreement dated March 28, 2001;

     .    reviewed a draft of the Voting Agreement dated March 28, 2001;

     . reviewed a commitment letter from Kohlberg Investors IV, L.P. to Purchaser dated March 27, 2001, relating to the Tender Offer and the Preferred Stock Purchase;

     . reviewed the commitment letter from Bankers Trust Company to Purchaser dated March 27, 2001 ("Commitment Letter");

     . reviewed Katy's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1998 and 1999, its Quarterly

          Report on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000, its preliminary results for the year ended December 31, 2000, its Proxy Statement on Schedule 14A dated March 31, 2000, its Report on Form 8-K dated January 15, 1999 and its Report on Form 8-K/A dated March 22, 1999;

     . reviewed the Amended and Restated Credit Agreement dated as of December 11, 1998, among Katy, Bank of America National Trust and Savings Association, as Administrative Agent and Issuing Bank, La Salle National Bank, as Managing Agent, and the other financial institutions party thereto;

     . reviewed certain operating and financial information, including projections for the seven years ended December 31, 2007, provided to Bear Stearns by management relating to Katy's business and prospects;

     . met with certain members of Katy's senior management to discuss Katy's business, operations, historical and projected financial results and future prospects;

     . reviewed the historical prices, trading multiples and trading volumes of the common shares of Katy;

     . reviewed publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally comparable to Katy;

     . reviewed the terms of selected precedent merger and acquisition transactions of, and investment transactions involving, companies which Bear Stearns deemed generally comparable to Katy or situations which Bear Stearns deemed generally comparable to the Tender Offer and the Preferred Stock Purchase, taken as a whole;

     . performed discounted cash flow analyses based on the projections for Katy furnished to Bear Stearns by the management of Katy;

     . reviewed the pro forma financial results, financial condition and capitalization of Katy giving effect to the Tender Offer and the Preferred Stock Purchase, taken as a whole, and the refinancing contemplated by the Commitment Letter; and

     . conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

     Bear Stearns has relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the projections, provided to it by Katy. With respect to Katy's projected financial results, Bear Stearns has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Katy as to the expected future performance of Katy. Bear Stearns does not assume any responsibility for the independent verification of any such information or of the projections provided to it, and it has further relied upon the assurances of the senior management of Katy that they are unaware of any facts that would make the information or projections provided to Bear Stearns incomplete or misleading.

     In arriving at its opinion, Bear Stearns has taken into account, with Katy's consent, the risks inherent in Katy's current business plans, including the view of the senior management of Katy that in the current capital markets environment there exists a risk that Katy would be unable in the future to obtain continued waivers of the defaults under its current credit facility and that Katy would be unable to obtain, on reasonable terms, financing necessary to replace its current credit facility. Bear Stearns has also considered that, according to the senior management of Katy, (i) no other potential investor or acquiror has made any investment or acquisition proposal to Katy since November 6, 2000 (the date of the public announcement by Katy that it was exploring its strategic alternatives, including the possible sale of Katy, and that it was in discussions with a potential purchaser relating to a possible purchase of Katy) or since March 2, 2001 (the date of the public announcement by Katy that it was engaged in discussions with a potential purchaser of a substantial equity position in Katy) and (ii) the prospects for obtaining access to additional financing in the public or private capital markets are limited.

     In arriving at its opinion, Bear Stearns has not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Katy, nor has Bear Stearns been furnished with any such appraisals. In connection with its engagement, Bear Stearns was not requested to, and it did not, solicit third party indications of interest involving an investment in, a recapitalization of, or acquisition of all or part of, Katy. Bear Stearns assumed that the Tender Offer and the Preferred Stock Purchase and the refinancing contemplated by the Commitment Letter will be consummated in a timely manner and in accordance with the terms of the Purchase Agreement and the Commitment Letter without any limitations, restrictions, conditions, amendments or modifications that collectively would have a material effect on Katy.

     Bear Stearns did not express any opinion as to the price or range of prices at which the shares of common stock of Katy may trade subsequent to the announcement of the Tender Offer and the Preferred Stock Purchase and the refinancing contemplated by the Commitment Letter or as to the price or range of prices at which the shares of common stock of Katy may trade subsequent to the consummation of the Tender Offer and the Preferred Stock Purchase and the refinancing contemplated by the Commitment Letter.

Summary of Analysis

     The following is a brief summary of the material valuation and financial and comparative analyses considered by Bear Stearns in connection with the rendering of its opinion. This summary does not purport to be a complete description of the analyses underlying the Bear Stearns opinion and is qualified in its entirety by reference to the full text of its opinion.

     In performing its analysis, Bear Stearns made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Bear Stearns, Katy and Kohlberg. Any estimates contained in the analysis performed by Bear Stearns are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analysis. In addition, as described above, the Bear Stearns opinion was one among several factors taken into consideration by the Katy Board of Directors in making its determination to approve the Tender Offer and Preferred Stock Purchase.

     Historical Stock Price Performance of Katy. Bear Stearns reviewed the trading volume and price history of Katy's common stock on the New York Stock Exchange for the period from March 28, 2000 through March 28, 2001 and for the period from March 28, 1996 through March 28, 2001. Bear Stearns also reviewed the relationship between movements in the closing prices of Katy's common stock, the S&P 500 Index and an index of other selected industrial companies (see Comparable Company Analysis below) for the period from March 28, 2000 through March 28, 2001 and for the period from March 28, 1996 through March 28, 2001. Bear Stearns noted that Katy's common stock had underperformed the S&P 500 Index for the period from March 28, 2000 through March 28, 2001 and for the period from March 28, 1996 through March 28, 2001. Additionally, Bear Stearns noted that Katy's common stock had underperformed the index of other selected industrial companies for the period from March 28, 2000 through March 28, 2001 and for the period from March 28, 1996 through March 28, 2001.

     Comparative Analysis of Tender Offer and Preferred Stock Purchase Versus Status Quo. Bear Stearns compared the per share value of the Tender Offer and Preferred Stock Purchase, taken as a whole, to the per share value of Katy's outstanding common stock as of March 28, 2001. To estimate the value per share of the Tender Offer and Preferred Stock Purchase, Bear Stearns analyzed (i) the cash to be distributed in the Tender Offer and (ii) the pro forma value per share of Katy's common stock after giving effect to the Tender Offer and Preferred Stock Purchase and transaction-related fees and expenses and the sale of Hamilton.

     Assuming full participation in the Tender Offer, Bear Stearns calculated the value of the cash to be distributed in the Tender Offer to 29.8% of Katy's common stock to be approximately $2.38 per share. The pro forma value per share of Katy's common stock, after giving effect to the Tender Offer and Preferred Stock Purchase and transaction related fees and expenses and the sale of Hamilton, was calculated by using a range of multiples of enterprise value/latest twelve month ("LTM") earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. Bear Stearns selected a range of enterprise value/LTM EBITDA multiples of 5.25x to 6.25x based on its review of the following: (i) an analysis of Katy's historical enterprise value/LTM EBITDA multiples, (ii) an analysis of certain publicly traded companies deemed by Bear Stearns to be generally comparable to Katy (see Comparable Company Analysis below) and (iii) a theoretical discounted cash flow analysis, adjusted for the Tender Offer and

Preferred Stock Purchase and transaction-related fees and expenses and the sale of Hamilton. This analysis resulted in an implied reference range for the pro forma equity value of Katy's remaining common stock of approximately $4.33 per share to $6.38 per share.

     Bear Stearns added the cash value per share to be distributed in the Tender Offer to the range of implied pro forma equity values per share to arrive at a range of implied values per share for the Tender Offer and Preferred Stock Purchase, taken as a whole, of approximately $6.71 per share to $8.76 per share. Bear Stearns noted that this implied reference range represented a premium of approximately 9.0% to 42.4% over the $6.15 closing price per share of Katy's common stock on March 28, 2001.

     Comparable Company Analysis. Bear Stearns analyzed selected historical and projected operating information, stock market performance data and valuation multiples for Katy and compared this data to that of certain publicly traded companies deemed by Bear Stearns to be generally comparable to Katy. Bear Stearns compared, among other things, (i) enterprise value/LTM EBITDA, (ii) enterprise value/LTM earnings before interest and taxes, referred to as EBIT,
(iii) market value/LTM net income and (iv) closing stock price/2001 estimated earnings per share, referred to as EPS. All multiples were based on closing stock prices for the comparable companies on March 28, 2001, and LTM is as of September 30, 2000.

                         Comparable Trading Multiples

                                           Enterprise Value/LTM       Market Value       Price/2001
                                           --------------------
                                           EBITDA          EBIT      LTM/Net Income     Estimated EPS
                                           ------          ----      --------------     -------------
Chart Industries, Inc.                      7.7x           12.7x          NM                 13.6x
The Middleby Corporation                    4.5             5.9           12.5x              10.0
Myers Industries, Inc.                      4.6             7.4            8.6                9.0
Park-Ohio Holdings Corporation              5.5             7.5            3.6                3.3
Standex International Corporation           5.8             7.1            9.5                 NA

Harmonic Mean/(1)/                          5.4x            7.6x           6.9x               6.8x

Katy Industries, Inc./(2)/                  5.8x           12.9x          12.4x              67.9x

(1) Harmonic mean represents the reciprocal of the arithmetic mean of reciprocals.
(2) Multiples calculated at the midpoint of the implied value of the Tender Offer and Preferred Stock Purchase, taken as a whole (see Comparative Analysis of Tender Offer and Preferred Stock Purchase Versus Status Quo above).

          It should be noted that companies with financial challenges, similar to Katy, would be expected to trade at multiples close to the bottom end of the range of comparable companies. Additionally, Katy's LTM EBITDA margin of 7.4% is lower than that of all of the comparable companies. Companies with LTM EBITDA margins materially below the comparable companies would be expected to trade at multiples close to the bottom end of the range.

     No company utilized in the peer group comparison is identical to Katy, and, accordingly, Bear Stearns' analysis of comparable companies necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors which would necessarily affect the relative trading values of Katy compared to the companies to which Katy was compared.

     Selected Mergers and Acquisition Transactions of Comparable Companies. Using publicly available information, Bear Stearns reviewed the purchase prices and implied transaction multiples paid or proposed to be paid in 24 selected transactions. The following 14 transactions were selected because the target company's businesses were deemed by Bear Stearns to be generally comparable to one or more of Katy's businesses:

                       Comparable Business Transactions

                     Target Company                             Acquiring Company
                     --------------                             -----------------
     L.E. Mason Company                                Thomas & Betts Corporation
     Easco Inc.                                        Caradon PLC
     Belden Inc. (Cord Products Division)              Volex Group PLC
     Noma Industries Limited                           General Chemical Group, Inc.
     American Safety Razor Company                     J.W. Childs Associates
     Contico International, Inc                        Katy Industries, Inc.
     Newell Plastics                                   Home Products International Inc.
     Tenex Corporation (Consolidated Storage Line)     Home Products International Inc.
     Wilen Companies, Inc.                             Katy Industries, Inc.
     Sun Coast Industries, Inc.                        Kerr Group, Inc.
     PureTec Corporation                               Tekni-Plex Inc.
     Seymour Housewares                                Home Products International Inc.
     Tamor Corporation                                 Home Products International Inc.
     GC Thorsen, Inc.                                  Katy Industries, Inc.

     The following 10 transactions were selected because the target companies were diversified industrial micro-cap companies and were deemed by Bear Stearns to be generally comparable to Katy, given their size and diverse industrial profile and because each was acquired by a financial sponsor, similar to
Kohlberg:

                 Diversified Industrial Micro-Cap Transactions

                     Target Company                             Acquiring Company
                     --------------                             -----------------
     Cascade Corporation                             Lift Technologies, Inc./TD Capital
                                                       Group Ltd./Ontario Municipal Employees
                                                       Retirement Board
     Simpson Industries, Inc.                        Heartland Industrial Partners, L.P.
     General Bearing Corporation                     Management Group

                     Target Company                             Acquiring Company
                     --------------                             -----------------
     U.S. Can Corporation                            Berkshire Partners
     Jason Inc.                                      Saw Mill Capital, LLC
     Transportation Technologies Industries, Inc.    Management Group
     Gleason Corporation                             Vestar Capital Partners
     Autocam Corporation                             Aurora Capital Group
     Synthetic Industries, Inc.                      Investcorp SA
     Citation Corporation                            Kelso & Company

     Bear Stearns compared, among other things, (i) enterprise value/LTM EBITDA,
(ii) enterprise value/LTM EBIT and (iii) equity value/LTM net income. All multiples were based on implied enterprise values and implied equity values of each proposed transaction and LTM is based upon the most recently available financial statements as of the announcement date of each proposed transaction.

                 Selected Mergers and Acquisition Transactions
                            of Comparable Companies

                                          Enterprise Value/LTM
                                          --------------------        Equity Value/LTM
                                         EBITDA          EBIT            Net Income
                                         ------          ----            ----------

Comparable Business Transactions:
  Harmonic Mean/(1)/                        6.5x            9.7x               13.0x
Diversified Industrial Micro-Cap
 Transactions:
  Harmonic Mean/(1)/                        5.9             9.0                13.0
All Selected Mergers and Acquisition
 Transactions of Comparable Companies:
  High                                      9.0            16.2                25.3
  Harmonic Mean/(1)/                        6.2             9.3                13.0
  Low                                       5.2             6.2                 6.8

Katy Industries, Inc./(2)/                  5.8x           12.9x               12.4x

(1) Harmonic mean represents the reciprocal of the arithmetic mean of reciprocals.
(2) Multiples calculated at the midpoint of the implied value of the Tender Offer and Preferred Stock Purchase, taken as a whole (see Comparative Analysis of Tender Offer and Preferred Stock Purchase Versus Status Quo above).

     It should be noted that a number of the 14 transactions involving a target company with a business deemed generally comparable to one or more of Katy's businesses were consummated at multiples above the Katy transaction. This is not unexpected for the following reasons: (i) all of these transactions were strategic in nature, and strategic transactions typically yield synergistic benefits to the acquirer, (ii) all of the transactions were consummated in better economic environments than exist today and (iii) Katy is experiencing a number of financial challenges that were not present in a majority of the target companies. Additionally, a number of the 10 transactions involving target companies that were diversified industrial micro-cap companies were consummated at multiples above the Katy transaction. This is not unexpected for the following reasons: (i) all of the transactions were consummated by financial buyers in significantly better financing environments, (ii) all of the transactions were consummated in better economic environments than exist today and (iii) Katy is experiencing a number of financial challenges that were not present in the majority of the target companies.

     Bear Stearns noted that none of the transactions reviewed were identical to the Tender Offer and Preferred Stock Purchase. Bear Stearns further noted that the analysis of mergers and acquisition transactions of comparable companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the acquisition value of Katy as compared to the acquisition value of any other comparable company in general and the transactions above in particular.

     Theoretical Discounted Cash Flow Analysis. Bear Stearns performed a discounted cash flow analysis for Katy in order to determine a range of equity values per share for Katy. Projected financial data for Katy was based on estimates provided to Bear Stearns by Katy's management, assuming the Tender Offer and Preferred Stock Purchase and related transactions are not entered into and no other comparable transaction is entered into by Katy. In performing its theoretical discounted cash flow analysis, Bear Stearns calculated after-tax cash flows for the seven-year period commencing January 1, 2001, and ending on December 31, 2007. Katy's cash flows were discounted to present value using discount rates ranging from 11.0% to 13.0%. Bear Stearns calculated a terminal value for Katy by applying to Katy's projected EBITDA for 2007 a range of multiples of 4.25x to 5.25x. Bear Stearns determined that this range of multiples was appropriate for valuing Katy's business based on the implied perpetual growth rates of free cash flow derived from such multiples. This analysis resulted in an implied reference range for the equity value of approximately $3.16 per share to $9.29 per share.

     Bear Stearns noted that the theoretical discounted cash flow analysis was highly dependent on growth rates and margin assumptions relating to the underlying projections and that such projections were difficult to forecast due to the rapidly changing nature of Katy's business plan and the capital markets climate. Consequently, Bear Stearns observed that the resulting discounted cash flow valuation is inherently theoretical due to the difficulty in forecasting projected operating results as well as assumptions relating to, among other factors, the availability of sufficient capital, the cost of such capital and assessing implied perpetual growth rates beyond the forecast period.

     Leveraged Buyout Analysis. Bear Stearns conducted two leveraged buyout analyses assuming a 100% acquisition of Katy's common stock by a generic financial buyer using the following two financing scenarios: (i) traditional cash flow financing and (ii) asset-based financing. Projected financial data for Katy was based on estimates provided to Bear Stearns by Katy's management. Bear Stearns noted that the proposed transaction did not involve a 100% acquisition of the outstanding common stock of Katy. Bear Stearns further considered Katy's recent financial performance, the current state of the financing markets, the required rates of return for participants in the financial buyer community and the difficulty of completing any leveraged buyout for Katy, and determined that the leveraged buyout analysis was not relevant to the conclusions set forth in its opinion.

     Theoretical Discounted Future Stock Price Analysis. Bear Stearns performed a discounted future stock price analysis for Katy in order to determine a range of equity values per share of Katy common stock. Projected financial data for Katy was based on estimates provided to Bear Stearns by Katy's management. In calculating its theoretical discounted future stock price, Bear Stearns calculated a range of projected stock prices by using Katy's estimated EPS figure ending December 31, 2003 and applying a range of forward price/earnings ratios, referred to as P/E ratios. Bear Stearns used a range of forward P/E ratios of 6.0x to 8.0x based on the harmonic mean (the reciprocal of the arithmetic mean of reciprocals) of the estimated 2001 P/E ratios of comparable companies ending December 31, 2001 of 6.8x (see Comparable Company Analysis above). Katy's projected stock prices were discounted to present value using discount rates ranging from 13.0% to 17.0%. The analysis resulted in an implied reference range for the equity value of approximately $4.08 per share to $5.83 per share.

     Bear Stearns noted that the theoretical discounted future stock price analysis was highly dependent on growth rates and margin assumptions relating to the underlying projections and that such projections were difficult to forecast due to the rapidly changing nature of Katy's business plan. Consequently, Bear Stearns observed that the resulting discounted future stock price valuation is inherently theoretical due to the difficulty in forecasting projected operating results as well as assumptions relating to, among other factors, Katy's required rate of return on equity and estimated forward P/E ratio.

     Precedent Investment Transactions. Bear Stearns analyzed and summarized three precedent investment transactions in which private equity investors purchased significant equity stakes directly from publicly traded corporations and were granted certain rights, including representation on the Board of Directors of the issuing corporation. These three transactions were (i) the investment by Haas Wheat & Harrison Incorporated in Playtex Products, Inc., (ii) the investment by Kohlberg Kravis Roberts & Co. in TW Holdings, Inc. and (iii) the investment by E.M. Warburg Pincus Ventures, L.P. in Western Publishing Group, Inc. (collectively, the "Precedent Investment Transactions").

     Bear Stearns noted that none of the Precedent Investment Transactions were identical to the Tender Offer and Preferred Stock Purchase and that, accordingly, any analysis of the Precedent Investment Transactions necessarily involved complex considerations and judgments concerning differences in transaction structures, financial and operating characteristics of the issuing corporation and other factors that would necessarily affect the terms of the Tender Offer and Preferred Stock Purchase versus the terms of the Precedent Investment Transactions. Notwithstanding the numerous and significant differences between the Tender Offer and Preferred Stock Purchase and the Precedent Investment Transactions, this analysis provided a useful benchmark as to certain structural, corporate governance and financial aspects of such investment transactions.

Other Considerations

     The preparation of a fairness opinion is a complex process that involves various judgments and determinations as to the most appropriate and relevant methods of financial and valuation analysis and the application of those methods to the particular circumstances. The opinion is, therefore, not necessarily susceptible to partial analysis or summary description. Bear Stearns believes that its analysis must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all of the analyses and factors, would create a misleading and incomplete view of the processes underlying its opinion. Bear Stearns did not form any opinions as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion. In arriving at its opinion, Bear Stearns did not assign any particular weight to any analysis or factor considered, but rather made qualitative judgments based upon its experience in providing such opinions and on then-existing economic, monetary, market and other conditions as to the significance of each analysis and factor. In performing its analyses, Bear Stearns, at Katy's direction and with Katy's consent, made numerous assumptions with respect to industry performance, general business conditions and other matters, many of which are beyond the control of Bear Stearns, Katy and Kohlberg. Any assumed estimates implicitly contained in Bear Stearns' opinion or relied upon by Bear Stearns in rendering its opinion do not necessarily reflect actual values or predict future results or values. Any estimates relating to the value of a business or securities do not purport to be appraisals or to necessarily reflect the prices at which companies or securities may actually be sold.

     Bear Stearns was retained by Katy based upon its qualifications, experience and expertise. Bear Stearns is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estates, corporate and other purposes. In the ordinary course of business, Bear Stearns may actively trade the equity and/or debt securities of Katy for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Pursuant to an engagement letter, Katy agreed to pay to Bear Stearns a total fee of $900,000 payable to Bear Stearns upon its rendering of its fairness opinion to Katy's Board of Directors. In addition, Katy agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses incurred by Bear Stearns in connection with the Tender Offer and Preferred Stock Purchase including the reasonable fees of and disbursements to its legal counsel. Katy has also agreed to indemnify Bear Stearns against specific liabilities in connection with its engagement, including liabilities under the federal securities laws.

INFORMATION ABOUT PURCHASER AND KOHLBERG

     Purchaser is a Delaware limited liability company formed by Kohlberg & Co., L.L.C. for the purpose of making the proposed Preferred Stock Purchase and Tender Offer. As of the consummation of the Tender Offer and the Preferred
Stock Purchase, a majority of the outstanding membership interests of Purchaser will be beneficially owned in the aggregate by Kohlberg Investors IV, L.P., Kohlberg TE Investors IV, L.P., Kohlberg Offshore Investors, IV, L.P. and Kohlberg Partners IV, L.P. (collectively referred to as the "Kohlberg Fund IV"). Kohlberg Fund IV has committed to fund Purchaser with $60 million, to enable it to complete the Preferred Stock Purchase and

Tender Offer. Kohlberg is a private merchant banking firm with offices in New York and California that manages a pool of capital of more than $1.5 billion. Kohlberg has substantial experience in providing companies in which its affiliates invest with financial and managerial advisory services aimed at building value and improving operational, marketing and financial performance.

     PROPOSAL 2 - TO AUTHORIZE 600,000 SHARES OF CONVERTIBLE PREFERRED STOCK

GENERAL

     On March 29, 2001, the Board of Directors approved an amendment to Katy's Restated Certificate of Incorporation, subject to the stockholder's authorization and adoption, to authorize 600,000 shares of convertible preferred stock. The terms of the convertible preferred stock are more fully described under "Terms of the Convertible Preferred Stock" on page __ of the Proxy Statement. The full text of the amendment is included as Annex D to this Proxy Statement.

     No shares of preferred stock are currently authorized or outstanding. Katy must authorize the convertible preferred stock in order to create the convertible preferred stock and to consummate the Preferred Stock Purchase.

REQUIRED VOTE

     Under Delaware law, an amendment to Katy's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of Katy's outstanding stock entitled to vote at the Annual Meeting. Approval of this proposal is contingent on stockholders approving Proposal 1 (the Preferred Stock Purchase) and Proposal 3 (establishing a classified Board of Directors).

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MATTERS SET FORTH IN PROPOSAL 2 AND BELIEVES THAT THEY ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF KATY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

           PROPOSAL 3 - ESTABLISHING A CLASSIFIED BOARD OF DIRECTORS

     The Board of Directors has adopted a resolution proposing an amendment to Katy's Restated Certificate of Incorporation classifying the Board of Directors into two classes with staggered terms (the "Classified Board Amendment"). At present, Katy's Board of Directors consists of a single class of nine directors, all of whom are elected at each annual meeting of stockholders. The Classified Board Amendment would classify the Board of Directors into two separate classes as nearly equal in number as possible, with one class being elected each year to serve a staggered two-year term.

     Members in each class would be elected at the May __, 2001 annual meeting. Directors initially elected in Class I (C. Michael Jacobi, Robert M. Baratta, Daniel B. Carroll and Wallace E. Carroll, Jr.) would serve until the annual meeting of stockholders in 2002. Directors initially elected in Class II (Christopher Anderson, William F. Andrews, Samuel P. Frieder, James A. Kohlberg and Christopher Lacovara) would serve until the annual meeting of stockholders in 2003. Beginning with the election of directors to be held at the year 2002 annual meeting, each class of directors would be elected for a two-year term.

     To preserve the classified board structure, the proposed amendment to establish a classified Board also provides that a director elected by the Board of Directors to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director's successor has been elected and qualified or until his or her earlier resignation, removal and death.

     Delaware law provides that, if a corporation has a classified board, unless the corporation's certificate of incorporation specifically provides otherwise, the directors may only be removed by the stockholders for cause. Proposal 3 does not provide for removal of directors other than for cause. Therefore, if Proposal 3 is adopted, stockholders can remove directors of Katy for cause, but not in other circumstances.

     The approval of the Classified Board Amendment by Katy's stockholders is a condition to Purchaser's obligations under the Preferred Stock Purchase and Tender Offer. Unless a director is removed or resigns, two annual elections are needed to replace all of the directors on the classified Board. The Classified Board Amendment may, therefore, discourage an individual or entity other than Purchaser from acquiring a significant position in Katy's stock with the intention of obtaining immediate control of the Board of Directors.

     The Classified Board Amendment is intended to assure Purchaser that its five nominees will, if the transactions close, constitute a majority of the Board for at least the next two years. It could also:

     - encourage persons seeking to acquire control of Katy to initiate the acquisition through arm's-length negotiations with Katy's management and Board of Directors;

     - discourage a third party from making a tender offer (or otherwise attempting to obtain control of Katy), even though such an attempt might benefit Katy and its stockholders;

     - discourage accumulations of large blocks of Katy's stock and fluctuations in the market price of Katy's stock caused by accumulations (so that stockholders lose opportunities to sell their shares at temporarily higher prices);

     - entrench incumbent management by discouraging a proxy contest, a holder of a substantial block of Katy's outstanding shares (other than Purchaser) assuming control of Katy, or the removal of incumbent directors or the change of control of the Board of Directors; and

     - reduce the possibility that a third party could effect a sudden or surprise change in control of the Board of Directors without the support of the then incumbent Board of Directors.

     At the same time, the Classified Board Amendment would ensure that the Board of Directors and management, if confronted by a surprise proposal from a third party who had acquired a block of Katy's stock, would have time to review the proposal and appropriate alternatives to the proposal and possibly to attempt to negotiate a better transaction.

     Moreover, the Classified Board Amendment is a condition to Purchaser completing the Preferred Stock Purchase and Tender Offer, and is an essential part of the transactions with Kohlberg, which the Board of Directors has determined are fair to and in the best interests of Katy and its stockholders. In addition, one of the benefits to Katy and its stockholders the Board of Directors expects from the Kohlberg transactions is access to Kohlberg's managerial experience and talents, and the Classified Board Amendment should help foster that access.

     The complete text of the proposed amendment to Keystone's Restated Certificate of Incorporation, which includes the Classified Board Amendment, is attached as Annex D. You should read Annex D in its entirety.

REQUIRED VOTE

     Under Delaware law, an amendment to the Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of Katy's outstanding stock entitled to vote at the Annual Meeting. Approval of this proposal is contingent on the stockholders approving Proposal 1 (the Preferred Stock Purchase) and Proposal 2 (the authorization of the convertible preferred stock).

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MATTERS SET FORTH IN PROPOSAL 3 AND BELIEVES THAT THEY ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF KATY AND ITS

STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL 3.

                      PROPOSAL 4 - ELECTION OF DIRECTORS

NOMINEES

     Katy's business is managed under the direction of its Board of Directors. There are currently nine directors. Stockholders will elect nine directors at the Annual Meeting to serve for a one year term ending at the time of the 2002 annual meeting or, if stockholders adopt Proposals 1, 2 and 3, for the staggered terms specified below.

     If stockholders approve Proposal 1, Proposal 2 and Proposal 3, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the classification of the nine nominees identified below into two classes and their election to serve as Katy directors for the terms set forth below until their successors are elected and qualified.

     Nominees for Election Whose Terms Will Expire 2002 (Class I):

          C. Michael Jacobi
          Robert M. Baratta
          Daniel B. Carroll
          Wallace E. Carroll, Jr.

     Nominees for Election Whose Terms Will Expire 2003 (Class II):

          Christopher Anderson
          William F. Andrews
          Samuel P. Frieder
          James A. Kohlberg
          Christopher Lacovara

     It is anticipated that Mr. Jacobi will become the Chief Executive Officer of Katy effective upon closing.

     If stockholders defeat Proposal 1, Proposal 2 or Proposal 3, the persons named in the accompanying proxy intend to vote in favor of the current directors of Katy to serve for a term of one year and until their successors are elected and qualified. Accordingly, a vote against Proposal 1, Proposal 2 or Proposal 3 should be considered a vote against the above nominees and in favor of the current directors of Katy. The current directors of Katy are: William F. Andrews, Robert M. Baratta, Amelia M. Carroll, Daniel B. Carroll, Wallace E. Carroll, Jr., Arthur R. Miller, Charles W. Sahlman, Jacob Saliba and Glenn W. Turcotte.

     If a nominee who has expressed an intention to serve if elected fails to stand for election, the persons named in the proxy intend to vote for a substitute nominee designated by the Board of Directors. For information concerning the nominees for director and the current directors, see "Information Concerning Directors and Executive Officers," "Security Ownership of Management" and "Security Ownership of Certain Beneficial Owners." Nominations are made in order to provide that directors are divided into two classes, as nearly equal in number as possible.

     As described above (see "Corporate Governance" on page __ of the Proxy Statement), under the Purchase Agreement Purchaser has the right to nominate five directors for election at the Annual Meeting, subject to their election by the holders of common stock present in person or by proxy and voting at the Annual Meeting. Christopher Anderson, William F. Andrews, Samuel P. Frieder, James A. Kohlberg and Christopher Lacovara are the Purchaser's nominees. In addition, Purchaser has proposed C. Michael Jacobi, the prospective Chief Executive Officer if the transactions with Kohlberg are completed, to serve as director as well. It is a condition of Purchaser's obligations under the Preferred Stock Purchase and Tender Offer that stockholders elect the Purchaser's nominees at the Annual Meeting.

     Christopher Anderson, Samuel P. Frieder, James A. Kohlberg and Christopher Lacovara, as well as C. Michael Jacobi, have indicated that they will not stand for election if stockholders defeat any of Proposal 1, Proposal 2 or Proposal 3. If stockholders defeat Proposal 1, Proposal 2 or Proposal 3 the persons named in the proxy intend to vote for the current directors.

     If stockholders approve Proposals 1, 2 and 3, and the Kohlberg nominees and Mr. Jacobi are elected to the Board of Directors in accordance with this Proposal 4, but the Preferred Stock Purchase and Tender Offer do not close in accordance with the terms of the Purchase Agreement, the Kohlberg nominees and Mr. Jacobi have indicated that they will immediately resign from the Board of Directors. The remaining directors are expected to fill the vacancies from the other members of the current Board of Directors.

REQUIRED VOTE

     Directors are elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MATTERS SET FORTH IN PROPOSAL 4 AND BELIEVES THAT THEY ARE FAIR TO AND IN THE BEST INTEREST OF KATY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL 4.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows information with respect to nominees for director, current directors, and executive officers of Katy:

Nominees

     The following table shows information about the nominees to Katy's Board of Directors who are not currently Katy directors. Such persons, all of whom have been proposed by Kohlberg, are the Board's nominees subject to stockholders first approving Proposal 1, Proposal 2 and Proposal 3. Kohlberg also proposed Mr. Andrews, a current Katy director. Mr. Andrews is a nominee to the Board irrespective of whether stockholders approve Proposal 1, Proposal 2 and Proposal
3. All the Kohlberg nominees have been nominated as Class II directors. In addition, Robert M. Baratta, Daniel B. Carroll and Wallace E. Carroll, Jr., each of whom are current directors, are also nominees to the Board irrespective of whether stockholders approve Proposal 1, Proposal 2 and Proposal 3. If stockholders do not approve Proposal 1, Proposal 2 and Proposal 3, the Board's nominees are the current Katy directors, information on whom is set out below under "Current Directors", and not the following nominees.

                                         Principal Occupation and
                                            Business Experience                 Other
Name                          Age       During the Past Five Years          Directorships
--------------------------    ---   -----------------------------------   -------------------
Christopher Anderson          26     1998 to present: Associate at
                                      Kohlberg
                                     1997 to 1998: Financial Analyst at
                                      Warburg Dillon Read L.L.C.

Samuel P. Frieder             36     1989 to present: Principal of        Color Spot
                                      Kohlberg                              Nurseries Inc.
                                                                          Holley
                                                                            Performance
                                                                            Products Inc.

                                         Principal Occupation and
                                            Business Experience                  Other
Name                          Age       During the Past Five Years           Directorships
--------------------------    ---   -----------------------------------    -------------------
C. Michael Jacobi             57    1999 to present: Consultant            Corrections
(proposed President and             1993 to 1999: Chief Executive           Corporation of
Chief Executive Officer              Officer, President, and a director     America
upon closing of the                  of Timex Corporation, a leading       Webster Financial
Preferred Stock Purchase             worldwide manufacturer and             Corporation
and Tender Offer)                    marketer of watches
                                    1999 to 2000: Chairman of Timex
                                     Watches Limited (India), a
                                     publicly held company
                                     headquartered in New Delhi,
                                     India
                                    1999 to 2000:
                                    Chairman and Chief Executive
                                     Officer of Beepwear Paging
                                     Products, LLC, a company
                                     jointly owned by Timex
                                     Corporation and Motorola, Inc.
                                    1993 to 1999: Chairman of
                                     Callanen International, a
                                     company engaged in the fashion
                                     watch business

James A. Kohlberg             43    1987 to present: Co-Founder and        Color Spot
                                     Managing Principal of Kohlberg         Nurseries Inc.
                                                                           Holley
                                                                            Performance
                                                                            Products Inc.

Christopher Lacovara          36    1988 to present: Principal of          Holley
                                     Kohlberg                               Performance
                                                                            Products Inc.
                                                                           Northwestern
                                                                            Steel and Wire
                                                                            Company

Current Directors

     The following table shows information about the current Katy directors. William F. Andrews, Robert M. Baratta, Daniel B. Carroll and Wallace E. Carroll, Jr. are nominees to the Board irrespective of whether Proposal 1, Proposal 2 and Proposal 3 are approved. Amelia M. Carroll, Arthur R. Miller, Charles W. Sahlman, Jacob Saliba and Glenn W. Turcotte are nominees to the Board only if Proposal 1, Proposal 2 or Proposal 3 have not been approved.

                                       Principal Occupation                            Period of
                                           and Business                                 Service
                                        Experience During             Other             as Katy
Name                          Age      the Past Five Years        Directorships        Director
------------------------      ---     ---------------------      ---------------      ----------
William F. Andrews            69      2000 to Present:           Johnson Controls     1991 to
                                       Chairman of                Inc.                 present
                                       Corrections Corp. of      Navistar
                                       America, a private        Northwestern Steel
                                       sector provider of         & Wire
                                       detention and              Company
                                       corrections services      Black Box
                                      1997 to present:            Corporation
                                       Principal of              Corrections
                                       Kohlberg &  Co.            Corporation of
                                      1998 to present:            America
                                       Chairman of               Holly Performance
                                       Northwestern Steel         Products Inc.
                                       & Wire Company, a
                                       manufacturer of steel
                                       rods and beams
                                      1995 to present:
                                       Chairman of Scovill
                                       Fasteners, a
                                       manufacturer of
                                       apparel and
                                       industrial fasteners


Robert M. Baratta             71      2001 (February) to                              2001
                                       present:                                        (February)
                                       President and Chief                             to present
                                       Executive Officer
                                       and director of Katy
                                      1999 to 2000 (June):
                                       Senior Vice
                                       President of Katy
                                      1995 to 1999:
                                       Executive Vice
                                       President of Katy
                                      1990 to present:
                                       President of Katy-
                                       Seghers, Inc., a

                                       Principal Occupation                            Period of
                                           and Business                                 Service
                                        Experience During             Other             as Katy
Name                          Age      the Past Five Years        Directorships        Director
------------------------      ---     ---------------------      ---------------      ----------
                                       holding company for
                                       a subsidiary engaged
                                       in waste-to-energy
                                       operations

Amelia M. Carroll             58      1991 to present:                                1996 to
                                       Investor                                        present

Daniel B. Carroll             65      1998 to present:                                1994 to
                                       Member and                                      present
                                       Manager of
                                       Newgrange LLC, a
                                       components supplier
                                       to the global
                                       footwear industry
                                      1994 to present:
                                       Partner of
                                       Newgrange LP, a
                                       holding company for
                                       Newgrange LLC, a
                                       components supplier
                                       to the global
                                       footwear industry
                                      1985 to present:
                                       Vice President of
                                       ATP Manufacturing,
                                       LLC, a manufacturer
                                       of molded poly-
                                       urethane components

Wallace E. Carroll, Jr.       63      1992 to present:                                1991 to
                                       Chairman of CRL,                                present
                                       Inc., a diversified
                                       holding company
                                      1987 to present:
                                       Investor

Arthur R. Miller              50      1998 to present:                                1988 to
                                       Executive Vice                                  present
                                       President, Corporate
                                       Development,
                                       Secretary and

                                       Principal Occupation                            Period of
                                           and Business                                 Service
                                        Experience During             Other             as Katy
Name                          Age      the Past Five Years        Directorships        Director
------------------------      ---     ---------------------      ---------------      ----------
                                       General Counsel of
                                       Katy
                                      1988 to 1998:
                                       Partner with Holleb
                                       & Coff, attorneys at
                                       law

Charles W. Sahlman            74      1987 to present:                                1972 to
                                       President, Sahlman                              present
                                       Holding Company,
                                       Inc., a holding
                                       company (43%
                                       owned by Katy) for
                                       subsidiaries engaged
                                       in seafood
                                       harvesting

Jacob Saliba                  87      1997 to present:           RCM Dresdner         1968 to
                                       Chairman of the            Global Funds         present
                                       Board of Katy

Glenn W. Turcotte             60      2000 to present:                                1995 to
                                       Senior Vice                                     present
                                       President
                                      1998 to 2000:
                                       Executive Vice
                                       President and Chief
                                       Operating Officer of
                                       Katy
                                      1993 to 1998:
                                       Executive Vice
                                       President of Katy;
                                       President of Glit
                                       Division of
                                       Hallmark Holdings
                                       Inc., a manufacturer
                                       of nonwoven floor
                                       maintenance pads
                                       and specialty
                                       abrasive products, a

                                       Principal Occupation                            Period of
                                           and Business                                 Service
                                        Experience During             Other             as Katy
Name                          Age      the Past Five Years        Directorships        Director
------------------------      ---     ---------------------      ---------------      ----------
                                       Katy subsidiary

Executive Officers


                                             Principal Occupation and Business Experience
Name                          Age                     During the Past Five Years
------------------------      ---     ----------------------------------------------------------
Roger G. Engle                54      2000 to Present: Chief Information Officer
                                      1999 to present: Chairman, Contico International, LLC
                                      1998 to present: Vice President of Katy
                                      1996 to 1998: President of Woods Industries, Inc., a Katy
                                       subsidiary that manufactures and distributes electric
                                       corded products, supplies and electrical/electronic
                                       accessories, Waldom Electronics, Inc., a Katy subsidiary
                                       that distributed electrical and electronic goods which has been subsequently merged into GC/Waldom Electronics,
                                       Inc. and GC Thorsen, Inc., a Katy subsidiary that
                                       distributed hand tools which has subsequently changed
                                       its name to GC/Waldom Electronics, Inc.
                                      1990 to 1996: President of Waldom Electronics, Inc. a
                                       Katy subsidiary that distributed electrical and electronic goods which has been subsequently merged into
                                       GC/Waldom Electronics, Inc.

Larry D. Hudson               53      1998 to present: Vice President, Operations of Katy
                                      1997 to 1998: President of Hamilton Precision Metals,
                                       Inc., a Katy subsidiary that produces metal strip and foil products
                                      1993 to 1997: President of Beehive, Inc., a former Katy
                                       subsidiary, a manufacturer of specialized meat and food
                                       separation equipment

Michael H. Kane               46      2000 to present: Vice President, Maintenance - Retail
                                      1999 to present: President, Contico Consumer Products
                                       Division
                                      1997 to 1999: Executive Vice President of Woods
                                       Industries, Inc., a Katy subsidiary that manufacturers and distributes electric corded products, supplies and
                                       electrical/electronic accessories

Stephen P. Nicholson          48      1996 to present: Vice President, Finance and Chief
                                       Financial Officer of Katy
                                      1996: Treasurer and Chief Financial Officer of Katy

                                 Principal Occupation and Business Experience
Name                     Age             During the past Five Years
-----------------------  ---   -------------------------------------------------


William J. Wagner         51   2000 to Present: Vice President, Maintenance-
                                Commercial of Katy and President, Continental Manufacturing, a Katy subsidiary
                               1982 to 2000: President, Pinnacle Sales and
                                Marketing,
                                Inc., a manufacturers' representative agency.

     Wallace E. Carroll, Jr. and Amelia M. Carroll are husband and wife. Wallace
E. Carroll, Jr. and Daniel B. Carroll are first cousins. Except where noted, no corporation or organization mentioned in the above table is a parent, subsidiary or other affiliate of Katy.

     Officers holds office until their successors are chosen and qualify. Officers elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

  PROPOSAL 5 - RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE
                         INDEPENDENT AUDITORS OF KATY

     The firm of Arthur Andersen LLP, independent accountants, audited Katy's financial statements for the year ended December 31, 2000. The Board of Directors has reappointed, and recommends to the stockholders the ratification of the appointment of, Arthur Andersen LLP as Katy's independent auditors for the year ending December 31, 2001. If you do not ratify the appointment, the Board of Directors may reconsider its recommendation.

     A representative of Arthur Andersen LLP is expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she so desires.

AUDIT FEES

     Arthur Andersen LLP has billed Katy aggregate fees of $217,500 for professional services rendered for the audit of Katy's annual financial statements for the fiscal year 2000 and the review of the financial statements included in Katy's Forms 10-Q filed during fiscal year 2000. Katy expects to be billed an additional $100,000 in connection with these services.

ALL OTHER FEES

     Arthur Andersen LLP has billed Katy aggregate fees of $80,000 for all other services rendered to it during fiscal year 2000. All of these fees related to audits of employee benefit plans. The Audit Committee of the Board of Directors considered whether the provision of the services other than the audit services referred to above is compatible with maintaining the auditors' independence.

REQUIRED VOTE

     The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this Proposal 5.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS HAS REAPPOINTED, AND RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ARTHUR ANDERSEN LLP AS KATY'S INDEPENDENT AUDITORS.


                    INFORMATION ABOUT KATY STOCK OWNERSHIP

OUTSTANDING SHARES

     The shares of common stock are the only outstanding class of Katy voting securities. As of March 19, 2001, there were 8,394,058 shares of Katy common stock outstanding and 495,975 options to acquire shares of common stock exercisable within the next 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table and notes show, as of March 19, 2001, information on the beneficial ownership of those persons or entities (including certain members of the family of Wallace E. Carroll, former Chairman of Katy's board, since deceased (the "Carroll Family")), and related persons and entities, who are known to Katy to be the beneficial owners of more than 5% of the shares of common stock. The notes below the table describe the nature of that beneficial ownership. Unless otherwise indicated, the nature of beneficial ownership is that of sole voting power and sole investment power. In calculating percentages for a given person, shares for which such person has the right to acquire beneficial ownership within 60 days (e.g. through exercising options) are deemed to be outstanding.

                                                Amount and Nature
Name and Address                                  of Beneficial                       Percent of
Of Beneficial Owner                                 Ownership             Notes          Class
--------------------------------------------    -----------------        -------      ----------
Wallace E. Carroll, Jr. and                          3,126,767            (1)(2)         35.2%
the WEC Jr. Trusts
c/o CRL, Inc.
6300 S. Syracuse Way, Suite 300
Englewood, CO 80111

                                                Amount and Nature
Name and Address                                  of Beneficial                       Percent of
Of Beneficial Owner                                 Ownership             Notes          Class
--------------------------------------------    -----------------        -------      ----------
Amelia M. Carroll and the WEC Jr.                    3,152,767            (1)(3)          35.5%
 c/o CRL, Inc.
6300 S. Syracuse Way, Suite 300
Englewood, CO 80111

Dimensional Fund Advisors, Inc.                        590,800              (4)            6.6%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

GAMCO Purchasers, Inc.                               1,243,200              (5)           14.0%
One Corporate Center
Rye, NY 10580-1434

Gabelli Funds, LLC                                     502,700              (6)            5.7%
One Corporate Center
Rye, NY 10580-1434

     (1) Wallace E. Carroll, Jr., Denis H. Carroll, Barry J. Carroll and Lelia Carroll are the four children of Wallace E. Carroll and Lelia H. Carroll. Wallace E. Carroll, Jr. is a Katy director. Daniel B. Carroll, who is also a Katy director, is the first cousin of each of the four children of Wallace E. Carroll and Lelia H. Carroll. Amelia M. Carroll is a Katy director and the spouse of Wallace E. Carroll, Jr. In February 1996, members of the Carroll Family reorganized their jointly held family assets. The reorganization resulted in, among other things, the individual reallocation of shares they formerly held jointly. The amounts shown above for Carroll Family members reflect the reorganization, and do not reflect multiple counting of shares (except for Wallace E. Carroll, Jr. and Amelia M. Carroll who are husband and wife).

     (2) Wallace E. Carroll, Jr. directly holds 180,239 shares and options to acquire 12,000 shares. He is a trustee of trusts for his and his descendants' benefit (the "WEC Jr. Trusts") which collectively hold 805,215 shares. He and certain of the WEC Jr. Trusts own all the outstanding shares of CRL, Inc. which holds 2,073,436 shares. He is also a trustee of the Wallace Foundation which holds 32,910 shares. Wallace E. Carroll, Jr. also reports that he beneficially owns 8,729 shares and options to acquire 10,000 shares directly owned by his wife Amelia M. Carroll, and 4,238 shares held by a "rabbi trust" for him and his wife in connection with the Katy Industries, Inc. Directors' Deferred Compensation Plan.

     (3) Amelia M. Carroll directly holds 8,729 shares and options to acquire 10,000 shares. She is a trustee of the WEC Jr. Trusts which collectively own 805,215 shares, and the Wallace Foundation which holds 32,910 shares. Wallace E. Carroll, Jr. and certain of the WEC Jr. Trusts own all the outstanding shares of CRL, Inc. which holds 2,073,436 shares. Amelia M. Carroll is also trustee of trusts for Lelia Carroll and her descendants' benefit holding 26,000 shares in the aggregate. Amelia M. Carroll also reports that she beneficially owns 180,239 shares and options to acquire 12,000 shares directly owned by her husband Wallace E. Carroll, Jr., and 4,238 shares held by a "rabbi trust" for her and her husband in connection with the Katy Industries, Inc. Directors' Deferred Compensation Plan.

     (4) Information obtained from Schedule 13G dated February 2, 2001 filed by Dimensional Fund Advisors, Inc. for the calendar year 2000.

     (5) Information obtained from Schedule 13D/A dated September 28, 2000 filed by Gabelli Asset Management, Inc. ("GAMI"). According to that Schedule 13D/A, GAMCO Purchasers, Inc. ("GAMCO") holds these shares as agent, and Mario Gabelli, Gabelli Group Capital Partners, Inc. ("Gabelli Partners") and GAMI are deemed to beneficially own these shares. Also according to that Schedule 13D/A, GAMCO has the sole power to vote (or direct the vote) and sole power to dispose (or to direct the disposition) of these shares except that (i) it does not have authority to vote 1,000 of the shares, and (ii) the power of Mario Gabelli, GAMI and Gabelli Partners is indirect with respect to these shares.

     (6) Information obtained from Schedule 13D/A dated September 28, 2000 filed by GAMI. According to that Schedule 13D/A, Gabelli Funds, LLC ("Gabelli Funds") holds these shares as agent, and Mario Gabelli, Gabelli Partners and GAMI are deemed to beneficially own these shares. Also according to that
Schedule 13D/A, Gabelli Funds has the sole power to vote (or direct the vote) and sole power to dispose (or to direct the disposition) of these shares, except that (i) Gabelli Funds has sole dispositive and voting power with respect to shares held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in Katy and, in that event, each Fund's Proxy Voting Committee is to vote that Fund's shares, (ii) under special circumstances, each Fund's Proxy Voting Committee may take and exercise in its sole discretion the entire voting power with respect to the shares held by that Fund, and (iii) the power of Mario Gabelli, GAMI and Gabelli Partners is indirect with respect to these shares.

SECURITY OWNERSHIP OF MANAGEMENT


     The following table shows, as of March 19, 2001, the number of shares of common stock that directors and certain executive officers beneficially own, and that directors and executive officers as a group own. Unless otherwise indicated, the nature of beneficial ownership is that of sole voting power and sole investment power. In calculating percentages, shares for which a person has the right to acquire beneficial ownership within 60 days (e.g. through exercising options) are deemed to be outstanding.

                                                   Amount and Nature
                                                     of Beneficial                         Percent
          Name                                         Ownership             Notes        of Class
          ---------------------------------------  -----------------      ------------    --------
          William F. Andrews                              17,000               (1)            *
          Robert M. Baratta                               53,275             (4)(5)           *
          Amelia M. Carroll                            3,152,767             (1)(2)          35.4%
          Daniel B. Carroll                               19,000               (1)            *
          Wallace E. Carroll, Jr.                      3,126,767             (1)(2)          35.1%
          Michael H. Kane                                  4,560             (4)(5)           *
          Arthur R. Miller                                95,480               (3)            *
          John R. Prann, Jr.                             190,023             (4)(5)            1.8%
          Charles W. Sahlman                              23,850             (1)(5)           *
          Jacob Saliba                                    24,592             (1)(5)           *
          Glenn W. Turcotte                               84,920             (4)(5)           *
          Roger G. Engle                                  23,082             (4)(5)           *
          Larry D. Hudson                                 16,160             (4)(5)           *
          Stephen P. Nicholson                            40,314             (4)(5)           *
          William J. Wagner                                    0               (4)            *
          All directors and executive officers
          of Katy as a group (15 persons)              3,744,983        (1)(2)(3)(4)(5)      41.0%
          *  Indicates 1% or less

         (1) Includes, for each individual, currently exercisable nonqualified stock options to acquire shares granted to each non-employee director under the Katy Industries, Inc. Non-employee Director Stock Option Plan:

         William F. Andrews                         12,000
         Amelia M. Carroll                          10,000
         Daniel B. Carroll                          12,000
         Wallace E. Carroll, Jr.                    12,000
         Charles W. Sahlman                         12,000
         Jacob Saliba                               12,000

         (2) Includes shares deemed beneficially owned by Wallace E. Carroll, Jr. and Amelia M. Carroll in their capacity as trustees of certain trusts for the benefit of members of the Wallace E. Carroll, Jr. family. (See notes (2) and (3) under "Security Ownership of Certain Beneficial Owners.") Amounts shown for Amelia M. Carroll and Wallace E. Carroll, Jr., reflect multiple counting of shares where more than one of them is a trustee of a particular trust and is needed to report beneficial ownership of shares that these trusts hold.

         (3) Arthur R. Miller holds 30,724 shares directly and options to acquire 47,000 shares exercisable within 60 days, and 17,756 shares held by a "rabbi trust" in connection with the Katy Industries, Inc. Supplemental Retirement and Deferral Plan. Arthur R. Miller is a trustee of trusts for the benefit of Denis H. Carroll and his descendants holding 360,620 shares in the aggregate.

He disclaims beneficial ownership of the shares that the trusts beneficially own. Effective March 19, 2001 he resigned from his position as a director of CRL, Inc. and as a trustee of trusts for the benefit of Wallace E. Carroll, Jr. and his descendants.

     (4) Includes, for each individual, options to acquire the following number of shares within 60 days:

      John R. Prann, Jr.             98,500
      Glenn W. Turcotte              53,000
      Robert M. Baratta              34,000
      Roger G. Engle                 17,400
      Larry D. Hudson                12,125
      Michael H. Kane                 3,875
      Stephen P. Nicholson           13,500
      William J. Wagner                   0

     (5) Includes shares beneficially owned by each individual, which are held by a "rabbi trust" in connection with either the Katy Industries, Inc. Supplemental Retirement and Deferral Plan or the Directors' Deferred Compensation Plan:

      Robert M. Baratta               3,927
      Michael H. Kane                    85
      John R. Prann                  31,589
      Charles W. Sahlman              8,350
      Jacob Saliba                    7,376
      Glenn A. Turcotte               8,420
      Roger G. Engle                  1,681
      Larry D. Hudson                   995
      Stephen P. Nicholson            8,594

CHANGE OF CONTROL

     The transactions contemplated by the Purchase Agreement may result in a change of control of Katy if Purchaser were later to exercise its right to convert the convertible preferred stock to be obtained in the Preferred Stock Purchase, because the shares of common stock issuable upon conversion of all of the convertible preferred stock, together with the shares of common stock bought by Purchaser in the Tender Offer, would represent a majority of the outstanding common stock on a fully diluted basis (exclusive of director and employee stock options). Moreover, Purchaser's designees, if elected, will represent a majority of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16 of the Exchange Act, Katy's directors, executive officers and persons beneficially owning more than 10% of the shares must file reports of ownership and changes in ownership with the SEC, and copies of these reports with the New York Stock Exchange and Katy. One such report, which was not filed by its due date, was filed in April 2001. Lester I. Miller, a Katy director during part of 2000, reported purchases of 30 shares of Katy common stock in 2000 as a result of reinvested dividends received from shares held in the Directors' Deferred Compensation Plan. Besides this exception, and based solely on reviewing copies of the Section 16 reports, Katy believes that, during its fiscal year ended December 31, 2000, its directors, executive officers and greater than 10% beneficial owners complied with their Section 16 filing requirements.

                            EXECUTIVE COMPENSATION

                Summary of Cash and Certain Other Compensation

         The following table shows, for the years ending December 31, 2000, 1999 and 1998, the cash compensation paid by Katy and its subsidiaries (and certain other compensation paid or accrued for those years) to Katy's Chief Executive Officer ("CEO"), the four other most highly compensated executive officers and one other executive officer whose employment terminated during 2000 (the "Named Executive Officers").

                                                             Other                Restricted   Securities
Name and                                                     Annual               Stock        Underlying     All Other
Principal Position         Year     Salary       Bonus(3)    Compensation (4)     Award(5)     Options        Compensation(6)
------------------        -----    ---------    ---------   -----------------     ----------   -----------    ---------------
John R. Prann, Jr.         2000   $  525,000   $        -   $              -      $        -            -      $     15,234
   Former President,       1999      525,000            -                  -         162,000       36,000            51,411
   Chief Executive         1998      450,000      337,500                  -               -            -            67,973
   Officer, and Chief
   Operating
   Officer(1)


Arthur R. Miller           2000   $  360,000   $        -   $              -      $        -            -      $      8,424
   Executive Vice          1999      360,000            -                  -         108,000       20,000            35,497
    President,             1998      325,000      195,000                  -               -            -            49,759
    Corporate
    Development,
    Secretary and
    General Counsel

Glenn W. Turcotte          2000   $  330,000   $        -   $              -      $        -            -      $      9,742
    Senior Vice            1999      360,000            -                  -         108,000       20,000            33,313
    President(2)           1998      325,000      195,000                  -               -            -            53,607

Roger G. Engle             2000   $  285,000   $        -   $        130,664      $        -       30,000      $      5,757
    Chief Information      1999      285,000            -                  -          54,000       10,000            21,969
    Officer and Vice       1998      245,000      110,250             67,428               -            -            36,852
    President

Michael H. Kane            2000   $  250,000   $        -   $              -      $        -       30,000      $      4,368
   Vice President,         1999      230,000            -                  -          54,000        3,000            34,281
   Maintenance-Retail      1998      183,462       28,731                  -               -            -            14,446

Stephen P.                 2000   $  230,000   $        -   $              -      $        -       15,000      $      8,890
Nicholson                  1999      230,000            -                  -          54,000       10,000            25,085
    Vice President,        1999      200,000      105,000                  -                -           -           31 ,088
    Financial Officer
    Finance and Chief

(1) Mr. Prann resigned as President and Chief Executive Officer of Katy effective February 19, 2001. Effective February 19, 2001, Robert M. Baratta became President and Chief Executive Officer of Katy.

(2) Mr. Turcotte retired as Chief Operating Officer and Executive Vice President on June 30, 2000 and remains an employee to assist Katy in an advisory capacity.

(3)  Katy paid bonuses for 1998 to the Named Executive Officers (except Michael
H. Kane who was paid entirely in cash), 75% in cash and 25% in shares of Katy common stock. The share portion of the bonuses was based on the average stock price on February 19, 1999 ($17.1875). Under this arrangement, the following shares were granted for 1998:

     John R. Prann, Jr.         4,909 shares
     Arthur R. Miller           2,836 shares
     Glenn W. Turcotte          2,836 shares
     Roger G. Engle             1,603 shares
     Stephen P. Nicholson       1,527 shares.

(4) Katy reimbursed Roger G. Engle for the expenses incurred during 2000 in connection with his move to Chicago, Illinois and, during 1998, in connection with his move to Carmel, Indiana.


(5) The number and value of the Named Executive Officers' aggregated restricted stock holdings at the end of the fiscal year, priced at Katy's closing stock price at December 31, 2000, were:

     John Prann                    7,500 non-vested shares valued at $45,000
     Arthur Miller                 5,000 non-vested shares valued at $30,000
     Glenn Turcotte                5,000 non-vested shares valued at $30,000
     Roger Engle                   2,500 non-vested shares valued at $15,000
     Michael H. Kane               375 non-vested shares valued at $2,250
     Stephen Nicholson             2,500 non-vested shares valued at $15,000

The values of awards of restricted stock granted during 1999 were calculated at Katy's closing stock price on the dates of grant as set forth in the following table:

        Name                     Number of Shares             Katy's Stock                Grant Date
                                       Granted           Price on the Grant Date
John R. Prann, Jr.                      6,000                    $17.125                   01/08/99
                                        6,000                      9.875                   12/10/99

Arthur R. Miller                        4,000                    $17.125                   01/08/99
                                        4,000                      9.875                   12/10/99

Glenn W. Turcotte                       4,000                    $17.125                   01/08/99
                                        4,000                      9.875                   12/10/99

Roger G. Engle                          2,000                    $17.125                   01/08/99
                                        2,000                      9.875                   12/10/99

Michael H. Kane                           300                    $17.125                   01/08/99
                                          300                      9.875                   12/10/99

Stephen P. Nicholson                    2,000                    $17.125                   01/08/99
                                        2,000                      9.875                   12/10/99

Awards of restricted stock that were granted on January 8, 1999 generally vest in 25% increments on January 8 of 1999, 2000, 2001 and 2002. Awards of restricted stock that were granted on December 10, 1999 generally vest in 25% increments on January 3 in each of 2000, 2001, 2002 and 2003. Dividends will be paid on the restricted stock granted during 1999.


(6) The 2000, 1999 and 1998 figures include employer contributions to the Named Executive Officers' 401(k) retirement accounts, and non-cash compensation consisting of personal use of corporate automobiles and group term life insurance. The 1999 and 1998 figures also include the dollar value set aside for each Named Executive Officer under the Katy Industries, Inc. Supplemental Retirement and Deferred Plan.


The 2000 figures include the following amounts:

                                                Group Term Life
                            Auto Allowance         Insurance        401(k) Match
                            --------------         ---------        ------------

John R. Prann, Jr.             $ 10,091            $  2,518           $  2,625
Arthur R. Miller                  4,074               1,725              2,625
Glenn W. Turcotte                 2,961               4,335              2,446
Roger G. Engle                    5,225                 532                  -
Michael H. Kane                   3,608                  60                700
Stephen P. Nicholson              5,561                 704              2,625

OPTION GRANT TABLE

         The following table shows information on grants of stock options during 2000 to the Named Executive Officers.

                             Number of        % of Total
                             Securities       Options                                          Potential Realized
                             Underlying       Granted to       Exercise                         Value at Assumed
                             Options          Employees        Or Base       Expiration       Annual Rates Stock of
Name                         Granted(1)       During 2000      Price         Date             Price Appreciation(2)
--------------------         ----------       -----------      --------      ----------       ---------------------
                                                                                                5%            10%
                                                                                                --            ---
John R. Prann                       0             0.0%

Arthur R. Miller                    0             0.0%

                             Number of        % of Total
                             Securities       Options                                          Potential Realized
                             Underlying       Granted to       Exercise                         Value at Assumed
                             Options          Employees        Or Base       Expiration       Annual Rates Stock of
Name                         Granted(1)       During 2000      Price         Date             Price Appreciation(2)
--------------------         ----------       -----------      --------      ----------       ---------------------
Glenn W. Turcotte                   0             0.0%

Roger G. Engle                 30,000            20.3%          10.25         09/12/10        40,407         84,956

Michael H. Kane                30,000            20.3%          10.25         09/12/10        40,407         84,956

Stephen P. Nicholson           15,000            10.1%          10.25         09/12/10        20,204         42,478

(1) Options that were granted generally vest 25% per year beginning on the first anniversary of the grant date. The options in this table expire ten years after grant.
(2) These columns show the hypothetical value of the options granted at the end of the option term if the price of the Katy common stock were to appreciate annually by 5% and 10%, respectively, based on the grant date value of the Katy common stock.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END
OPTION/SAR VALUE TABLE

     The following table shows the value of in-the-money options and stock appreciation rights ("SARs") at December 31, 2000. No options or SARs were exercised in 2000.

                                                   Aggregate Fiscal Year-End Option/SAR Value
                                       ------------------------------------------------------------------
                                            Number of Securities
                                           Underlying Unexercised              Value of In-the-Money
                                          Options/SARs at Year End            Options/SARs at Year End
                                       ------------------------------      ------------------------------

                                       Exercisable      Unexercisable      Exercisable      Unexercisable
                                       -----------      -------------      -----------      -------------
    Name
    ----
    John R. Prann, Jr.                   94,000           188,022            $     0           $     0

    Arthur R. Miller                     44,500            95,511                  0                 0

    Glenn W. Turcotte                    50,500            95,511                  0                 0

    Roger G. Engle                       16,150            38,050                  0                 0

    Michael H. Kane                       3,500            32,250                  0                 0

    Stephen P. Nicholson                 12,250            45,504                  0                 0

TERMINATION OF EMPLOYMENT, CHANGE OF CONTROL AND OTHER ARRANGEMENTS

Compensation and Benefits Assurance Program

     On January 17, 1996, the Board of Directors adopted and approved a compensation and benefits assurance program (the "Program") for Katy's key officers to ensure that Katy retains personnel having particular experience with and knowledge of Katy's business and affairs. As of December 31, 2000, each of the Named Executive Officers, except Glenn W. Turcotte, were participants in this program. The program provides for certain severance benefits following: (a) an involuntary termination without "cause" (as defined under the Program) in the two years after a "Change in Control" (as defined below) of Katy; or (b) a deemed constructive termination in the two years after a "Change in Control" of Katy. Katy believes that the transactions contemplated by the Purchase Agreement will not constitute a "Change of Control" under the Program unless and until the Purchaser exercises its right to convert the convertible preferred stock obtained in the Preferred Stock Purchase, or the occurrence of certain other events which include the acquisition by the Purchaser of additional shares of Katy common stock.

     Severance benefits include: (i) either three years of base salary for John
R. Prann Jr. and Arthur R. Miller or two years of base salary for Roger G. Engle, Michael H. Kane, and Stephen P. Nicholson (increased to two and two-thirds years' base salary for Mr. Nicholson under certain circumstances); (ii) a lump sum payment of annual bonuses; (iii) continuation of health care benefits;
(iv) matching contributions under Katy's 401(k) savings plan (three years for Messrs. Prann and Miller; two years for Messrs. Engle, Kane, and Nicholson (increased to two and two-thirds years for Mr. Nicholson under certain circumstances)); (v) advancement of legal fees incurred in enforcing rights under the Program; (vi) out-placement assistance; and (vii) a "gross-up" payment for any excise tax payments due by the officer as a result of receiving these severance benefits. In the event of a "Change of Control," Katy is required to establish and fund a "rabbi trust" in an amount equal to the sum of the above severance benefits (not including health care benefit costs and outplacement assistance).

     A "Change in Control" is generally defined as: (i) any person (except persons in control on the effective date) becoming the beneficial owner of Katy securities with at least 30% of the combined voting power of Katy's then outstanding shares; (ii) during any period of two consecutive years, individuals who, at the beginning of that period constitute the board (including any new director, whose election by Katy's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office at the beginning of the period or whose election or nomination for election was so approved), ceasing to constitute a majority of the board; or (iii) Katy's stockholders approving a plan of liquidation, an agreement to dispose of substantially all Katy's assets, or a merger, consolidation, or reorganization of Katy, other than a merger, consolidation, or reorganization that would result in the voting securities of Katy outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of Katy (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

     In connection with the Preferred Stock Purchase and Tender Offer, Katy currently intends to enter into severance agreements with each of Arthur R. Miller, Roger G. Engle, Michael H. Kane and Stephen P. Nicholson. These severance agreements will generally provide for the substantially similar severance benefits as currently provided under the Program in the event of such individual's termination of employment except for the benefits and protections particularly suited to a "Change of Control," which include the funding of the severance benefits, the "gross up" payment for any excise taxes and the specified amount of legal fees. These severance agreements will supersede the rights of such individuals under the Program.

Other Arrangements

     On December 15, 2000, as part of Katy's efforts to retain the services of certain executives following a "Change of Control" (as defined under the Katy Industries, Inc. 1997 Long Term Incentive Plan), Katy agreed to pay Roger G. Engle and Michael H. Kane a bonus in connection with a "Change of Control" which occurs on or prior to June 30, 2002 in the event that the pre-tax proceeds received by such individual in connection with such "Change of Control" from the exercise of all "in the money" options held by such individual at the time of the "Change of Control" and the disposition of shares of common stock issued pursuant to such exercise (or payment of the net vlaue thereof in lieu of such exercise and disposition) does not equal or exceed seventy-five percent (75%) of the individual's then current base salary. The bonus would be equal to the difference between proceeds received by such individual and seventy-five (75%) percent of the individual's base salary. Purchaser has indicated that it may give these individuals the choice either to receive the payments specified above in exchange for the forfeiture of such individual's options, or to retain such options subject to the terms and conditions of the Katy stock incentive plan under which such options were granted.

     In connection with his resignation as President and Chief Executive Officer as of February 19, 2001, Katy entered into a separation agreement with John R. Prann, Jr. under which he will receive a payment of $525,000 and, if Katy enters into a definitive agreement within 180 days of March 2, 2001 that would result in a "Change of Control" of Katy (as defined in the separation agreement) and such "Change of Control occurs within 270 days of March 2, 2001, Katy will pay Mr. Prann an additional $1,050,000. In addition, Katy agreed to pay Mr. Prann's account balance (excluding amounts deferred under Katy's Prior Service Retirement Plan (Frozen Plan)) under the Supplemental Plan (as described above), calculated based on the price of Katy's common stock at the close of business on February 16, 2001, in a single lump sum in cash on January 2, 2002. Also, subject to Mr. Prann cooperating with and assisting Katy in the transition of his duties and responsibilities through April 15, 2001, the transfer and forfeiture restrictions on the restricted stock held by Mr. Prann shall lapse on April 16, 2001. Notwithstanding Katy's belief that the transactions contemplated by the Purchase Agreement will not constitute a "Change of Control" under the Separation Agreement absent the occurrence of certain events (as described under the Program), Purchaser has indicated that it may seek additional concessions from Mr. Prann for which it would be willing to pay Mr. Prann the amount under the separation agreement which is contingent upon the signing and consummation of a "Change of Control."

     In connection with his resignation as Chief Operating Officer and Executive Vice President as of June 30, 2000, Katy entered into an executive retirement agreement with Glenn W. Turcotte under which he will provide certain advisory services to Katy as a Senior Vice President and receive, in accordance with Katy's ordinary payroll policies, $300,000 for the period from July 1, 2000 through December 31, 2000, $100,000 per year for the period from January 1, 2001 through December 31, 2003 and $50,000 per year for the period from January 1, 2004 through December 31, 2005. In addition, Mr. Turcotte agreed to be bound by customary confidentiality, non-competition and works for hire provisions. Mr. Turcotte also relinquished his rights under the Program. The executive retirement agreement generally expires on December 31, 2005.

DIRECTORS' COMPENSATION

     For 2000, directors who were not employed by Katy or its subsidiaries received: (i) an annual retainer of $9,000 ($15,000 for the Chairman of the Board); (ii) options to acquire 2,000 shares (see below); (iii) a stock grant of 500 shares for service on the Board of Directors; and (iv) up to $2,000 for attending each meeting of the Board or a Board committee.

     For 2001, it is expected that directors will receive the same compensation. Katy does not pay separate compensation to directors who are officers.

     Under the Katy Industries, Inc. Non-Employee Director Stock Option Plan (the "Directors' Stock Option Plan"), each non-employee director receives on the date immediately following the annual meeting an annual grant of options to acquire 2,000 shares of Katy common stock. The exercise price is the fair market value on the date of grant. The director may exercise these options at any time during the ten years from the date of grant.

     Directors may also participate in the Directors' Deferred Compensation Plan which became effective June 1, 1995 (the "Directors' Deferred Compensation Plan"). Under this Plan a director may defer directors' fees, retainers and other compensation paid for services as a director until the later of the director's attainment of age 62 or ceasing to be a director. Each director has 30 days before the beginning of a Plan Year (as defined in the Directors' Deferred Compensation Plan) in which to elect to participate in the Directors' Deferred Compensation Plan. Directors may invest these amounts in one or more investment alternatives offered by Katy. Directors may elect to receive distributions of deferred amounts in a lump sum or five annual installments.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") presents the following executive compensation report for fiscal 2000:

     The Compensation Committee consists of Charles W. Sahlman (Chairman), Jacob Saliba and Daniel B. Carroll. It makes decisions on executive officer compensation and reports its decisions to the board. It also seeks the board's approval on the CEO's compensation. The following summarizes the compensation practice and philosophy that was in effect at Katy for the fiscal year ended December 31, 2000. Modifications to such philosophy have and may continue to be made.

Compensation Philosophy

     Katy's compensation program aims to align executive officers' economic interests with those of stockholders (including Katy's financial objectives and market performance). The Compensation Committee seeks to adjust compensation levels (through competitive base salaries and bonus payments) based on individual and Katy performance. It reviews the executive compensation program annually in view of Katy's annual strategic and financial objectives and performance.

Compensation Program Components

     Annual compensation for Katy's CEO and executive officers (including the Named Executive Officers) consists of two cash compensation components: base salary and annual cash bonuses. A third component, stock options, is used for executive retention, to attract new key people, and to align the long-term interests of eligible executives with those of stockholders.

     Salary and bonus levels reflect job responsibility, seniority, Compensation Committee judgments of individual effort and performance, and Katy's financial and market performance (in light of the competitive environment in which Katy operates). Annual cash compensation is also influenced by comparable companies' compensation practices so that Katy remains reasonably competitive in the market. While competitive pay practices are important, the Compensation Committee believes that the most important considerations are individual merit and Katy's financial and market performance. In considering Katy's financial and market performance, the Compensation Committee reviews, among other things, net income, cash flow, working capital and revenues and share price performance relative to comparable companies and historical performance.

     The Annual Bonus Plan, effective as of January 1, 1995, compensates employees based on target bonus opportunities established by the Compensation Committee stated as a percentage of annual base salary for recommended key employees each year (including the CEO and the Named Executive Officers). An employee achieves the target bonus opportunity if [he or she/his or her division meets] 100% of pre-established performance goals. He or she can earn a higher or lower bonus if performance exceeds or falls short of targeted levels. The performance goals for 2000 were based on two financial measures for each division and for corporate: operating income and working capital management. For 2000, the performance goals set by the Compensation Committee were not satisfied and, therefore, no bonuses were earned.

     The Supplemental Retirement and Deferral Plan (the "Supplemental Deferral Plan"), among other things, allows participants to voluntarily defer up to 100% of their annual bonus and up to 50% of their base salary until retirement or termination of his or her employment. The Supplemental Deferral Plan allows Katy to make a profit sharing allocation to participants' accounts of, in aggregate, 2% of adjusted pre-tax income, as determined by the Compensation Committee. For 2000, Katy did not make an allocation under the Supplemental Deferral Plan. Katy invests voluntary deferrals and profit sharing allocations at the employee's election in several investment alternatives offered by Katy.

     The third compensation component is a stock option program. Under Katy's stock option program, the board is allowed to provide compensation in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units or shares, and other incentive awards including cash bonuses, contingent on Katy's share price reaching certain goals specified under the stock option program. The Compensation Committee believes that the stock option program optimizes Katy's growth and profitability through incentives to employees which are consistent with Katy's goals and which link employees' personal interests to those of the stockholders. The stock option program is also intended to give Katy flexibility to attract, motivate, and retain the services of employees and other individuals who contribute to its success. For 2000, no stock options were granted.

Chief Executive Officer Compensation

     John R. Prann, Jr. became President in April 1993 and CEO in December 1993. Mr. Prann's salary for 2000 was based upon his experience and qualifications, responsibilities, individual effort and performance and Katy's performance. For 2000, Mr. Prann did not receive any additional payments, awards or grants, including those based on the satisfaction of performance goals.

Summary

     The Compensation Committee believes that the total compensation program for executive officers is appropriately related to individual performance and Katy's performance (including Katy's financial results and stockholder value). The Compensation Committee monitors the executive compensation of comparable companies and believes that Katy's compensation program is competitive and provides appropriate incentives for Katy's executive officers to work towards continued improvement in Katy's overall performance.

     Compensation Committee of the Board of Directors

          Charles W. Sahlman, Chairman
          Jacob Saliba
          Daniel B. Carroll

STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the cumulative total stockholder return on the shares of Katy common stock with the cumulative total return of the Russell 2000 and the cumulative total return of the S&P Manufacturing Diversified for the fiscal years ending December 31, 1995 through 2000. The graph below assumes $100 invested, including reinvestment of dividends, on December 31, 1995.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG KATY INDUSTRIES, INC., THE RUSSELL 2000 INDEX
                AND THE S & P MANUFACTURING (DIVERSIFIED) INDEX

                             [GRAPH APPEARS HERE]

                Comparison of Five Year Cumulative Total Return

                                                         Cumulative Total Return
                                         --------------------------------------------------------------
                                         12/95       12/96       12/97     12/98      12/99      12/00
Katy Industries, Inc.                    100.00      160.24      229.26    200.98     101.93      72.84

Russell 2000                             100.00      116.49      142.55    138.92     168.45     163.36

S&P Manufacturing                        100.00      137.81      164.11    190.20     233.82     278.35
(Diversified)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee's members are Charles W. Sahlman, Jacob Saliba and Daniel B. Carroll.

     During 2000, Charles W. Sahlman was President of Sahlman Holding Company, Inc. (43% owned by Katy and 57% owned by Sahlman Seafoods, Inc., a corporation owned by Mr. Sahlman, his family members and various employees of Sahlman Seafoods, Inc.) Mr. Sahlman is also a former Executive Vice President of Katy. Jacob Saliba was Katy's CEO from 1988 to 1993.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2000, Charles W. Sahlman served as President of Sahlman Holding Company, Inc. (43% owned by Katy and 57% owned by Sahlman Seafoods, Inc.). Mr. Sahlman is also a former Executive Vice President of Katy. William F. Andrews is a principal of Kohlberg.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors met four times during 2000. Each director then in office attended at least 75% of those meetings and of the meetings of the board committees of which he or she is a member.

     Katy's By-laws provide for an Executive Committee to which the Board of Directors has assigned all powers delegable by law. The Executive Committee met informally through numerous telephone conferences at intervals between meetings of the full Board of Directors, and acted by unanimous consent without formal meetings. The Executive Committee consists of Wallace E. Carroll, Jr. (Chairman), Arthur R. Miller, Robert M. Baratta, Charles W. Sahlman and Jacob Saliba. William H. Murphy was a member of the Executive Committee prior to his death in 2000 and John R. Prann, Jr. was a member of the Executive Committee prior to his resignation as Chief Executive Officer and director in February 2001.

     The Board of Directors also has an Audit Committee and a Compensation Committee. The Audit Committee consists of Daniel B. Carroll (Chairman), Wallace
E. Carroll, Jr. and Jacob Saliba, each of whom is independent (as defined by Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards). The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Annex E. Prior to his death in 2000, William H. Murphy was Chairman of the Audit Committee. This Committee met one time during 2000, met informally throughout the year, and held numerous telephone conferences during 2000. The Audit Committee reviews the results of the annual audit with Katy's independent auditors, reviews the scope and adequacy of Katy's internal auditing procedures and its system of internal controls, reviews Katy's financial statements and related financial issues with management and the independent auditors, and reports its findings and recommendations to the Board of Directors.

     The Compensation Committee consists of Charles W. Sahlman (Chairman), Jacob Saliba and Daniel B. Carroll. This Committee, which reviews current and deferred compensation for Katy officers and for some officers and key employees of its subsidiaries, held one meeting, met informally throughout the year, and held numerous telephone conferences during 2000. It makes decisions on executive officer compensation and reports its decisions to the board. It also seeks the board's approval on the CEO's compensation.

     The entire Board of Directors considers and selects nominees for directors. It does not have a separate nominating committee. On January 17, 1996, the board adopted an advance notice bylaw provision requiring stockholder nominations of directors to be received by Katy not less than 50 days nor more than 90 days before the annual meeting.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements for the year ending 2000 with management, and has discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountants the independent accountants' independence. Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Katy's Annual Report on Form 10-K for 2000 filed with the SEC.

     Audit Committee of the Board of Directors:

            Daniel B. Carroll (Chairman)
            Wallace E. Carroll, Jr.
            Jacob Saliba

      PROPOSALS OF STOCKHOLDERS FOR 2002 ANNUAL MEETING

     In order to be considered for inclusion in Katy's proxy materials for the 2002 annual meeting of stockholders, any stockholder proposal must be addressed to Katy Industries, Inc., 6300 S. Syracuse Way, Suite 300, Englewood, Colorado 80111, Attention: Secretary, and must be received no later than
________________.

     Katy's by-laws set forth additional requirements and procedures regarding the submission by stockholders of matters for consideration at an annual meeting of stockholders. A stockholder proposal or nomination intended to be bought before the 2002 annual meeting must be received by the Secretary in writing not less than 50 days nor more than 90 days prior to the 2002 annual meeting. A nomination or proposal that does not comply with such requirements and procedures will be disregarded.

                          FORWARD-LOOKING STATEMENTS

     This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the consummation of the equity transaction contemplated by the Purchase Agreement with Purchaser. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "anticipate," "expect," "estimate," "intent" and similar expressions identify forward-looking statements.

Forward-looking statements necessarily reflect numerous assumptions and involve risks and uncertainties, and actual results could differ materially from those anticipated in the forward-looking statements. There can be no assurance that the sale of Hamilton or the new financing with Bankers Trust Company will be consummated, or that the proposed transaction with Purchaser will be completed. Factors that would cause actual results to differ materially from Katy's current expectations include but are not limited to those factors set forth in Katy's Annual Report on Form 10-K.

                      WHERE TO GET ADDiTIONAL INFORMATION

     Additional information about the Tender Offer is set forth in a Tender Offer Statement and a Solicitation/Recommendation Statement on Schedule 14D-9. The Tender Offer Statement and Solicitation/Recommendation Statement is being distributed concurrently with the distribution of this Proxy Statement. Every person who is a stockholder of Katy when the Tender Offer Statement and Solicitation/Recommendation Statement is distributed will receive a copy of the Tender Offer Statement and Solicitation/Recommendation Statement. The Tender Offer Statement is part of a statement on Schedule TO which will be filed by Purchaser upon commencement of the Tender Offer. The Solicitation/Recommendation Statement on Schedule 14D-9 will be filed by Katy simultaneously with the filing by Purchaser of the Tender Offer Statement. You can obtain copies of the statement on Schedule TO and of the statement on Schedule 14D-9 as described below.

     Katy files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Katy files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings of Katy are also available to the public through the SEC's website at "http://www.sec.gov."

     This Proxy Statement incorporates documents by reference which are not presented in the Proxy Statement and which are not delivered with the Proxy Statement. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information filed with the SEC will update and supersede this information. If this Proxy Statement was delivered to you by Katy, Katy will provide you without charge a copy of any document incorporated by reference that you request (excluding exhibits, unless they are specifically incorporated by reference). Written requests for such copies should be sent to Secretary of Katy at its executive offices, 6300 S. Syracuse Way, Suite 300, Englewood, Colorado 80111. Telephone requests for copies can be made to (303) 290-9300.

                          ANNUAL REPORT ON FORM 10-K

     INCLUDED IN THIS MAILING IS A COPY OF KATY'S 2000 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES KATY'S 2000 ANNUAL REPORT ON FORM 10-K. KATY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES (WITHOUT EXHIBITS) OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER AS OF THE RECORD DATE. KATY WILL PROVIDE COPIES OF THE EXHIBITS TO THE ANNUAL REPORT UPON PAYMENT OF A REASONABLE FEE THAT WILL NOT EXCEED KATY'S REASONABLE EXPENSES INCURRED IN CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO KATY INDUSTRIES, INC., 6300 S. SYRACUSE WAY, SUITE 300, ENGLEWOOD, COLORADO 80111, ATTENTION: SECRETARY.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors does not know of any matters to be presented to the meeting other than the proposals noted in the Proxy Statement. However, if other matters come before the meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment. On January 17, 1996, Katy's Board of Directors adopted an advance notice bylaw provision requiring that stockholder proposals to be made at any annual meeting be received by Katy not less than 50 days nor more than 90 days prior to the annual meeting. No such stockholder proposals were received for the 2001 Annual Meeting.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     Katy's Annual Report on Form 10-K for the year ended December 31, 2000 is being sent to stockholders along with this Proxy Statement and is incorporated herein by reference.

     All documents filed by Katy pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Proxy Statement and prior to the Annual Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement, or in any other subsequent filed document which is also incorporated herein by reference, modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement except as so modified or superseded.

                                               By Order of the Board of
                                               Directors KATY INDUSTRIES, INC.



                                               _____________________
                                               Arthur R. Miller
                                               Secretary
April __, 2001

                                                                        ANNEX A

[BEAR STEARNS LETTERHEAD]                               Bear, Stearns & Co. Inc.
                                                                 245 Park Avenue
                                                       New York, New York  10167
                                                               Tel  212.272.2000
                                                             www.bearstearns.com


March 29, 2001

The Board of Directors
Englewood, CO 80111-6723

Ladies and Gentlemen:

We understand that Katy Industries, Inc. ("Katy") and KKTY Holding Company, L.L.C., an affiliate of Kohlberg Investors IV, L.P. ("Purchaser") will enter into a Preferred Stock Purchase and Recapitalization Agreement (the "Recapitalization Agreement") pursuant to which Purchaser will (i) commence a cash tender offer to purchase up to 2,500,000 outstanding shares of common stock of Katy (the "Common Stock") at a price of $8.00 per share (the "Tender Offer") and (ii) purchase from Katy 400,000 shares (the "Preferred Stock Purchase") of newly issued preferred stock (the "Convertible Preferred Stock") at $100 per share. We also understand that, pursuant to the Recapitalization Agreement, the terms of the Convertible Preferred Stock as set forth in the term sheet relating to the Convertible Preferred Stock (the "Preferred Term Sheet") would provide that (i) each share of the Convertible Preferred Stock would be convertible into Common Stock at a ratio of twelve and one-half shares of Common Stock per share of Convertible Preferred Stock (equivalent to $8.00 per share of Common Stock), subject to certain adjustments, (ii) shares of the Convertible Preferred Stock would not be entitled to receive any dividends, and (iii) shares of the Convertible Preferred Stock would be non-voting, subject to certain exceptions. We further understand that certain holders of Common Stock (the "Participating Shareholders") will enter into a Stock Voting and Tender Agreement with the Purchaser (the "Voting Agreement") pursuant to which the Participating Shareholders will agree to vote certain of their shares of Common Stock with respect to certain matters relating to the Tender Offer and the Preferred Stock Purchase and other matters and to tender certain of their shares of Common Stock in the Tender Offer.

We understand that, immediately upon the consummation of the transactions contemplated by the Tender Offer and the Preferred Stock Purchase, Purchaser and its affiliates will hold approximately 29.8% of the outstanding Common Stock and at least a majority of Katy's common equity on a diluted basis, assuming conversion of the Convertible Preferred Stock. We also note certain governance arrangements contemplated by the Recapitalization Agreement, including that, upon the consummation of the transactions contemplated by the Tender Offer and the Preferred Stock Purchase, designees of Purchaser will represent a majority of the Board of Directors of Katy.

In addition, we understand that, in connection with the Tender Offer and the Preferred Stock Purchase, Purchaser will enter into senior secured credit facilities with a syndicate of lenders pursuant to the commitment letter from Bankers Trust Company to Purchaser dated March 27, 2001 (the "Commitment Letter") and that the Commitment Letter will provide that, subject to certain conditions, Katy would borrow up to $150.0 million under these credit facilities (consisting of a term loan of up to $40.0 million and a revolving loan of up to $110.0 million) on interest rates and other terms and conditions set forth in the Commitment Letter (collectively, the "Refinancing"). We understand that, upon consummation of the Tender Offer and the Preferred Stock Purchase and the Refinancing, substantially all of the outstanding existing indebtedness of Katy would be repaid in full and the only material outstanding indebtedness of Katy immediately thereafter would be the indebtedness contemplated by the Commitment Letter and certain capital leases of Katy.

You have provided us with copies of the Recapitalization Agreement (including the Preferred Term Sheet), the Voting Agreement and the Commitment Letter, and advised us that each of them is in substantially final form.

You have asked us to render our opinion as to whether the Tender Offer and the Preferred Stock Purchase, taken as a whole, are fair, from a financial point of view, to the shareholders of Katy.

In the course of performing our review and analyses for rendering this opinion, we have:

o reviewed a draft of the Recapitalization Agreement dated March 28, 2001 (including the Preferred Term Sheet);

o   reviewed a draft of the Voting Agreement dated March 28, 2001;

o reviewed a commitment letter from Kohlberg Investors IV, L.P. to Purchaser dated March 27, 2001, relating to the Tender Offer and the Preferred Stock Purchase;

o   reviewed the Commitment Letter;

o reviewed Katy's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1998 and 1999, its Quarterly Report on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000, its preliminary results for the year ended December 31, 2000, its Proxy Statement on Schedule 14A dated March 31, 2000, its Report on Form 8-K dated January 15, 1999 and its Report on Form 8-K/A dated March 22, 1999;

o reviewed the Amended and Restated Credit Agreement dated as of December 11, 1998, among Katy, Bank of America National Trust and Savings Association, as Administrative Agent and Issuing Bank, La Salle National Bank, as Managing Agent, and the other financial institutions party thereto;

o reviewed certain operating and financial information, including projections for the seven years ended December 31, 2007, provided to us by management relating to Katy's business and prospects;

o met with certain members of Katy's senior management to discuss Katy's business, operations, historical and projected financial results and future prospects;

o reviewed the historical prices, trading multiples and trading volumes of the common shares of Katy;

o reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Katy;

o reviewed the terms of selected precedent merger and acquisition transactions of, and investment transactions involving, companies which we deemed generally comparable to Katy or situations which we deemed generally comparable to the Tender Offer and the Preferred Stock Purchase, taken as a whole;

o performed discounted cash flow analyses based on the projections for Katy furnished to us by the management of Katy;

o reviewed the pro forma financial results, financial condition and capitalization of Katy giving effect to the Tender Offer and the Preferred Stock Purchase, taken as a whole, and the Refinancing; and

o conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the projections, provided to us by Katy. With respect to Katy's projected financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Katy as to the expected future performance of Katy. We have not assumed any responsibility for the independent verification of any such information or of the projections provided to us, and we have further relied upon the assurances of the senior management of Katy that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading.

In arriving at our opinion, we have taken into account, with your consent, the risks inherent in Katy's current business plans, including the view of the senior management of Katy that in the current capital markets environment there exists a risk that Katy would be unable in the future to obtain continued waivers of the defaults under its current credit facility and that Katy would be unable to obtain, on reasonable terms, financing necessary to replace its current credit facility. We have also considered that, according to the senior management of Katy, (i) no other potential investor or acquiror has made any investment or acquisition proposal to Katy since November 6, 2000 (the date of the public announcement by Katy that it was exploring its strategic alternatives, including the possible sale of Katy, and that it was in discussions with a potential purchaser relating to a possible purchase of Katy) or since March 2, 2001 (the date of the public announcement by Katy that it was engaged in discussions with a potential purchaser of a substantial equity position in Katy) and (ii) the prospects for obtaining access to additional financing in the public or private capital markets are limited.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Katy, nor have we been furnished with any such appraisals. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest involving an investment in, a recapitalization of, or acquisition of all or part of, Katy. We have assumed that the Tender Offer and the Preferred Stock Purchase and the Refinancing will be consummated in a timely manner and in accordance with the terms of the Recapitalization Agreement and the Commitment Letter without any limitations, restrictions, conditions, amendments or modifications that collectively would have a material effect on Katy.

We do not express any opinion as to the price or range of prices at which the shares of common stock of Katy may trade subsequent to the announcement of the Tender Offer and the Preferred Stock Purchase and the Refinancing or as to the price or range of prices at which the shares of common stock of Katy may trade subsequent to the consummation of the Tender Offer and the Preferred Stock Purchase and the Refinancing.

In the ordinary course of business, Bear Stearns may actively trade the equity and debt securities of Katy for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is intended for the benefit and use of the Board of Directors of Katy and does not constitute a recommendation to the Board of Directors of Katy or any holders of Katy common stock as to how to vote their shares of common stock of Katy in connection with the Tender Offer and the Preferred Stock Purchase or whether or not to tender their shares of common stock of Katy in connection with the Tender Offer. This opinion does not address Katy's underlying business decision to pursue the Tender Offer and the Preferred Stock Purchase and the Refinancing, the relative merits of the Tender Offer and the Preferred Stock Purchase, taken as a whole, and the Refinancing, as compared to any alternative business strategies that might exist for Katy or the effects of any other transaction (including the Refinancing) in which Katy might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any statement on Schedule 14D-9 to be distributed to the holders of shares of common stock of Katy in connection with the Tender Offer and in any proxy statement to be distributed to the holders of shares of common stock of Katy in connection with the Tender Offer and the Preferred Stock Purchase. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Tender Offer and the Preferred Stock Purchase, taken as a whole, are fair, from a financial point of view, to the shareholders of Katy.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:      /s/ Marc R. Daniel
       ________________________________
       Senior Managing Director

                                                                         ANNEX B

                                                                  EXECUTION COPY

================================================================================

            PREFERRED STOCK PURCHASE AND RECAPITALIZATION AGREEMENT

                                 by and among

                         KKTY HOLDING COMPANY, L.L.C.

                                      and

                             KATY INDUSTRIES, INC.

                          Dated as of March 29, 2001


================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I THE OFFER..................................................................................................  2
     SECTION 1.1.  The Offer.........................................................................................  2
     SECTION 1.2.  Offer Documents...................................................................................  3
     SECTION 1.3.  Certain Actions...................................................................................  4
     SECTION 1.4.  Payment for Offer Shares Tendered and Accepted....................................................  7

ARTICLE II PREFERRED STOCK PURCHASE..................................................................................  8
     SECTION 2.1.  Purchase and Sale.................................................................................  8
     SECTION 2.2.  Closing...........................................................................................  8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF KATY...................................................................  9
     SECTION 3.1.  Organization, Qualification, Etc..................................................................  9
     SECTION 3.2.  Capitalization.................................................................................... 10
     SECTION 3.3.  Corporate Authority Relative to this Agreement; No Violation...................................... 11
     SECTION 3.4.  Reports and Financial Statements.................................................................. 11
     SECTION 3.5.  Accounts Receivable, Accounts Payable and Inventory............................................... 12
     SECTION 3.6.  Indebtedness; No Undisclosed Liabilities.......................................................... 13
     SECTION 3.7.  [Reserved]........................................................................................ 13
     SECTION 3.8.  Customers and Suppliers........................................................................... 13
     SECTION 3.9.  No Violation of Law............................................................................... 13
     SECTION 3.10. Transactions with Affiliates...................................................................... 14
     SECTION 3.11. [Reserved]........................................................................................ 14
     SECTION 3.12. Environmental, Health and Safety Laws and Regulations............................................. 14
     SECTION 3.13. Employee Benefit Matters.......................................................................... 15
     SECTION 3.14. Absence of Certain Changes or Events.............................................................. 18
     SECTION 3.15. Investigations; Litigation........................................................................ 19
     SECTION 3.16. Products.......................................................................................... 19
     SECTION 3.17. Securities Filings................................................................................ 19
     SECTION 3.18. Tax Matters....................................................................................... 19
     SECTION 3.19. Intellectual Property............................................................................. 20
     SECTION 3.20. Severance Payments................................................................................ 21
     SECTION 3.21. Title to Properties............................................................................... 21
     SECTION 3.22. Licenses.......................................................................................... 22
     SECTION 3.23. Insurance......................................................................................... 23
     SECTION 3.24. Material Contracts................................................................................ 23
     SECTION 3.25. Rights Agreement.................................................................................. 24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................ 25
   SECTION 4.1.  Organization, Qualification, Etc................................................................. 25
   SECTION 4.2.  Corporate Authority Relative to this Agreement; No Violation..................................... 25
   SECTION 4.3.  Litigation....................................................................................... 26
   SECTION 4.4.  Ownership of Katy Stock.......................................................................... 26
   SECTION 4.5.  No Required Vote of Purchaser Shareholders....................................................... 26
   SECTION 4.6.  Securities Filings............................................................................... 26
   SECTION 4.7.  Loan Commitments................................................................................. 26
   SECTION 4.8.  Purchase for Investment.......................................................................... 27

ARTICLE V COVENANTS AND AGREEMENTS................................................................................ 27
   SECTION 5.1.  Conduct of Business by Katy and the Subsidiaries................................................. 27
   SECTION 5.2.  Investigation.................................................................................... 29
   SECTION 5.3.  Cooperation...................................................................................... 30
   SECTION 5.4.  Employee Benefit Plans........................................................................... 30
   SECTION 5.5.  Filings; Other Action............................................................................ 30
   SECTION 5.6.  [Reserved]........................................................................................31
   SECTION 5.7.  Anti-takeover Statute............................................................................ 31
   SECTION 5.8.  No Solicitation by Katy.......................................................................... 31
   SECTION 5.9.  Rights Agreement................................................................................. 33
   SECTION 5.10. Public Announcements............................................................................. 33
   SECTION 5.11. Indemnification of Directors and Officers........................................................ 33
   SECTION 5.12. Additional Reports............................................................................... 34
   SECTION 5.13. Update Disclosure; Breaches...................................................................... 34
   SECTION 5.14. Corporate Governance............................................................................. 35
   SECTION 5.15. Registration Rights.............................................................................. 36

ARTICLE VI CONDITIONS TO CLOSING.................................................................................. 36
   SECTION 6.1.  Conditions to Each Party's Obligation to Close................................................... 36
   SECTION 6.2.  Conditions to Obligations of Katy to Close....................................................... 37
   SECTION 6.3.  Conditions to Obligations of Purchaser to Close.................................................. 37

ARTICLE VII TERMINATION, WAIVER, AMENDMENT AND CLOSING............................................................ 38
   SECTION 7.1.  Termination or Abandonment....................................................................... 38
   SECTION 7.2.  Termination Fee.................................................................................. 39
   SECTION 7.3.  Approval of Board of Directors Required.......................................................... 40

ARTICLE VIII MISCELLANEOUS........................................................................................ 41
   SECTION 8.1.  Non-Survival of Representations and Warranties; Specific Enforcement;
                   Limitation..................................................................................... 41
   SECTION 8.2.  Expenses......................................................................................... 41
   SECTION 8.3.  Counterparts; Effectiveness...................................................................... 41

      SECTION 8.4. Governing Law............................................................................ 41
      SECTION 8.5. Notices.................................................................................. 42
      SECTION 8.6. Assignment; Binding Effect............................................................... 43
      SECTION 8.7. Severability............................................................................. 43
      SECTION 8.8. Miscellaneous............................................................................ 43
      SECTION 8.9. Headings................................................................................. 43
      SECTION 8.10. Finders or Brokers...................................................................... 44
      SECTION 8.11. Amendment............................................................................... 44
      SECTION 8.12. Waiver.................................................................................. 44


ANNEX I

ANNEX II

EXHIBIT A

EXHIBIT B

EXHIBIT C

Schedule 3.1
Schedule 3.2(a)
Schedule 3.2(b)
Schedule 3.2(c)
Schedule 3.3
Schedule 3.5(a)
Schedule 3.5(b)
Schedule 3.5(c)
Schedule 3.5(d)
Schedule 3.6
Schedule 3.8
Schedule 3.10
Schedule 3.12
Schedule 3.13(a)
Schedule 3.13(c)
Schedule 3.13(g)
Schedule 3.14
Schedule 3.15
Schedule 3.16
Schedule 3.19

Schedule 3.21
Schedule 3.22
Schedule 3.23
Schedule 3.24
Schedule 5.1
Schedule 6.2
Schedule 6.3

            PREFERRED STOCK PURCHASE AND RECAPITALIZATION AGREEMENT

     THIS PREFERRED STOCK PURCHASE AND RECAPITALIZATION AGREEMENT, dated as of March 29, 2001 (this "Agreement"), is among KKTY HOLDING COMPANY, L.L.C. ("Purchaser") and KATY INDUSTRIES, INC. ("Katy").

     WHEREAS, Katy is a corporation duly organized and existing under the laws of the State of Delaware, and Purchaser is a limited liability company duly organized and existing under the laws of the State of Delaware;

     WHEREAS, the respective Boards of Directors of Katy and Purchaser have approved the transactions contemplated by this Agreement (the "Recapitalization") on the terms and subject to the conditions set forth in this Agreement, and the Board of Directors of Katy has determined that the Offer (as defined in Section 1.1) and the Preferred Stock Purchase (as defined below) are
           -----------
fair to and in the best interests of Katy's shareholders;

     WHEREAS, Purchaser has simultaneously entered into a binding term sheet, attached hereto as Exhibit B, with Bankers Trust Company to refinance the
                   ---------
existing loans of Katy (the "Refinancing");

     WHEREAS, as a condition to Purchaser entering into this Agreement, Katy has entered into a letter of intent dated March 6, 2001 with respect to the sale of Hamilton Metals, L.P. ("Hamilton") for a cash purchase price equal to $21,000,000, and such letter of intent remains in full force and effect as of the date hereof;

     WHEREAS, at Purchaser's request, certain members of Katy's management, directors, officers and other shareholders (collectively the "Agreement Shareholders") are simultaneously entering into a stock voting and tender agreement with Purchaser (the "Voting Agreement") pursuant to which the Agreement Shareholders have agreed to vote with respect to certain questions that may be put to such Agreement Shareholders, in each case, in accordance with the terms and conditions of the Voting Agreement and to tender certain of their Common Shares in the Offer;

     WHEREAS, to effectuate the Recapitalization, Katy and Purchaser each desire that Purchaser (i) commence a cash tender offer to purchase up to 2,500,000 outstanding shares (the "Offer Shares") of common stock, $1.00 par value per share, of Katy (the "Katy Common Stock"), inclusive of their respective associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of January 13, 1995, as amended (the "Rights Agreement"), between Katy and La Salle National Bank, as Rights Agent (the shares of Katy Common Stock and the associated Rights are referred to herein as "Common Shares") and (ii) purchase from Katy not less than 400,000 shares of newly issued preferred stock, $100.00 par value per share (the "Convertible Preferred Stock"), convertible at a ratio of twelve and one-half Common Shares per share of Convertible Preferred Stock (equivalent to $8.00 per Common Share) into an aggregate of not less than 5,000,000 Common Shares, for a purchase price of $100.00 per share (or an aggregate purchase price of $ 40,000,000) (the "Preferred Stock Purchase"), in each case, on the terms and subject to the conditions set forth in this Agreement and the Offer Documents (as defined in
Section 1.2 hereof), and the Board of Directors
-----------
of Katy has approved such tender offer and such Preferred Stock Purchase and has resolved to recommend to its shareholders that they consider acceptance of the tender offer and the tender of all or part of their Common Shares pursuant thereto and that they authorize the Convertible Preferred Stock and the issuance of Common Shares upon conversion of the Convertible Preferred Stock and approve the terms of the Preferred Stock Purchase at a meeting of the shareholders of Katy (the "Shareholder Meeting");

     WHEREAS, simultaneously with entering into this Agreement, Purchaser and Katy have executed a term sheet, attached hereto as Exhibit C, providing for the
                                                    ---------
terms and conditions of the Convertible Preferred Stock;

     WHEREAS, Exhibit A to this Agreement sets forth the pages hereof on which
              ---------
the capitalized terms are defined;

     WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Preferred Stock Purchase and also to prescribe various conditions to the Offer and the Preferred Stock Purchase; and

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                   The Offer
                                   ---------

     SECTION 1.1.   The Offer.
                    ---------

     (a) Concurrently with the date the definitive proxy statement for the Shareholder Meeting is first mailed to Katy's shareholders (the "Offer Commencement Date"), Purchaser shall commence (within the meaning of Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer to purchase (the "Offer") the Offer Shares at a price of $8.00 per Share, net to the seller of such Offer Shares in cash (such amount, or any greater amount per Offer Share paid pursuant to the Offer, being hereinafter referred to as the "Offer Consideration"), subject to the provisions of this Agreement, provided that this Agreement shall not have been terminated pursuant to Article VII and that no fact, occurrence or circumstance shall exist which
   -----------
would result in a failure to satisfy any of the conditions (to the extent not waived by Purchaser) set forth in Annex I (the "Purchaser Closing Conditions"),
                                  -------
and provided further that the Offer Shares shall in no event represent more than 29.9% of the outstanding voting securities of Katy. The obligation of Purchaser to consummate the Offer, accept for payment and to pay for the Offer Shares validly tendered in the Offer and not withdrawn shall be expressly subject to
(i) satisfaction of the Purchaser Closing Conditions (to the extent not waived by Purchaser), including, without limitation, the condition that the number of Offer

Shares (up to the maximum of 2,500,000) which shall have been validly tendered and not withdrawn prior to the expiration of the Offer, together with the Common Shares into which the Convertible Preferred Stock to be purchased by Purchaser are convertible, shall represent not less than a majority of the Katy Common Stock issuable and outstanding, calculated on a fully diluted basis (exclusive of outstanding Options), on the Closing Date, and (ii) pro rata acceptance for payment of Common Shares tendered as specified in Section 1.4(b) if the total
                                                  --------------
number of Common Shares tendered exceeds the maximum of 2,500,000. The initial expiration date of the Offer shall be midnight, New York City time, on the later of (i) the date immediately succeeding the date of the Shareholder Meeting fixed in the definitive proxy statement and (ii) the 20/th/ Business Day after the Offer Commencement Date; provided, however, that, subject to the requirements of applicable law, the term of the Offer shall be extended by Purchaser if so requested by Katy if the Purchaser Closing Conditions (other than the Minimum Condition, the condition set forth in paragraph (ii) of the first paragraph of Annex I and the conditions set forth in subclauses (j), (n) and (p) of Annex I)
                                                                       -------
shall have been satisfied as of the date of the request, and may in any case be extended in the sole discretion of Purchaser, for a period of up to twenty (20) Business Days, provided, however, that in no event shall the Offer be extended beyond June 30, 2001. For purposes of this Agreement, the term "Business Day" shall mean any day, other than Saturday, Sunday or a United States federal holiday.

     (b)  [Reserved]

     (c) Without the prior written consent of Katy, Purchaser shall not decrease the Offer Consideration or change the form of consideration payable in the Offer, reduce the minimum number of Offer Shares that is a condition to the Offer, increase the maximum number of Offer Shares to be purchased pursuant to the Offer, impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to Katy or to the holders of Katy Common Stock.

     SECTION 1.2.   Offer Documents.
                    ---------------

     On the Offer Commencement Date, Purchaser shall file or cause to be filed with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule TO (the "Schedule TO") with respect to the Offer which shall contain the offer to purchase and related letter of transmittal (such Schedule TO, letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made, including any other documents required to be filed with the SEC as part of or incorporated by reference in the Schedule TO, together with any supplements or amendments thereto, the "Offer Documents") and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable law; provided, however, that no agreement or representation is hereby made or shall be made by Purchaser with respect to information supplied by Katy or with respect to Katy information derived from the Katy SEC Reports which is included or incorporated by reference in the Offer Documents. Purchaser and Katy each agrees promptly to correct any information provided by them for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and to promptly notify in writing each other party hereto of the nature and cause of such changes. To the extent information in the Offer Documents needs to be modified or corrected pursuant to applicable law, the parties hereto agree to cooperate in good faith to make such modifications or corrections and to file and disseminate them as required by applicable law.

     SECTION 1.3.   Certain Actions.
                    ---------------

     (a) Katy hereby approves of and consents to the Offer and represents and warrants that Katy's Board of Directors (at a meeting duly called and held) has
(i) determined that each of this Agreement and the transactions contemplated hereby, including the Offer and the Preferred Stock Purchase, are fair to and in the best interests of Katy and its shareholders, (ii) Unanimously approved (with all references to the term "Unanimously" being deemed to refer to actions taken by all current members of Katy's Board of Directors, except for William F. Andrews) this Agreement and the transactions contemplated hereby, including the Offer and the Preferred Stock Purchase, so that section 203 of the General Corporation Law of Delaware ("DGCL") shall not prevent any business combination (as defined in section 203 of the DGCL) between Katy and any person that becomes an interested stockholder (as defined in section 203 of DGCL) of Katy as a result of the Offer, the Preferred Stock Purchase, or any other transaction contemplated by the Agreement, (iii) Unanimously recommended that the holders of Common Shares consider acceptance of the Offer and the tender of all or part of their Common Shares pursuant to the Offer, (iv) taken all actions necessary or appropriate so that the execution of this Agreement and the consummation of the transactions contemplated hereby (including without limitation the Offer, the Preferred Stock Purchase, the conversion of the Convertible Preferred Stock and the Voting Agreement) do not and will not result in the ability of any person to exercise any rights under the Rights Agreement or enable or require the rights to separate from the Common Shares to which they are attached or to be triggered or become exercisable, (v) Unanimously nominated and recommended for election as directors of Katy the nominees designated by Purchaser (the "Purchaser Designees"), who, if elected by the shareholders, will constitute a majority of such Board of Directors, (vi) Unanimously approved and recommended that the holders of Common Shares approve and adopt an amendment to Katy's Certificate of Incorporation authorizing (A) election of directors in two classes, with staggered terms of office, and (B) 600,000 shares of Convertible Preferred Stock, on substantially the terms and conditions set forth in Exhibit C, (vii)
                                                              ---------
Unanimously recommended that the holders of Common Shares approve the Preferred Stock Purchase and the issuance of Common Shares upon the conversion of the Convertible Preferred Stock in accordance with the terms of the Convertible Preferred Stock, (viii) authorized Katy to prepare and file with the SEC within five (5) Business Days after the date of this Agreement (and Katy shall use its reasonable best efforts to cause such filing within five(5) Business Days) a preliminary proxy statement with respect to the election of directors and the approvals by the holders of Common Shares referred to in clauses (vi) and (vii) at the Shareholder Meeting, directed the officers of Katy to use their reasonable best efforts to have the proxy statement cleared by the SEC under the Exchange Act, and authorized and directed the distribution of the definitive form of such proxy statement to the holders of the Common

Shares and the solicitation of proxies from such holders (such definitive proxy statement, the accompanying notice of the Shareholder Meeting and the form of proxy, and any documents, instruments or other proxy materials used in the solicitation of proxies, including any documents required to be filed with the SEC as part of or incorporated by reference in such proxy materials, together with any supplements or amendments thereto, the "Proxy Statement"), and (ix) Unanimously approved an amendment to the By-Laws of Katy reducing the number of directors constituting the whole board of Katy to nine (9).

     (b) Katy hereby consents to the inclusion in the Proxy Statement (unless the Board of Directors, after consultation with outside legal counsel determines that this would be inconsistent with the directors' fiduciary duties under applicable law) of the recommendation of its Board of Directors referred to in
Section 1.3(a). Katy hereby agrees to use its reasonable best efforts to file
--------------
with the SEC, within five (5) Business Days of the date of this Agreement, the preliminary Proxy Statement, which will contain (subject to the fiduciary duties of the Board of Directors as advised by outside legal counsel) such recommendation of the Board of Directors of Katy with respect to the election of directors, the Recapitalization and the other transactions contemplated hereby and otherwise comply with section 14(a) of the Exchange Act, the rules and regulations thereunder and other applicable law. Katy covenants that the Proxy Statement shall contain (or shall be amended in a timely manner to contain) the information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable law and shall otherwise comply in all material respects with the Exchange Act and the rules and regulations thereunder and any other applicable law. Katy and Purchaser each agree promptly to correct any information provided by them for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and Katy further agrees to take all lawful action necessary to cause the Proxy Statement as so corrected to be filed promptly with the SEC and disseminated to the holders of Common Shares, in each case as and to the extent required by applicable law. Purchaser and its counsel shall be given an opportunity to review and comment upon the Proxy Statement and any amendments thereto prior to the filing thereof with the SEC. In addition, Katy agrees to provide Purchaser and its counsel in writing with any comments or other communications that Katy or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments or other communications.

     (c) Katy hereby consents to the inclusion in the Offer Documents (unless the Board of Directors, after consultation with outside legal counsel determines that this would be inconsistent with the directors' fiduciary duties under applicable law) of the recommendation of its Board of Directors referred to in
Section 1.3(a). Katy hereby agrees to file with the SEC, simultaneously with the
--------------
filing by Purchaser of the Offer Documents, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") which, in itself or by reference to the Offer Documents, will contain (subject to the fiduciary duties of the Board of Directors as advised by outside legal counsel) such recommendation of the Board of Directors of Katy with respect to the Offer and otherwise comply with Rule 14d-9 under the Exchange Act. Katy covenants that the Schedule 14D-9 shall contain (or shall be amended in a timely manner to contain) the information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable law and shall otherwise comply in all material respects with the Exchange Act and the rules and regulations thereunder and any other applicable law. Katy and Purchaser each agree promptly to correct any information provided by them for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect and Katy further agrees to take all lawful action necessary to cause the Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the holders of Common Shares, in each case as and to the extent required by applicable law. Purchaser and its counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. In addition, Katy agrees to provide Purchaser and its counsel in writing with any comments or other communications that Katy or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications. In connection with the Offer, Katy shall (or shall cause its transfer agent to) promptly furnish Purchaser with mailing labels, security position listings and all available listings or computer files containing the names and addresses of the record holders of Common Shares as of the latest practicable date and shall furnish Purchaser with such information and assistance (including updated lists of shareholders, mailing labels and lists of security positions) as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Common Shares. Subject to the requirements of applicable law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, the Preferred Stock Purchase and the election of the directors, Purchaser shall hold in confidence the information contained in such labels and lists or other form, shall use such information only in connection with the Offer, the Preferred Stock Purchase and the election of the directors, and, if the Offer or this Agreement is terminated in accordance with its terms, shall deliver promptly to Katy (or destroy and certify to Katy the destruction of) all copies of such information then in its possession.

     (d) Purchaser covenants that the Offer Documents shall contain (or shall be amended in a timely manner to contain) the information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable law and shall otherwise comply in all material respects with the Exchange Act and the rules and regulations thereunder and any other applicable law. Purchaser agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and Purchaser further agrees to take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and disseminated to the holders of Katy Common Stock, in each case as and to the extent required by applicable law. Katy and its counsel shall be given an opportunity to review and comment upon the Offer Documents and any amendments thereto prior to the filing thereof with the SEC. In addition, Purchaser agrees to provide Katy and its counsel in writing with any comments or other communications that Purchaser or its counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

     SECTION 1.4.   Payment for Offer Shares Tendered and Accepted
                    ----------------------------------------------

     (a)  Depository. On the Closing Date, Purchaser shall deliver (or cause to
          ----------
be delivered) to La Salle Bank N.A., or another bank or trust company designated by it (the "Depository"), for the benefit of the holders of Common Shares who have tendered pursuant to the Offer in accordance with this Article I, funds sufficient to make payment of the Offer Consideration payable pursuant to
Section 1.1(a).
--------------

     (b)  Payment Procedures. Upon surrender of the certificates evidencing the
          ------------------
Offer Shares (the "Certificates") to the Depository, together with a letter of transmittal, duly executed, and such other documents as may reasonably be requested by the Depository in accordance with the terms of the Offer, and upon the Purchaser's determination to accept the Offer Shares evidenced thereby, subject to pro rata acceptance of tendered Common Shares as set forth below, the holder of such Certificate shall be entitled to receive the Offer Consideration for each such Offer Share and the Certificate so surrendered shall forthwith be registered in the name of Purchaser. In the event of a transfer of ownership of any Offer Share which is not registered in the transfer records of Katy, cash may be paid to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer. In the event the Common Shares tendered pursuant to the Offer exceed 2,500,000 Common Shares and Purchaser has determined to accept the Offer Shares for payment, the Depository shall reduce the number of Common Shares accepted for payment from each holder of Common Shares so tendered on a pro rata basis, so that the number of Offer Shares accepted for payment does not exceed 2,500,000.

     (c)  Lost Certificates. If any Certificate shall have been lost, stolen or
          -----------------
destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Purchaser, the posting by such person of a bond in such reasonable amount as the Purchaser may direct as indemnity against any claim that may be made against Purchaser or the Depository with respect to such Certificate, the Depository will issue in exchange for such lost, stolen or destroyed Certificate the Offer Consideration pursuant to this Agreement.

     (d)  Withholding Rights. Purchaser shall be entitled but not required to
          ------------------
deduct and withhold, or cause the Depository to deduct and withhold, from consideration otherwise payable pursuant to this Agreement to any holder of securities such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law . To the extent that amounts are so withheld, (A) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made, and (B) Purchaser shall provide, or cause the Depository to provide, to the holders of such securities written notice of the amounts so deducted or withheld.

                                  ARTICLE II

                           Preferred Stock Purchase
                           ------------------------

     SECTION 2.1.   Purchase and Sale.
                    -----------------

     Subject to the terms and conditions set forth in this Agreement, Katy agrees to sell to Purchaser and Purchaser agrees to purchase from Katy, subject to the Purchaser Closing Conditions, 400,000 shares of Convertible Preferred Stock for a purchase price of $100 per share or an aggregate of $40,000,000 in cash (the "Preferred Purchase Price"). The Preferred Purchase Price shall be delivered on the Closing Date by wire transfer of funds to the order of Katy. Katy will deliver the Convertible Preferred Stock to Purchaser against payment of the Preferred Purchase Price on the Closing Date. Delivery of the Convertible Preferred Stock shall be deemed made upon delivery to Purchaser of a certificate or certificates representing the Convertible Preferred Stock together with evidence that such issuance and sale has been registered on the records of Katy.

     SECTION 2.2.   Closing.
                    -------

     The consummation of the Preferred Stock Purchase will take place concurrently with the acceptance for payment of the Offer Shares (collectively referred to herein as the "Closing") at such time and date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article
                                                                         -------
VI, unless another time or date is agreed to by the parties hereto, provided
--
that in no event shall the Closing Date be later than June 30, 2001. The Closing will be held at the offices of Hunton & Williams, 200 Park Avenue, 43/rd/ Floor, New York, New York 10166-0136 or as otherwise agreed to by the parties hereto.

                                  ARTICLE III

                    Representations and Warranties of Katy
                    --------------------------------------

     Except as set forth in the schedules hereto, in a manner that identifies by section number or by the content of the disclosure each provision of this Agreement to which such disclosure relates, Katy represents and warrants to Purchaser that:

     SECTION 3.1.   Organization, Qualification, Etc.
                    --------------------------------

     Katy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the Katy Group. Except as set forth on
Schedule 3.2(a), Katy owns, directly or indirectly, all of the capital stock of
---------------
each of the corporations and all of the equity interest of each of the other entities set forth on Schedule 3.1 (each a "Subsidiary" and collectively, the
                      ------------
"Subsidiaries"). Except as set forth on Schedule 3.1, each Subsidiary is duly
                                        ------------
and validly organized and in good standing under the laws of the jurisdiction listed on Schedule 3.1, and each Subsidiary is duly qualified as a foreign
          ------------
corporation or other entity in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. Except as set forth in Schedule 3.2(a), Katy
                                                         ---------------
does not own, and does not have any obligation to acquire, any equity interest in any business enterprise other than the Subsidiaries. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to the Katy Group or Purchaser means such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the financial condition, businesses, operations, properties (including tangible properties), results of operations, assets (including, without limitation, any Material Contract) or prospects of Katy and the Subsidiaries (collectively, the "Katy Group"), taken as a whole, or of Purchaser, as the case may be; provided, however , that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect on or with respect to the Katy Group: any adverse circumstance, change in, or effect relating to (i) the announcement or pendency of the Offer or the Preferred Stock Purchase, (ii) compliance with the terms of, or the taking of any action required or contemplated by, this Agreement or (iii) actions required to be taken under applicable laws, rules or regulations, so long as any such action does not disproportionately affect the Katy Group, taken as a whole; and provided, further, that a change in the market price or trading volume of the Katy Common Stock shall not, in itself, be deemed to constitute a Material Adverse Effect on or with respect to the Katy Group.

     SECTION 3.2.   Capitalization.
                    --------------

     (a) The authorized capital stock of Katy consists of Twenty-Five Million (25,000,000) shares of Katy Common Stock, $1.00 par value per share. As of the date of this Agreement, 9,822,204 shares of Katy Common Stock (of which 1,428,146 are treasury shares) are issued and 8,394,058 shares are outstanding. All the outstanding shares of Katy Common Stock have been validly issued and are fully paid and non-assessable. The issued and outstanding capital stock of each Subsidiary is set forth on Schedule 3.2(a) hereto and, except as set forth on
                           ---------------
Schedule 3.2(a), Katy or a Subsidiary owns and holds all such capital stock.
---------------

     (b)  Except as set forth on Schedule 3.2(b), neither Katy nor any
                                 ---------------
Subsidiary is a party to, or is aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities thereof.

     (c) As of the date of this Agreement, there were outstanding options to purchase an aggregate of 347,450 Common Shares under Katy's 1995 Long-Term Incentive Plan, outstanding options to purchase an aggregate of 323,900 Common Shares, stock appreciation rights covering 207,030 Common Shares and 31,350 Common Shares of unvested restricted stock outstanding under Katy's 1997 Long-Term Incentive Plan, and outstanding options to purchase 88,000 Common Shares under Katy's Nonemployee Director Stock Option Plan (such plans collectively referred to as the "Katy Stock Option Plans", and each option under the Katy Stock Option Plans referred to as an "Option"), as set forth on Schedule 3.2(c).
                                                                ---------------
Other than as set forth in this Section 3.2 or on Schedule 3.2(c) there are not
                                -----------       ---------------
now, and on the Closing Date there will not be, any (i) shares of capital stock or other equity securities of Katy issuable upon exercise of Options other than Common Shares issuable pursuant to the exercise of the stock options or stock appreciation rights described in this Section 3.2(c) (ii) other outstanding
                                      --------------
awards under the Katy Stock Option Plans, or (iii) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Katy or any Subsidiary, or contracts, understandings or arrangements to which Katy or any Subsidiary is a party, or by which any of them is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock, other than the Convertible Preferred Stock purchased by Purchaser under this Agreement.

     (d) The authorized units of Contico International, L.L.C. a Delaware limited liability company and a Subsidiary ("Contico"), consists solely of Ten Thousand (10,000) common units (the "Contico Common Units"), all of which are issued, outstanding and owned by Katy, and Three Hundred Twenty-Nine (329) preferred units (the "Contico Preferred Units"), all of which are issued, outstanding and owned by Newcastle Industries, Inc. All of the outstanding Contico Common Units and Contico Preferred Units have been validly issued, are fully paid and non-assessable.

     (e) Upon approval by the vote of a majority of the holders of the outstanding Common Shares entitled to vote at the Shareholder Meeting, 600,000 shares of Convertible Preferred Stock will be duly authorized. Upon purchase of the Convertible Preferred Stock by Purchaser in accordance with the terms of this Agreement, the shares of Convertible Preferred Stock to be issued to Purchaser will be validly issued, fully paid and non-assessable.

     SECTION 3.3.   Corporate Authority Relative to this Agreement; No
                    --------------------------------------------------
                    Violation.
                    ---------

     Katy has the corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Katy and, except for the approval by Katy's shareholders, no other corporate proceedings on the part of Katy or any Subsidiary are necessary to authorize this Agreement and the transactions contemplated hereby. The Board of Directors of Katy has determined that the Recapitalization is in the best interest of Katy and its shareholders. This Agreement has been duly and validly executed and delivered by Katy and, assuming this Agreement constitutes a valid and binding agreement of the other party hereto, this Agreement constitutes a valid and binding agreement of Katy, enforceable against Katy in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles, whether applied in a proceeding at law or in equity. Except as set forth on Schedule 3.3, neither Katy nor any Subsidiary is
                               ------------
subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any law, order or decree, that would be breached or violated by Katy's execution or performance of this Agreement or the consummation of the transactions contemplated hereby. Other than in connection with or in compliance with the provisions of Delaware law, the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act (collectively, the "Katy Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority in the United States of America is necessary for the consummation by Katy of the Recapitalization.

     SECTION 3.4.   Reports and Financial Statements.
                    --------------------------------

     Since January 1, 1998, Katy has timely filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act and the Exchange Act. All such reports, registration statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by Katy with the SEC, together with any amendments thereto, are collectively referred to as the "Katy SEC Reports". As of the respective dates of their filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) with the SEC, the Katy SEC Reports complied in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including any related notes or schedules) included in the Katy SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto) and complied in all material respects with the rules and regulations of the SEC, and such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Katy Group as of the dates thereof and the results of operations, cash flows and changes in shareholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis consistent with past periods).

     SECTION 3.5.   Accounts Receivable, Accounts Payable and Inventory.
                    ---------------------------------------------------

     For the purposes of this Agreement, the term "Accounts Receivable" shall mean all trade accounts receivable and all notes, bonds and other evidences of indebtedness relating to, and rights to receive payments arising out of, sales made in the conduct of the business by Katy or any Subsidiary, and the security agreements related thereto, including any rights of Katy or any Subsidiary with respect to any third party collection proceedings or any other action, suit, proceeding or arbitration by any person or any investigation by any government body. The term "Accounts Payable" shall mean all accounts payable of Katy or any Subsidiary as such would be construed under GAAP. The term "Inventory" shall mean inventory, raw materials, work-in-progress, finished goods, consigned goods, merchandise, products under research and development, demonstration equipment, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the business of Katy or any Subsidiary is conducted, or located at supplier's premises or customer's premises on consignment, in each case, which are used or held for use in the conduct of the business of Katy or any Subsidiary, including any of the foregoing purchased subject to any conditioned sales or title retention agreement in favor of any other person, together with all rights against suppliers of such inventories. All Accounts Receivable (net of allowances for doubtful accounts) reflected on the September 30, 2000 balance sheet attached hereto as Schedule 3.5(a) (the "Reference Balance Sheet"), and all Accounts
          ---------------
Receivable arising subsequent to September 30, 2000 (net of allowances for doubtful accounts), (a) have arisen from bona fide sales transactions in the ordinary course of business on ordinary trade terms, (b) represent valid and binding obligations due to Katy, enforceable in accordance with their terms, and
(c) have been collected or are collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms, except to the extent reserved against and except for such lack of enforceability or collectibility, individually or in the aggregate, as would not have a Material Adverse Effect on the Katy Group. Schedule 3.5(b) lists any obligor which
                                  ---------------
together with all of its affiliates owed uncollected amounts to Katy or any Subsidiary in an aggregate amount of $100,000 or more as of September 30, 2000. All Accounts Payable which are due and owing have been or will be paid in full in the ordinary course and, to the knowledge of any executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of Katy ("Katy's Knowledge"), no third party has claimed otherwise, except for such claims as would not have a Material Adverse Effect on the Katy Group. Schedule 3.5(c) sets forth all
                                           ---------------
Accounts Payable which
were individually in excess of $50,000 as of December 31, 2000 and which were also more than thirty (30) days past due under their payment terms as of December 31, 2000. Except as set forth on Schedule 3.5(d), all Inventory
                                          ---------------
consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. Except as set forth on Schedule 3.5(d), all items included in the Inventory are the
             ---------------
property of Katy or a Subsidiary, as the case may be, free and clear of any lien, have not been pledged as collateral, are not held on consignment from others and conform in all material respects to all standards applicable to such Inventory or its use or sale imposed by any law.

     SECTION 3.6.   Indebtedness; No Undisclosed Liabilities.
                    ----------------------------------------

     Schedule 3.6 lists all indebtedness of the Katy Group as of September 30,
     ------------
2000 for borrowed money or for the deferred purchase price of property or services, directly or indirectly created, incurred or assumed or guaranteed by Katy and its Subsidiaries or with respect to which Katy or any Subsidiary has otherwise become directly or indirectly liable, including, without limitation, all capital lease obligations. Neither Katy nor any Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations reflected (i) in any of the Katy SEC Reports, or (ii) on Schedule 3.6, (b) liabilities incurred after
                             ------------
September 30, 2000 in the ordinary course of business consistent with past practice, (c) the obligation to pay fees and expenses of Katy's attorneys and accountants and of Bear Stearns & Co. Inc. in accordance with its agreement with Katy dated January 8, 2001 relating to the provision of a fairness opinion and
(d) liabilities or obligations which would not have a Material Adverse Effect on the Katy Group.

     SECTION 3.7.   [Reserved].
                     --------

     SECTION 3.8.   Customers and Suppliers.
                    -----------------------

     Schedule 3.8 lists the top 25 customers and the top 25 suppliers of the
     ------------
Katy Group based on aggregate sales and purchases for each of (i) the twelve months ended December 31, 1999 and (ii) the nine months ended September 30, 2000. Except as set forth on Schedule 3.8, to Katy's Knowledge, as of the date
                             ------------
of this Agreement, no such customer or supplier of Katy or any Subsidiary is in the process of or intends to terminate its business relationship or pricing scheme with Katy or such Subsidiary, nor has any such customer or supplier during the past twelve months substantially decreased, or threatened to substantially decrease, its usage of Katy's or such Subsidiary's production or its services or supplies to Katy or such Subsidiary, other than normal seasonal variances in the ordinary course of business, and other than any such decreases as would not, individually or in the aggregate, materially and adversely affect the operating income of the Katy Group.

     SECTION 3.9.   No Violation of Law.
                    -------------------

     None of the business or operations of Katy or any Subsidiary is being conducted in violation of any law, ordinance or regulation of any governmental body or authority except (a) as specifically disclosed in the schedules hereto or in any of the Katy SEC Reports and (b) for violations or possible violations which would not have, individually or in the aggregate, a Material Adverse Effect on the Katy Group.

     SECTION 3.10.  Transactions with Affiliates.
                    ----------------------------

     For purposes of this Section 3.10, the term "Affiliate" shall mean (a) any
                          ------------
person who is the beneficial owner of 5% or more of the voting securities of Katy, (b) any director or officer of Katy or any Subsidiary, (c) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with, Katy or any Subsidiary (other than any other member of the Katy Group) and (d) any member of the immediate family of any of the foregoing persons. Except as set forth on Schedule 3.10, or in the Katy SEC
                                          -------------
Reports, since January 1, 1998 neither Katy nor any Subsidiary has in the ordinary course of business or otherwise (a) purchased, leased or otherwise acquired any property or assets or obtained any services (except with respect to services rendered in the ordinary course of business as a director, officer or employee of Katy or any Subsidiary) in return for consideration of more than $60,000 in any 12 month period from any Affiliate, (b) sold, leased or otherwise disposed of any property or assets or provided services (except with respect to remuneration for services rendered in the ordinary course of business as a director, officer or employee of Katy or any Subsidiary) in return for consideration of more than $60,000 in any 12 month period to any Affiliate, (c) entered into or modified in any manner any Contract with any Affiliate, or (d) borrowed any money from, or made or forgiven any loan or advance to, any Affiliate. Except as set forth in Schedule 3.10 or in the Katy SEC Reports, (i)
                                  -------------
the Contracts of the Katy Group do not include any obligation or commitment in excess of $60,000 in any 12 month period with any Affiliate (except with respect to remuneration for services rendered in the ordinary course of business as a director, officer or employee of Katy or any Subsidiary), (ii) the assets of the Katy Group do not include any receivable or other obligation or commitment in excess of $60,000 in any 12 month period from any Affiliate and (iii) the liabilities of the Katy Group do not include any payable or other obligation or commitment in excess of $60,000 in any 12 month period to or for any Affiliate (except with respect to remuneration for services rendered in the ordinary course of business as a director, officer or employee of Katy or any Subsidiary). Except as set forth in Schedule 3.10, no officer or director of
                                    -------------
Katy or any Subsidiary has any ownership interest in any property, real or personal, tangible or intangible, including without limitation, inventions, patents, trademarks or trade names, used in or pertaining to the businesses of the Katy Group.

     SECTION 3.11.  [Reserved]
                     --------

     SECTION 3.12.  Environmental, Health and Safety Laws and Regulations.
                    -----------------------------------------------------

     Except as set forth on Schedule 3.12, the Katy SEC Reports, or as would not
                            -------------
have a Material Adverse Effect on the Katy Group, Katy and its Subsidiaries (i) have obtained or are in the process of obtaining (as specifically set forth in
Schedule 3.12) all applicable permits, licenses and other authorizations which
-------------
are required under foreign, federal, state or local laws relating to pollution
or
protection of the environment or to human health and safety, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by such entity (or, to the extent Katy is so obligated, its agents) ("Environmental, Health and Safety Laws"); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables required pursuant to applicable Environmental, Health and Safety Laws or contained in any regulation, code, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, and to Katy's Knowledge, no proposed or scheduled changes in law will require expenditures in excess of $500,000 to maintain compliance with the Environmental, Health and Safety Laws at the Katy facilities in the next 12 months; (iii) have no liability of any kind whatsoever, whether known or unknown, under any Environmental, Health and Safety Laws, individually or in the aggregate, that would have a Material Adverse Effect on the Katy Group; and (iv) represent that no event, condition, circumstance, activity, practice, incident, action or plan is reasonably likely to interfere with or prevent continued compliance with the Environmental Health and Safety Laws or would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or Katy's emission, discharge or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste, which liability, claim, action, suit or proceeding, individually or in the aggregate, would have a Material Adverse Effect on the Katy Group. Notwithstanding any of the representations and warranties contained elsewhere in Article III, environmental
                                                      -----------
and health and safety matters shall be governed exclusively by this Section 3.12
                                                                    ------------
and by Section 3.22 with respect to Licenses required by Environmental, Health
       ------------
and Safety Laws.

     SECTION 3.13.  Employee Benefit Matters.
                    ------------------------

     (a) Schedule 3.13(a) sets forth and Katy has made available to Purchaser
         ----------------
copies of the governing documents, summary plan descriptions, returns, reports, financial statements, actuarial reports and related employee communications of the following kinds of employee benefit plans (individually, a "Katy Benefit Plan," and collectively, the "Katy Benefit Plans") which are sponsored, maintained or contributed to by Katy or any Subsidiary or any corporation, trade, business or entity under common control with Katy within the meaning of sections 414(b), (c), (m) or (o) of the Code (each, an "ERISA Affiliate") for the benefit of the employees of Katy or any Subsidiary:

               (i)  each "employee benefit plan", as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, but not limited to, employee benefit plans which are not subject to the provisions of ERISA); and

            (ii) each policy or practice described in an employee handbook, stock option plan, restricted stock plan, collective bargaining agreement, cash or stock bonus plan or arrangement, incentive award plan or arrangement, severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice, or understanding which is not described in Section
                                                                   -------
     3.13(a)(i).
     ----------

     (b) There has been made available to Purchaser, with respect to each Katy Benefit Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description. There has been made available to Purchaser with respect to each Katy Benefit Plan which is a defined benefit plan subject to the minimum funding requirements of ERISA the most recent actuarial valuation prepared by the actuaries for the plan.

     (c)    Except for the Katy Benefit Plans disclosed in Schedule 3.13(c),
                                                           ----------------
Katy and the Subsidiaries do not contribute to or have an obligation to contribute to any employee benefit plan that is subject to section 302 of ERISA, section 412 of the Code, or Title IV of ERISA (including, without limitation, a multiemployer plan within the meaning of section 3(37) of ERISA). Assets of any single-employer qualified plan listed in Schedule 3.13(c) are at least equal to
                                         ----------------
liabilities accrued to the Closing Date as of the date of the most recently audited financial statements of Katy and its Subsidiaries.

     (d) No complete or partial withdrawal liability (within the meaning of section 4201 of ERISA) with respect to any multiemployer plan (within the meaning of section 3(37) of ERISA) has been incurred, which withdrawal liability has not been satisfied and, to Katy's Knowledge, no liability is expected to be incurred.

     (e) Except as would not have, individually or in the aggregate, a Material Adverse Effect on the Katy Group (excluding for purposes of applying the foregoing standard of materiality the representation in clauses (A) and (B) of subparagraph (vi) below, which shall not be subject to any standard of materiality):

            (i) Each Katy Benefit Plan conforms to and has been administered and operated in compliance with its governing documents and applicable laws and regulations whether domestic or foreign, including, where applicable, ERISA and the Code, and neither Katy nor any of its Subsidiaries is in default of its respective obligations under any Katy Benefit Plan, and, to Katy's Knowledge, there have been no defaults or violations by any other party to the Katy Benefit Plans;

            (ii) Each Katy Benefit Plan intended to be qualified under section 401 of the Code (A) satisfies in form the requirements of such section except to the extent amendments are not required by law to be made until a date after the Closing Date, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status,
     (C) has
     not, since receipt of the most recent favorable determination letter, been amended, except for amendments for which the period for requesting a favorable determination letter has not expired, and (D) has not been operated in a way that would adversely affect its qualified status;

          (iii) There are no actions, suits, or claims pending (other than routine claims for benefits) or, to Katy's Knowledge, threatened against, or with respect to, any of the Katy Benefit Plans or their assets;

          (iv) No act, omission or transaction has occurred which would result in imposition on Katy or any Subsidiary of (A) breach of fiduciary duty liability damages under section 409 of ERISA; (B) a civil penalty assessed pursuant to subsections (c), (i) or (1) of section 502 of ERISA; (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (D) a lien upon property or rights under section 302 (f)(l)(A)and (B) of ERISA for failure to make a required payment to a plan; or (E) the Pension Benefit Guaranty Corporation instituting proceedings to terminate the plan;

          (v) There is no matter pending (other than routine qualification determination filings) with respect to any of the Katy Benefit Plans before any governmental authority;

          (vi) With respect to each Katy Benefit Plan, (A) no liability to the Pension Benefit Guaranty Corporation has been incurred, which liability has not been satisfied (other than for premiums not yet due), (B) no accumulated funding deficiency, whether or not waived, within the meaning of section 302 of ERISA or section 412 of the Code has been incurred, and
     (C) no event has occurred, and, to Katy's Knowledge, there exists no condition or set of circumstances in connection with which Katy or any Subsidiary would reasonably, directly or indirectly, be expected to become subject to any liability under ERISA, the Code or any applicable law except liability for benefit claims and payments in the ordinary course; and

          (vii) Except for the conversion of the Convertible Preferred Stock into Common Shares, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require Katy or any Subsidiary to make payments of money or other property to, make a larger contribution to, or pay greater, more accelerated or supplementary benefits or provide other rights under, including, without limitation, funding liabilities that are currently unfunded, any Katy Benefit Plan than it otherwise would, whether or not some other subsequent action or event (together with the Recapitalization) would be required to cause such payment or provision to be triggered, or (B) create or give rise to any additional vested rights or service credits under any Katy Benefit Plan.

     (f) Except for the conversion of the Convertible Preferred Stock into Common Shares, in connection with the consummation of the Recapitalization no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under any agreement contemplated herein, or under the Katy Benefit Plans that would be reasonably likely to result in imposition of sanctions or taxes imposed under sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

     (g)  Except for the Katy Benefit Plans disclosed in Schedule 3.13(g), no
                                                         ----------------
Katy Benefit Plan which is an employee welfare plan provides benefits (whether or not insured) with respect to any current or former employee of Katy or its Subsidiaries, which continue beyond their retirement or other termination of service other than coverage mandated by section 4980 of the Code or sections 601-609 of ERISA or comparable provisions of state law.

     SECTION 3.14.  Absence of Certain Changes or Events.
                    ------------------------------------

     Since September 30, 2000, except as contemplated by this Agreement or except as disclosed in the Katy SEC Reports or in this Agreement (including the schedules hereto) and except as permitted pursuant to Section 5.1, Katy and the
                                                      -----------
Subsidiaries have conducted their businesses only in the ordinary and usual course, and there has not been (i) any Material Adverse Effect on the Katy Group; (ii) any material change by Katy or any Subsidiary in its accounting methods, principles or practices other than as required by GAAP or applicable law; (iii) any revaluation by Katy or any Subsidiary of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any entry by Katy or any Subsidiary into any material commitment or transaction, other than in the ordinary course of business; (v) any declaration, setting aside or payment of any dividends or distributions in respect of Common Shares or any redemption, purchase or other acquisition of any of its securities or any securities of Katy or any Subsidiary, except for regular dividends not in excess of $0.075 per Common Share per quarter; (vi) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Katy or any Subsidiary; (vii) any increase in indebtedness for borrowed money other than an increase as a result of indebtedness for borrowings incurred in the ordinary course of business; (viii) any granting of a security interest in or lien on any material property or assets of Katy or any Subsidiary, other than any such security interest or lien permitted by the Amended and Restated Credit Agreement dated as of December 11, 1998 among Katy, Bank of America National Trust and Savings Association, La Salle National Bank, and the other parties named therein (including, without limitation, such security interests or liens contemplated by the definitions of "Perfection Date" and "Permitted Liens" under that Agreement); or (ix) except as disclosed in Schedule 3.14, any increase in or
                                           -------------
establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or any other increase in the compensation payable or to become payable to any officers or key employees of Katy or any Subsidiary other than those that are required under existing contractual arrangements and other than increases in base salaries in the ordinary course of business.

     SECTION 3.15.  Investigations; Litigation.
                    --------------------------

     Except as described in any of the Katy SEC Reports or as set forth in
Schedule 3.15, as of the date of this Agreement:
-------------

     (a) to Katy's Knowledge, no investigation or review by any governmental body or authority with respect to Katy or any Subsidiary is pending nor has any governmental body or authority notified Katy or any Subsidiary in writing of an intention to conduct the same; and

     (b) there are no actions, suits or proceedings pending (or, to Katy's Knowledge, threatened) against or affecting Katy or any Subsidiary, or any of their respective properties, at law or in equity, before any federal, state, local or foreign governmental body or authority.

     With respect to each matter set forth on Schedule 3.15, such Schedule sets
                                              -------------
forth a summary of the subject matter together with a description of action taken by Katy or its Subsidiaries with respect thereto.

     SECTION 3.16.  Products.
                    --------

     Except as set forth on Schedule 3.16, neither Katy nor any Subsidiary has
                            -------------
experienced product recall or warranty claims in excess of 2% of the aggregate gross sales for such company in any of the past five years. Except as set forth on Schedule 3.16, with regard to products and goods manufactured by Katy or any
   -------------
Subsidiary prior to the Closing Date, there is no liability with regard to the sale, purchase or consumption of such products or goods which will have a Material Adverse Effect on the Katy Group and, to Katy's Knowledge, there are no circumstances or events which are likely to give rise to such a liability.

     SECTION 3.17.  Securities Filings.
                    ------------------

     None of the information with respect to the Katy Group to be included in any of the Offer Documents, the Schedule 14D-9, the Proxy Statement or any other filings made with the SEC in connection with the Recapitalization (collectively, the "Securities Filings") contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made hereby with respect to information supplied in writing by or on behalf of Purchaser or any of the Purchaser Designees specifically for inclusion in the Securities Filings.

     SECTION 3.18.  Tax Matters.
                    -----------

     (a) (i) All Tax Returns required to be filed by or on behalf of Katy or any of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Katy or any of its Subsidiaries is a member (a "Current Katy Group"), or (ii) to Katy's Knowledge, all Tax Returns required to be filed on behalf of each combined, consolidated or unitary tax group of which Katy or any of its Subsidiaries has been a member within ten years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period which includes Katy or any of its Subsidiaries and which ends on a date within the last ten years (a "Past Katy Group", together with Current Katy Groups, a "Katy Affiliated Group") have been timely filed and are complete and accurate except to the extent any failure to file or any inaccuracies in such filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. All Taxes due and owing by Katy or any of its Subsidiaries, any Current Katy Group or, to Katy's Knowledge, any Past Katy Group have been accurately and timely paid, or are being contested in good faith, and appropriate reserves therefor, determined in accordance with GAAP, have been included in the financial statements referred to in Section 3.4,
                                                              -----------
except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Katy, any Current Katy Group or, to Katy's Knowledge, any Past Katy Group which would, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. All assessments for Taxes due and owing by Katy, any Current Katy Group or, to Katy's Knowledge, any Past Katy Group with respect to completed and settled examinations or concluded litigation have been paid. As soon as practicable after the public announcement of this Agreement, Katy will provide Purchaser with written schedules of (i) the taxable years of Katy for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Katy and each Subsidiary has complied with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group.

     For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, filing, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     SECTION 3.19.  Intellectual Property.
                    ---------------------

     "Intellectual Property" means foreign and domestic patents, patent applications, designs, utility models, and all improvements and developments relating thereto, trademarks (common law and registered), trademark registration applications, service marks (common law and registered), service mark registration applications, trade names, copyrights, copyright registrations, copyright applications, domain names, domain registrations, trade secrets, know-how, and other proprietary information. Katy or a Subsidiary owns, or holds licenses or sublicenses for, or otherwise has the right to use, all of the Intellectual Property used by Katy or such Subsidiary in the conduct of its respective business as currently conducted, except where such failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. Except as set forth on Schedule 3.19, Schedule 3.19 includes all
                                       -------------  -------------
of the owned, issued, registered, licensed or sublicensed Intellectual Property used by Katy or a Subsidiary in the conduct of their respective businesses as currently conducted, except for such Intellectual Property that is not, individually or in the aggregate, material to the Katy Group. Except as set forth on Schedule 3.19, to Katy's Knowledge, neither Katy nor any Subsidiary is
         -------------
currently in receipt of any written notice of infringement or written notice of conflict with the asserted Intellectual Property rights of other persons in connection with or relating to any Intellectual Property owned or held by such persons, except, in each case, for matters that would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. Except as set forth in Schedule 3.19, to Katy's Knowledge, no third party has infringed or
         -------------
violated the Intellectual Property as to which Katy or a Subsidiary has rights as listed on Schedule 3.19, except, in each case, for matters that would not,
             -------------
individually or in the aggregate, have a Material Adverse Effect on the Katy Group. Except as set forth on Schedule 3.19, neither the execution and delivery
                              -------------
of this Agreement nor the consummation of the transactions contemplated hereby will cause any cancellation of or material change in any material license or sublicense. held by Katy or any Subsidiary in connection with any Intellectual Property.

     SECTION 3.20.  Severance Payments.
                    ------------------

     Except for the conversion of the Convertible Preferred Stock into Common Shares, neither Katy nor any Subsidiary will owe a severance payment, change of control payment, parachute payment or similar obligation to any of their respective employees, officers or directors as a result of the Offer, the Preferred Stock Purchase or the other transactions contemplated by this Agreement, nor will any of such persons be entitled to severance payments or other benefits (including without limitation any additional payments or benefits supplementary to their regular compensation and benefits in effect immediately prior to the date hereof) as a result of the Offer, the Preferred Stock Purchase or the other transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

     SECTION 3.21.  Title to Properties.
                    -------------------

     Schedule 3.21 lists all real property owned by the Katy Group with a value
     -------------
of $500,000 or more and each lease of real property to which Katy or any Subsidiary is a party with $ 500,000 or more still payable. Katy and its Subsidiaries have good and marketable title to all of the assets and properties reflected in the Reference Balance Sheet as being owned by the Katy Group (other than any assets or properties (i) specified in the Reference Balance Sheet that have been sold or otherwise disposed of since September 30, 2000 in the ordinary course of business consistent with past practice or (ii) that are not, individually or in the aggregate, material to Katy) free and clear of encumbrances, security interests or liens, other than liens the existence of which is set forth in Schedule 3.21 or is specifically reflected in the
                      -------------
Reference Balance Sheet, and other than any other encumbrances, security interests or liens that do not exceed $100,000 in the aggregate. Katy and its Subsidiaries hold under valid lease agreements all real and personal properties reflected in the Reference Balance Sheet as being held under capitalized leases, and all real and personal property that is subject to operating leases, and enjoys peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have expired in accordance with their terms without any liability of any party thereto since September 30, 2000 and (ii) any properties that, individually or in the aggregate, are not material to Katy. Katy and the Subsidiaries have not received any written notice of any adverse claim to the title (both fee and any leasehold) to any properties owned or leased by them, other than any claims that, individually or in the aggregate, would not have a Material Adverse Effect on the Katy Group.

     SECTION 3.22.  Licenses.
                    --------

     Except as set forth in Schedule 3.22, all permits, licenses and other
                            -------------
authorizations issued by the federal government and any applicable state agencies (the "Licenses") required for the operation of the businesses of Katy and the Subsidiaries are in full force and effect, and there are no pending modifications, amendments or revocation proceedings, except for such failure to be so in effect and such modifications, amendments or proceedings as would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. All fees due and payable to governmental authorities pursuant to the rules governing the Licenses have been paid, and no event has occurred with respect to the Licenses held by Katy and the Subsidiaries which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof, except for any such revocation as would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. Katy and the Subsidiaries are in compliance in all material respects with the terms of their respective Licenses, as applicable (except where any such failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group), and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which Katy or any Subsidiary has received notice, nor, to Katy's Knowledge, is there any proceeding threatened by any governmental authority, which would cause the termination, suspension, cancellation or nonrenewal of any of the Licenses, or the imposition of any penalty or fine by any regulatory authority, except for such as would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. No capital expenditures in excess of $500,000 are anticipated or foreseen by Katy or its Subsidiaries in order to maintain compliance with any Licenses. Katy and its Subsidiaries reasonably expect that all Licenses are fully renewable, except for any such nonrenewal as would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group.

     SECTION 3.23.  Insurance.
                    ---------

     The insurance coverage maintained by Katy and any of its Subsidiaries is reasonably adequate for the operation of the business of Katy and the Subsidiaries, and, except as set forth in Schedule 3.23, the transactions
                                          -------------
contemplated hereby will not adversely affect such coverage.

     SECTION 3.24.  Material Contracts.
                    ------------------

     Schedule 3.24 sets forth in reasonable detail a list of all written and a
     -------------
description of all oral contracts, agreements, leases, instruments or legally binding contractual commitments ("Contracts") that are of a type described below (collectively, the "Material Contracts"), other than Contracts set forth on Schedules 3.10, 3.13 or 3.21 and Contracts entered into after the date hereof
--------------  ----    ----
not in violation of Section 5.1 hereof:
                    -----------

     (i) Any Contract with a customer of Katy or any Subsidiary, or with any entity that purchases goods or services from Katy or any Subsidiary, for consideration payable in excess of $250,000 (other than standard inventory purchase orders executed in the ordinary course of business);

     (ii) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $250,000;

     (iii) any Contract for the purchase or lease of goods or services (including, without limitation, equipment, materials, software, hardware, supplies, merchandise, parts or other property, assets or services) requiring aggregate future payments in excess of $250,000, other than standard inventory purchase orders executed in the ordinary course of business;

     (iv) any Contract relating to the borrowing of money or guaranty of indebtedness (other than any Contracts that do not, individually or in the aggregate, relate to the borrowing of money or guaranty of indebtedness totaling more than $250,000);

     (v) any collective bargaining or other arrangement with any labor union;

     (vi) any Contract granting a first refusal, first offer or similar preferential right to purchase or acquire any of the capital stock or assets of Katy or any Subsidiary;

     (vii) any Contract limiting, restricting or prohibiting Katy or any Subsidiary from conducting business anywhere in the United States or elsewhere in the world or any Contract limiting the freedom of Katy or any Subsidiary to engage in any line of business or to compete with any other person;

     (viii)  any joint venture or partnership Contract;

     (ix) Contracts requiring, or reasonably likely to require, future payments of an amount greater than $250,000; and

     (x) any employment Contract, severance agreement or other similar binding agreement or policy with any employee of Katy or any Subsidiary other than any such employment contracts providing for a base salary of less than $100,000 or any such severance agreements or other such binding agreements or policies providing for payments of less than $100,000 in the aggregate.

     Katy has made available to Purchaser a true and complete copy of each written Material Contract (and a written description of each oral Material Contract), including all amendments or other modifications thereto. Except as set forth on Schedule 3.24, each Material Contract is, assuming it is a valid
             -------------
and binding contract of the other parties to it, a valid and legally binding obligation of Katy or a Subsidiary, as the case may be, enforceable against such entity in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles, whether applied in a proceeding at law or in equity. Except as set forth on Schedule 3.24, Katy has performed in all material respects obligations
         -------------
required to be performed by it under the Material Contracts and, as of the date of this Agreement, is not in breach or default thereunder. Except as set forth on Schedule 3.24, neither Katy nor any Subsidiary has received notice of
   -------------
termination with respect to any Material Contract.

     SECTION 3.25.  Rights Agreement.
                    ----------------

     Katy and the Board of Directors of Katy have taken all necessary action including, without limitation, all action required to be taken by Katy to amend the Rights Agreement with respect to all outstanding Rights issued pursuant to the Rights Agreement, if necessary, to (a) render the Rights Agreement inapplicable with respect to the Voting Agreement, the Offer, the Preferred Stock Purchase, any conversion of the Convertible Preferred Stock, this Agreement and the other transactions contemplated hereby and ensure that they thereby do not trigger Rights exercisable under the Rights Agreement, (b) ensure that (i) Purchaser shall not be deemed an Acquiring Person (as defined in the Rights Agreement) and (ii) the provisions of the Rights Agreement, including the occurrence of a Distribution Date (as defined in the Rights Agreement) or the Stock Acquisition Date (as defined in the Rights Agreement), are not and shall not be triggered by reason of the execution and delivery of this Agreement, the announcement or consummation of the Offer, the conversion of the Convertible Preferred Stock, the authorization and consummation of the Preferred Stock Purchase or the consummation of any of the other transactions contemplated by this Agreement and the Voting Agreement, and (c) ensure that Katy will have no obligations under the Rights or the Rights Agreement in connection with the Offer, the Preferred Stock Purchase and the conversion of the Convertible Preferred Stock, and the holders of Katy Common Stock will have no rights under the Rights or the Rights Agreement in connection with the Offer, the Preferred Stock Purchase and the conversion of the Convertible Preferred Stock. Katy has made available to Purchaser a complete and correct copy of the Rights Agreement as amended and supplemented to the date of this Agreement.

                                  ARTICLE IV

                  Representations and Warranties of Purchaser
                  -------------------------------------------

     Purchaser represents and warrants to Katy that:

     SECTION 4.1.   Organization, Qualification, Etc.
                    --------------------------------

     Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. The copy of Purchaser's Certificate of Formation, which has been delivered to Katy is complete and correct and in full force and effect as of the date hereof. A complete and correct copy of the Limited Liability Company Agreement will be delivered to Katy promptly after the date hereof. Purchaser was formed solely for the purpose of engaging in the Recapitalization, and, except for obligations or liabilities and activities contemplated by this Agreement, Purchaser has, and through the closing of the Offer and the Preferred Stock Purchase shall not have, incurred any obligation or liability or engaged in any business activity of any kind.

     SECTION 4.2.   Corporate Authority Relative to this Agreement; No
                    --------------------------------------------------
                    Violation.
                    ---------

     Purchaser has the limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser, and no other limited liability company proceedings on the part of Purchaser are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming this Agreement constitutes a valid and binding Agreement of the other party hereto, this Agreement constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by general equitable principles, whether applied in a proceeding at law or in equity. Purchaser is not subject to or obligated under any provision of its Certificate of Formation or Limited Liability Company Agreement or any contract provision or any license, franchise or permit, or subject to any law, order or decree, that would be breached or violated by its execution or performance of this Agreement or the consummation of the transactions contemplated hereby, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. Other than in connection with or in compliance with the provisions of Delaware law, the

Exchange Act and the securities or blue sky laws of the various states (collectively, the "Purchaser Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority in the United States of America is necessary for the consummation by Purchaser of the Recapitalization.

     SECTION 4.3.   Litigation.
                    ----------

     There are no claims, suits, actions or proceedings pending, or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its subsidiaries before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator that seek to restrain or enjoin the consummation of the Offer or the Preferred Stock Purchase. Neither Purchaser nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, which prohibits or restricts the consummation of the Recapitalization.

     SECTION 4.4.   Ownership of Katy Stock.
                    -----------------------

     Except as contemplated by this Agreement, as of the date of this Agreement neither Purchaser nor any affiliate or associate (as such terms are defined under the Exchange Act) of Purchaser, other than William F. Andrews, a director of Katy, beneficially owns, directly or indirectly, or is party to any agreement, arrangement or understanding with respect to acquiring, holding, voting or disposing of, any Common Shares or other capital stock of Katy.

     SECTION 4.5.   No Required Vote of Purchaser Shareholders.
                    ------------------------------------------

     No vote of the members of Purchaser is required by law or the Certificate of Formation of Purchaser or otherwise in order for Purchaser to consummate the Preferred Stock Purchase and the transactions contemplated hereby.

     SECTION 4.6.   Securities Filings.
                    ------------------

     None of the information with respect to the Purchaser to be included in any of the Offer Documents or any other filings made with the SEC in connection with the transactions contemplated by this Agreement (collectively, the "Purchaser Securities Filings") contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made hereby with respect to information supplied in writing by Katy or any affiliate of Katy specifically for inclusion in Purchaser Securities Filings.

     SECTION 4.7.   Loan Commitments.
                    ----------------

     The Purchaser has received a letter dated March 27, 2001 from Kohlberg Investors IV, L.P. and a letter dated March 27, 2001 from Bankers Trust Company, true and complete copies of which have been provided to Katy, committing to provide to Purchaser or to Katy, upon the terms and subject to the conditions set forth in those letters, up to an aggregate of two hundred ten million dollars ($210,000,000) in financing for the Recapitalization and for ongoing general corporate purposes of Katy. Such commitment letters are in full force and effect subject to the terms and conditions set forth therein and have not been amended or terminated as of the date of this Agreement.

     SECTION 4.8.   Purchase for Investment.
                    -----------------------

     The Purchaser is acquiring the Convertible Preferred Stock for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act.

                                   ARTICLE V

                           Covenants and Agreements
                           ------------------------

     It is further agreed as follows:

     SECTION 5.1.   Conduct of Business by Katy and the Subsidiaries.
                    ------------------------------------------------

     During the period from the date of this Agreement and continuing until the earlier of the Closing Date or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the "Termination Date"), and except
                               -----------
as set forth in Schedule 5.1 or as may be agreed to by the other party hereto in
                ------------
writing or as may be expressly permitted pursuant to this Agreement, Katy and each Subsidiary:

     (i) shall conduct its operations according to the ordinary and usual course of business in substantially the same manner as heretofore conducted;

     (ii) shall use commercially reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with the Katy Group;

     (iii) shall confer at such times as Purchaser may reasonably request with one or more representatives of Purchaser to report operational matters and the status of ongoing operations;

     (iv) shall notify Purchaser of any emergency or other change in the normal course of any of the respective businesses of Katy and the Subsidiaries or in the operation of the respective properties of Katy and the Subsidiaries and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority if such emergency, change, complaint, investigation or hearing would have a Material Adverse Effect on the Katy Group, except with the approval of Purchaser, such approval not to be unreasonably withheld;

     (v) shall not authorize or pay any dividends on or make any distribution with respect to its Common Shares, except for regular dividends not in excess of $0.075 per Common Share per quarter;

     (vi) shall not enter into or amend any employment, severance or similar agreements or arrangements with its respective directors or executive officers, except with the approval of Purchaser, such approval not to be unreasonably withheld;

     (vii) shall not, except as otherwise permitted hereunder, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination, or, other than in the ordinary course of business, any acquisition of any material assets or securities, any disposition of any material amount of assets or securities (other than the Preferred Stock Purchase) or any release or relinquishment of any contract rights;

     (viii) shall not propose or adopt any amendments to its Certificate of Incorporation, By-laws or the Rights Agreement (other than the authorization of the Convertible Preferred Stock or as otherwise contemplated by this Agreement);

     (ix) shall not issue any Common Shares (other than Common Shares issued pursuant to the exercise of Options previously granted under the Katy Stock Option Plans), or effect any stock split or otherwise change its capitalization (other than the authorization of the Convertible Preferred Stock) as it existed on the date hereof, other than as specifically permitted by this Agreement;

     (x) shall not, except as specifically permitted by this Agreement, grant, confer or award (A) any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any Common Shares (other than in connection with the issuance of the Convertible Preferred Stock) or (B) any other awards under the Katy Stock Option Plans;

     (xi)    shall not purchase or redeem any Common Shares;

     (xii) shall not materially amend the terms of its respective employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements in existence on the date hereof, except as may be required by applicable law, or adopt any new employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements except as contemplated by this Section 5.1 or Section 5.4;
                     -----------    -----------

     (xiii) shall not enter into any collective bargaining agreement which contains terms and conditions which cause, or with the passage of time would cause, a Material Adverse Effect on the Katy Group including, without limitation, entering into any collective bargaining agreement which contains a successorship provision or any provision which requires a purchaser to assume the collective bargaining agreement;

     (xiv) shall not enter into any material loan agreement except for letters of credit in the ordinary course of business;

     (xv) shall not make any Tax election or settle or compromise any material Tax liability other than in the ordinary and usual course of business consistent with past practice;

     (xvi) shall not agree, in writing or otherwise, to take any of the foregoing actions or take any action which would make any representation or warranty in Article III hereof untrue or incorrect;
            -----------

     (xvii) shall not grant, confer or award any monetary or non-monetary bonus;

     (xviii) shall not settle, compromise or otherwise terminate any material litigation, claim or other settlement negotiation except with the approval of Purchaser, such approval not to be unreasonably withheld; and

     (xix) shall not fail to maintain insurance under substantially the same terms and conditions as it currently maintains.

     If Katy wishes to seek Purchaser's consent to take action otherwise prohibited by this Section 5.1, Katy shall give notice to Purchaser pursuant to
                   -----------
Section 8.5 and Purchaser shall notify Katy within three (3) Business Days
-----------
whether it will grant such consent. Failure so to notify Katy shall be deemed to be consent by Purchaser, but such consent shall not operate as a waiver of, or estoppel with respect to, any subsequent or other action Katy proposes to take that is governed by this Section 5.1.
                         -----------

     SECTION 5.2.   Investigation.
                    -------------

     Subject to appropriate confidentiality agreements and reasonable notice provided to Katy in advance, Katy shall, and shall cause the Subsidiaries to, afford to Purchaser and to Purchaser's officers, employees, accountants, counsel and other authorized representatives reasonable access, throughout the period prior to the earlier of the Closing Date or the Termination Date, to their respective plants, properties, contracts, commitments, books, and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received pursuant to the requirements of federal or state securities laws and shall use its reasonable best efforts to cause their respective representatives to furnish promptly to one another such additional financial and operating data and other information as Purchaser or its duly authorized representatives may from time to time reasonably request, subject to compliance with third party confidentiality obligations and as may be required to maintain any material attorney-client privilege. The terms and conditions of the Confidentiality Agreement, dated October 10, 2000, between Katy and Kohlberg & Company, LLC (the "Confidentiality Agreement") shall apply to information obtained pursuant to this Section 5.2 with references to Kohlberg & Company, LLC
                          -----------
being deemed to be references to Purchaser.

     SECTION 5.3.   Cooperation.
                    -----------

     Katy and Purchaser shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

     (a) prepare and file with the SEC as soon as is reasonably practicable a proxy statement, and shall use their reasonable best efforts to have the proxy statement cleared by the SEC under the Exchange Act;

     (b) as soon as is reasonably practicable take all such action as may be required under state blue sky or federal or state securities laws in connection with the transactions contemplated by this Agreement; and

     (c) cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.

     SECTION 5.4.   Employee Benefit Plans
                    ----------------------

     Subject to applicable law and obligations under collective bargaining agreements, for a period of not less than twelve months immediately following the Closing Date, the compensation, benefits and coverage provided to those individuals who continue to be employees of Katy or its Subsidiaries (the "Continuing Katy Employees") pursuant to employee benefit plans or arrangements maintained by Katy or its Subsidiaries shall be substantially comparable in the aggregate to those provided to such employees immediately prior to the Closing Date (it being understood that, after the Closing Date, (i) Options need not be granted under any Katy Benefit Plan, (ii) Katy and its Subsidiaries may enforce the employment agreements by which Katy or any Subsidiary is a party in accordance with their respective terms, including, without limitation, any right to amend, modify, suspend, revoke or terminate such employment agreements, and
(iii) this Section 5.4 shall not give any employee a right to continued
           -----------
employment with Katy or its Subsidiaries). Notwithstanding the foregoing (i) any Katy Benefit Plan that provides as of the date hereof for a continuation period longer than twelve months shall be honored by Katy or any of its Subsidiaries; and (ii) Purchaser and Katy shall use their reasonable best efforts to implement the adjustments to the employment arrangements reflected in the management term sheet agreed to between the parties prior to the date hereof, effective as of the Closing.

     SECTION 5.5.   Filings; Other Action.
                    ---------------------

     Subject to the terms and conditions provided herein and subject to the fiduciary duties of the directors of Katy (as determined by such directors in good faith after consultation with counsel), Katy and Purchaser shall use reasonable efforts to (i) cooperate with one another in (A) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (ii) take, or cause to be taken all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby.

     SECTION 5.6.   [Reserved].
                    ----------

     SECTION 5.7.   Anti-takeover Statute.
                    ---------------------

     If any "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each of Katy and Purchaser and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     SECTION 5.8.   No Solicitation by Katy.
                    -----------------------

     (a) Katy shall not, nor shall it permit any of the Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including, without limitation, by way of furnishing information or by taking any action which would make the Rights Agreement inapplicable to any Katy Takeover Proposal (as defined below) other than the Offer and the Preferred Stock Purchase), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Katy Takeover Proposal or
(ii) participate in any discussions or negotiations regarding any Katy Takeover Proposal, in each case without the prior written consent of the Purchaser; provided that prior to the acceptance for payment of Offer Shares pursuant to the Offer, in response to an unsolicited Katy Takeover Proposal that did not result from the breach of this Section 5.8, following delivery to Purchaser of
                               -----------
notice of the Katy Takeover Proposal in compliance with its obligations under
Section 5.8(c) hereof, Katy may participate in discussions or negotiations with
--------------
or furnish information (pursuant to a confidentiality agreement with customary terms) to any third party which makes a bona fide written Katy Takeover Proposal if (A) a majority of Katy's Board of Directors determines in good faith (after consultation with an independent, nationally recognized investment bank) that taking such action would be reasonably likely to lead to the delivery to Katy of a Superior Proposal and (B) a majority of Katy's Board of Directors determines in good faith (after consultation with outside legal counsel) that failure to take such actions would not be consistent with the fiduciary duties of the directors under applicable law. For purposes of this Agreement, "Katy Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or assets of Katy and its Subsidiaries, taken as a whole, or 25% or more of any class of equity securities of Katy (other than purchases made without the prior authorization or approval of Katy), any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of Katy, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Katy, other than the Recapitalization. "Superior Proposal" means a bona fide written Katy Takeover Proposal made by a third party to purchase or otherwise acquire more than 50% of the outstanding equity securities of Katy pursuant to a tender offer, exchange offer, merger, recapitalization or other business combination or similar transaction on terms which a majority of Katy's Board of Directors determines in good faith (after consultation with an independent, nationally recognized investment bank) to be superior to Katy's shareholders (in their capacity as shareholders) from a financial point of view (taking into account, among other things, the length of time necessary to complete the proposed transaction, the risk of non-completion, all legal, financial, regulatory and other aspects of the proposal, and the identity of the offeror) as compared to the transactions contemplated hereby (including any alternative proposed by Purchaser pursuant to Section 7.1(h) in response to such
                                              --------------
Katy Takeover Proposal), which is reasonably capable of being consummated.

     (b)  Neither the Board of Directors of Katy nor any committee thereof shall
(i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation by such Board of Directors or such committee of or with respect to the Offer, the Preferred Stock Purchase or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Katy Takeover Proposal, or (iii) cause Katy to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Katy Acquisition Agreement") related to any Katy Takeover Proposal. Nothing in the foregoing sentence shall prevent Katy, its Board of Directors, or a committee, from (A) complying with the requirements of rule 14e-2 and rule 14d-9 under the Exchange Act, (B) making such disclosure to stockholders or otherwise which the Board of Directors after consultation with counsel, concludes is necessary under applicable law or the rules of the New York Stock Exchange or (C) withdrawing or modifying an approval or recommendation of or with respect to the Offer, the Preferred Stock Purchase or this Agreement, or approving or recommending a Katy Takeover Proposal from a third party or causing Katy to enter into a Katy Acquisition Agreement, if the Board of Directors of Katy after consultation with outside legal counsel, determines that not doing so would not be consistent with the fiduciary obligations of the directors under applicable law.

     (c) In addition to the obligations of Katy set forth in paragraphs (a) and (b) of this Section 5.8, Katy shall promptly advise Purchaser orally and in
                -----------
writing of any request for information or of any Katy Takeover Proposal, the material terms and conditions of such request or Katy Takeover

Proposal and the identity of the person making such request or Katy Takeover Proposal. Katy will keep Purchaser reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Katy Takeover Proposal on a daily basis or more frequently as may be reasonably requested by Purchaser.

     SECTION 5.9.   Rights Agreement.
                    ----------------

     Katy shall not, unless required to do so by a court of competent jurisdiction, (i) redeem the Rights, (ii) amend (other than to delay the Distribution Date and the Stock Acquisition Date (as such terms are defined therein) or as required to comply with Section 1.3(a)(iv) hereof) or terminate
                                       ------------------
the Rights Agreement prior to the Closing Date without the consent of Purchaser, or (iii) take any action which would allow any Person (as such term is defined in the Rights Agreement) other than Purchaser and the Agreement Shareholders to be the Beneficial Owner (as such term is defined in the Rights Agreement) of 15% or more of the Katy Common Stock without causing a Distribution Date (as such term is defined in the Rights Agreement) or a Triggering Event (as such term is defined in the Rights Agreement) to occur.

     SECTION 5.10.  Public Announcements.
                    --------------------

     Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media or any other party with respect to this Agreement or any of the transactions contemplated hereby without prior consultation with the other party as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from (i) promptly making all filings with governmental authorities or disclosures by the stock exchange on which such party's capital stock is listed, as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or (ii) disclosing the terms of this Agreement to such party's legal counsel, financial advisors or accountants in furtherance of the Recapitalization.

     SECTION 5.11.  Indemnification of Directors and Officers.
                    -----------------------------------------

     (a) Purchaser agrees that the indemnification obligations set forth in Katy's Certificate of Incorporation or By-laws, in each case as of the date of this Agreement, shall survive the consummation of the Recapitalization and shall not be amended, repealed or otherwise modified for a period of six years after the Closing Date in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Closing Date were directors, officers, employees or agents of Katy or its Subsidiaries.

     (b)  For six years from the Closing Date, Purchaser agrees that Katy will provide to the directors and officers of Katy as of the date of this Agreement liability insurance protection of the same kind and scope as that provided by Katy's directors' and officers' liability insurance policies (copies of which have been made available to Purchaser), with respect to claims arising from facts or events that occurred prior to the Closing Date; provided, however, that in no event shall Katy be required to expend more than 200% of the amount currently expended by Katy (the "Insurance Amount") to maintain or procure its current directors and officers liability insurance coverage; provided, further, that if Katy is unable to maintain or obtain the insurance called for by this
Section 5.11, Katy shall use its best efforts to obtain as much comparable
------------
insurance as available for the Insurance Amount.

     (c) In the event Purchaser or Katy or any of their respective successors or assigns (i) consolidates with or merges into any other person or shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Purchaser or Katy, as the case may be, honor the indemnification obligations set forth in this Section 5.11.
                                              ------------

     (d)  Purchaser agrees that the obligations of Katy under this Section
                                                                   -------
5.11 shall not be terminated or modified in such a manner as to adversely affect
----
any director, officer, employee, agent or other person to whom this Section 5.11
                                                                    ------------
applies without the consent of such affected director, officer, employee, agent or other person (it being expressly agreed that each such director, officer, employee, agent or other person to whom this Section 5.11 applies shall be
                                             ------------
third-party beneficiaries of this Section 5.11).
                                  ------------

     SECTION 5.12.  Additional Reports.
                    ------------------

     Katy shall furnish to Purchaser copies of any reports of the type referred to in Section 3.4 which it files with the SEC on or after the date hereof. Katy
      -----------
represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Katy as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

     SECTION 5.13.  Update Disclosure; Breaches.
                    ---------------------------

     From and after the date of this Agreement until the Closing Date, each party hereto shall promptly notify the other party hereto in writing of (i) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Offer, the Preferred Stock Purchase and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Katy or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Offer, the Preferred Stock Purchase and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.13
                                                                    ------------
shall not cure any breach of any representations or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

          SECTION 5.14.  Corporate Governance.
                         --------------------

          (a) Purchaser shall have the right to nominate for election at the Shareholder Meeting, and, so long as Purchaser owns Convertible Preferred Stock, at any subsequent annual or special meeting of the shareholders of Katy at which an election for members of Katy's Board of Directors is held, a number of Purchaser Designees such that, after the election, Purchaser Designees represent a simple majority of Katy's Board of Directors, subject to approval by a vote of a majority of the holders of Common Shares present in person or by proxy and voting at such meeting.

          (b) All directors elected at the Shareholder Meeting shall be classified, with respect to the time for which they severally hold office, into two classes, one class comprising the four (4) directors who are not Purchaser Designees to be initially elected for a one-year term expiring at the annual meeting of Katy's shareholders to be held in 2002, and a second class comprising the five (5) Purchaser Designees to be elected initially for a two-year term expiring at the annual meeting of Katy's shareholders to be held in 2003, with the directors in each class to hold office until their respective successors are duly elected and qualified. At each succeeding annual meeting of Katy's shareholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the second succeeding annual meeting of shareholders after such election. Katy shall amend its By-Laws to reduce the number of directors constituting the whole board of Katy to nine
(9) and, so long as Purchaser owns Convertible Preferred Stock, shall not subsequently increase the size of its Board of Directors, unless at the time of such increase Purchaser has been afforded the opportunity to nominate the number of additional directors necessary, together with incumbent directors nominated by Purchaser, to constitute a simple majority of Katy's Board of Directors.

          (c) Purchaser shall not, directly or indirectly (including through any Person who is an "affiliate" of Purchaser within the meaning of Rule 405 under the Securities Act ("Purchaser Affiliate")), in any transaction or series of related transactions, sell, transfer or otherwise dispose of more than 20% of the Katy Common Stock (on a fully diluted basis, including for such purpose the Common Shares issuable upon the conversion of Convertible Preferred Stock), unless all holders of Katy Common Stock other than Purchaser and any Purchaser Affiliate (the "Other Holders") have the right to participate in such sale, transfer or other disposition on the same terms and conditions and for the same consideration per Common Share or Common Share equivalent on a pro rata basis. In connection with any merger, consolidation or other business combination involving Katy in which Katy is not the surviving corporation, the Other Holders shall receive the same consideration per Common Share or Common Share equivalent as that received by Purchaser.

          (d) All fees paid by Katy to Purchaser or to any Purchaser Affiliate and any transactions between Katy and Purchaser or any Purchaser Affiliate shall be subject to approval of the members of Katy's Board of Directors who are not Purchaser Designees or Purchaser Affiliates (the "Other Directors").

          (e) Prior to the Closing, the By-Laws of Katy shall be amended to reflect the restrictions set forth in paragraphs (b) through (d) of this Section
                                                                         -------
5.14 and to require that any amendment to the By-Laws of Katy modifying the
----
terms set forth in paragraphs (a) through (d) of this Section 5.14 shall be
                                                      ------------
subject to approval by a majority of the Other Directors and by a majority of the Other Holders.

          SECTION 5.15.  Registration Rights.
                         -------------------

          Purchaser shall have registration rights with respect to the Common Shares purchased pursuant to the Offer and the Common Shares issued upon conversion of the Convertible Preferred Stock (collectively, the "Registrable Securities") on the terms and conditions set forth in Annex II.
                                                      --------

                                  ARTICLE VI

                             Conditions to Closing
                             ---------------------

          SECTION 6.1.   Conditions to Each Party's Obligation to Close.
                         ----------------------------------------------
          The respective obligations of each party to consummate the Recapitalization shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

          (a) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the Recapitalization substantially on the terms contemplated hereby. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

          (b) All Katy Required Approvals and Purchaser Required Approvals shall have been obtained, except where the failure to obtain such other Katy Required Approvals and Purchaser Required Approvals would not have a Material Adverse Effect on the Katy Group or Purchaser, as the case may be.

          SECTION 6.2.   Conditions to Obligations of Katy to Close.
                         ------------------------------------------

         The obligation of Katy to consummate the Recapitalization is further subject to the conditions that (a) the representations and warranties of Purchaser contained herein shall be true and correct as of the Closing Date with the same effect as though made as of the Closing Date except (i) for changes specifically permitted by the terms of this Agreement, (ii) for the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date, which will be determined as of such date and (iii) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on Purchaser or on the Katy Group, (b) Purchaser shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing Date,
(c) Purchaser shall have delivered to Katy the Preferred Purchase Price for the Convertible Preferred Stock as set forth in Section 2.1, (d) Purchaser shall
                                            -----------
have delivered to Katy a certificate, dated the Closing Date and signed by an executive officer, certifying to the effects set forth in clauses (a) and (b) above and (e) Purchaser's counsel shall have delivered to Katy a legal opinion in the form set forth on Schedule 6.2.
                         ------------

          SECTION 6.3.   Conditions to Obligations of Purchaser to Close.
                         -----------------------------------------------

The obligation of Purchaser to consummate the Recapitalization is further subject to the conditions that (a) the Purchaser Closing Conditions have been satisfied or, to the extent not satisfied, waived by Purchaser, provided that Purchaser will not waive the Purchaser Closing Condition set forth under subparagraph (o) of Annex I without Katy's consent (such consent not to be
                    -------
unreasonably withheld), (b) Katy shall have delivered to Purchaser a certificate signed by its respective Chairman of the Board, Chief Executive Officer and President or any Senior Vice President (an "Officer's Certificate"), dated the Closing Date, certifying to the effect that the representations and warranties of Katy contained herein shall be true and correct as of the Closing Date with the same effect as though made as of the Closing Date, except (i) for changes specifically permitted by the terms of this Agreement, (ii) for the accuracy of representations and warranties which speak as of a specific date, which will be determined as of such date, and (iii) where the failure of any such representation or warranty to be true and correct as of the Closing Date or as of such other specific date, as the case may be, individually or in the aggregate, would not have a Material Adverse Effect on the Katy Group, (c) Katy shall have delivered to Purchaser an Officer's Certificate, dated the Closing Date, certifying to the effect that Katy shall have performed, or shall have caused a Subsidiary to perform, all obligations and complied with all covenants required by this Agreement to be performed or complied with by any of them prior to the Closing Date, except where the failure so to perform, individually or taken as a whole, would not adversely affect the ability of Katy to consummate the Recapitalization, (d) Katy shall have delivered a certificate of the Registrar of the Katy Common Stock as to the number of shares outstanding as of the close of business on the day preceding the Closing Date and a certificate from the Secretary of Katy certifying that the Offer Shares proposed to be accepted for payment represent less than 30% of the combined voting power of the outstanding securities of Katy immediately prior to the Closing, and (e) Katy's outside legal counsel shall have delivered to Purchaser a legal opinion in the form set forth on Schedule 6.3.
                                 ------------

                                  ARTICLE VII

                         Termination, Waiver, Amendment and Closing
                         ------------------------------------------

          SECTION 7.1.   Termination or Abandonment.
                         --------------------------

          Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Closing Date, whether before or after any approval of the matters presented in connection with the Recapitalization by the shareholders of Katy:

          (a)  by the mutual written consent of Katy and Purchaser;

          (b) by either Katy or Purchaser if the Closing Date shall not have occurred on or before June 30, 2001; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall not have breached
                                          --------------
in any material respect its obligations under this Agreement in any manner that shall have substantially contributed to the failure to consummate the Recapitalization on or before such date;

          (c) by either Katy or Purchaser if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Recapitalization substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Recapitalization substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this clause (ii) of Section 7.1(c) shall have used its reasonable best efforts to
               --------------
remove such order, decree, ruling or injunction;

          (d) by Purchaser if the Purchaser Closing Conditions are not satisfied on or prior to the Closing Date;

          (e)  [reserved];

          (f) by Katy, if Purchaser shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.2(a) or
                                                           --------------
(b), and (ii) is incapable of being cured by Purchaser or is not cured within 30
---
days of notice of such breach or failure;

          (g) by Purchaser, if Katy shall have breached or failed to perform, or shall have failed to cause any Subsidiary to perform, in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.3(a), and (ii) is incapable of
                                    --------------
being cured by Katy or is not cured within 30 days of notice of such breach or failure;

          (h) by Katy, if at any time prior to the Closing Date, a Superior Proposal is received by Katy and Katy's Board of Directors determines in good faith (after consultation with outside legal counsel) that failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would be inconsistent with its fiduciary duties under applicable law; provided that Katy may not terminate this Agreement pursuant to this Section 7.1(h) unless and
                                                       --------------
until (i) three (3) Business Days have elapsed following delivery to Purchaser of a written notice of such good faith determination by Katy's Board of Directors and during such three (3) Business Day period Katy has fully cooperated with Purchaser, including without limitation, informing Purchaser of the terms and conditions of such Superior Proposal, and the identity of the person making such Superior Proposal, with the intent of enabling both parties to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; (ii) at the end of such three (3) Business Day period the Katy Takeover Proposal continues to constitute a Superior Proposal and Katy's Board of Directors confirms its good faith determination (after consultation with outside legal counsel) that failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would be inconsistent with its fiduciary duties under applicable law; and (iii) (A) at or prior to such termination, Purchaser has received payment of any amounts required by Section 7.2 to be paid at or prior to termination, but
                        -----------
only if and when such amounts are payable under Section 7.2, by wire transfer in
                                                -----------
same day funds, and (B) as soon as practicable following such termination Katy enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal.

          (i)  Except as provided in Sections 7.2 and 8.2 hereof, in the event
                                     ------------     ---
of the termination of this Agreement pursuant to Section 7.1, this Agreement
                                                 -----------
shall forthwith become void, there shall be no liability on the part of Purchaser or Katy or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any misrepresentation or breach of any covenant or agreement under this Agreement or from the confidentiality obligations in Section 5.2 hereof.
                               -----------

          SECTION 7.2.   Termination Fee.
                         ---------------

          (a) If this Agreement is terminated by Purchaser or Katy, as the case may be, pursuant to Sections 7.1(b), 7.1(c), 7.1(d) or 7.1(g), or by Katy
                    ---------------  ------  ------    ------
pursuant to Section 7.1(h), then Katy shall promptly reimburse Purchaser for
            --------------
Purchaser's documented expenses (including, without limitation, fees and expenses of or associated with Purchaser's lenders and their counsel in this transaction) up to $1,000,000, payable by wire transfer of same day funds within five Business Days of the receipt by Katy of a statement itemizing and reasonably documenting such expenses.

          (b) In the event that a Katy Takeover Proposal shall have been made known to Katy or has been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Katy Takeover Proposal and thereafter this Agreement is terminated by either Purchaser or Katy pursuant to Sections 7.1(d) (insofar as it relates to
                                     ---------------
failure to satisfy the Minimum Condition, the conditions set forth in clauses
(ii) or (iii) of the first paragraph of Annex I, or any one or more of the
                                        -------
conditions set forth in clause (b), (c), (d), (g), (h), (i), (j), (k), (m), (n),
(o), (p), (q) or (r) as the case may be, of Annex I), 7.1(g) or 7.1(h), then
                                            -------   ------    ------
Katy shall promptly pay Purchaser a fee equal to $2,000,000 (the "Termination Fee") payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Purchaser pursuant to this Section 7.2
                                                               -----------
unless and until within 12 months of such termination, Katy or any of its Subsidiaries enters into any Katy Acquisition Agreement or a Katy Takeover Proposal is made, and, within 18 months of such termination, Katy or any of its Subsidiaries consummates any Katy Takeover Proposal (for the purposes of the foregoing proviso the terms "Katy Acquisition Agreement" and "Katy Takeover Proposal" shall have the meanings assigned to such terms in Section 5.8, except
                                                            -----------
that the references to 25% in the definition of "Katy Takeover Proposal" in
Section 5.8(a) shall be deemed to be references to 40%, in which event the
--------------
Termination Fee shall be payable within two Business Days of the consummation of the Katy Takeover Proposal). Katy acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this
     -----------
Agreement, and that, without these agreements, Purchaser would not enter into this Agreement; accordingly, if Katy fails promptly to pay the amount due pursuant to this Section 7.2, and, in order to obtain such payment, Purchaser
                 -----------
commences a suit which results in a judgment against Katy for the fee set forth in this Section 7.2, Katy shall pay to Purchaser its costs and expenses
        -----------
(including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

          SECTION 7.3.   Approval of Board of Directors Required.
                         ---------------------------------------

          Subject to Sections 5.11 and 5.14, the approval of the Board of
                     -------------     ----
Directors of Katy shall be required for any amendment or modification of the Agreement, any waiver of any condition to the obligations of Katy under this Agreement, any waiver of any of Katy's rights under this Agreement, any consent by Katy to a reduction in the Minimum Condition to the Offer or to the imposition of additional conditions to the Offer, any amendment to the Offer that is in any manner adverse to Katy or holders of Common Shares and any extension by Katy of the time for performance of any acts by Purchaser under this Agreement.

                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

          SECTION 8.1.   Non-Survival of Representations and Warranties;
                         ----------------------------------------------
                         Specific Enforcement; Limitation.
                         --------------------------------

          None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date. The parties agree that an award of money damages would be inadequate for any breach of this Agreement by any party and that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any party to this Agreement should be entitled to damages for breach of any representation, warranty or covenant, the parties hereby agree that the party alleging any such breach shall be entitled to damages only to the extent that such breach (without regard to any materiality exceptions or provisions in such representation or warranty) is determined, individually or in the aggregate, to have or to have had a Material Adverse Effect on the Katy Group or Purchaser, as the case may be.

          SECTION 8.2.   Expenses.
                         --------

          Except as set forth in Section 7.1 and 7.2, whether or not the
                                 -----------     ---
Recapitalization is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (a) the expenses incurred in connection with the printing and mailing of the Offer shall be shared equally by Katy and Purchaser and (b) all transfer taxes shall be paid by Katy.

          SECTION 8.3.   Counterparts; Effectiveness.
                         ---------------------------

          This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other party.

          SECTION 8.4.   Governing Law.
                         -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

          SECTION 8.5.   Notices.
                         -------

          All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.5 and the appropriate telecopy confirmation is received or (b) if
     -----------
given by any other means, when delivered at the address specified in this
Section 8.5:
-----------

          To Katy:

                  Katy Industries, Inc.
                  6300 S. Syracuse Way, Suite 300
                  Englewood, Colorado 80111
                  Telecopy:  (303) 290-9344
                  Attention: Chief Executive Officer

          with a copy (which shall not constitute notice) to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022
                  Telecopy:  (212) 909-6836
                  Attention: Meredith M. Brown, Esq.

          To Purchaser:

                  KKTY Holding Company, L.L.C.
                  c/o Kohlberg & Company, L.L.C.
                  111 Radio Circle
                  Mt. Kisco, New York 10549
                  Telecopy:  (914) 244-0689
                  Attention: Mr. Christopher Lacovara
          with a copy (which shall not constitute notice) to:

               Hunton & Williams
               200 Park Avenue
               New York, New York 10166
               Telecopy:  (212) 309-1100
               Attention: Raul Grable, Esq.

          SECTION 8.6.   Assignment; Binding Effect.
                         --------------------------

          Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          SECTION 8.7.   Severability.
                         ------------

          Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Agreement in any other jurisdiction . If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          SECTION 8.8.   Miscellaneous.
                         -------------

          This Agreement (including, for the avoidance of doubt, the exhibits and annexes to it):

          (a) and the disclosure schedules to this Agreement, and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties or their affiliates with respect to the subject matter hereof and thereof; and

          (b) is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder, except for the rights to indemnification and insurance provided for in Section 5.11 for the benefit of
                                                 ------------
Katy's directors, officers, employees, agents and other persons, and the rights provided in Section 5.4 for the benefit of Continuing Katy Employees.
            -----------

          SECTION 8.9.   Headings.
                         --------

          Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

          SECTION 8.10.  Finders or Brokers.
                         ------------------

          Except for the engagement of Bear, Stearns & Co. Inc. by Katy pursuant to the Agreement dated January 8, 2001, previously provided to Purchaser, neither Katy nor any of its Subsidiaries, nor Purchaser, has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Recapitalization payable by Katy or any of its Subsidiaries or Purchaser, as the case may be.

          SECTION 8.11.  Amendment.
                         ---------

          This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing Date; provided, however, that no amendment may be made which would reduce the amount or change the type of consideration offered for each Offer Share pursuant to this Agreement upon consummation of the Recapitalization. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.12.  Waiver.
                         ------

          Subject to Section 7.3, at any time prior to the Closing Date, the
                     -----------
parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that after the approval of shareholders of Katy of the Recapitalization is obtained, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Offer Shares hereunder other than as contemplated by this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                [The Next Following Page is the Signature Page]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                   KATY INDUSTRIES, INC.


                                   By: /s/ Robert M. Baratta
                                      ------------------------------------------
                                   Name:   Robert M. Baratta
                                   Title:  President and Chief Executive Officer

                                   KKTY HOLDING COMPANY, L.L.C.


                                   By: /s/ Christopher Lacovara
                                      ------------------------------------------
                                   Name:   Christopher Lacovara
                                   Title:  Authorized Manager

                                    ANNEX I

                         PURCHASER CLOSING CONDITIONS

     Notwithstanding any other provision of this Agreement, Purchaser shall not be required to (A) accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Common Shares promptly after expiration or termination of the Offer), to pay for any Offer Shares tendered and (B) consummate the Preferred Stock Purchase unless the following conditions have been satisfied: (i) there have been validly tendered and not withdrawn prior to the time the Offer shall otherwise expire at least 2,000,000 Common Shares (the "Minimum Condition"), (ii) the Offer Shares tendered together with the Common Shares into which the Convertible Preferred Stock is convertible represent a majority of the Katy Common Stock issuable and outstanding, calculated on a fully diluted basis (excluding outstanding Options), on the Closing Date, (iii) the Offer Shares tendered, after proration, if any, of Common Shares tendered in accordance with Section 1.4(b), represent less than 30
                                          --------------
% of the combined voting power of the outstanding securities of Katy on the Closing Date, and (iv) none of the following events shall have occurred and be continuing at the time of acceptance for payment of, or payment for, such Common
Shares:

     (a) any governmental authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which (1) materially restricts, prevents or prohibits the consummation of the Recapitalization or results in the obligation to pay damages as a result of or in connection with the Recapitalization in amounts that would have an adverse effect on Katy or Katy's business, (2) prohibits or limits the ownership or operation by Katy, Purchaser or any of their subsidiaries of all or any material portion of the business or assets of Katy and the Subsidiaries taken as a whole or compels Katy, Purchaser, or any of their subsidiaries to dispose of or hold separate all or any material portion of their business or assets, (3) imposes limitations on the ability of Purchaser or any subsidiary of Purchaser to acquire or hold, or to exercise effectively full rights of ownership of, any Common Shares, including, without limitation, the right to vote any Common Shares acquired pursuant to the Offer, other than limitations that do not materially restrict or otherwise materially affect the consummation of the Offer or the Preferred Stock Purchase, or (4) requires divestitures by Purchaser or any other affiliate thereof of any Common Shares;

     (b) any of the representations and warranties of Katy or any Subsidiary set forth in the Agreement (without regard to any materiality exceptions or provisions therein) shall not be true and correct in all material respects as if such representations and warranties were made at the time of such determination except (i) for changes specifically permitted by the terms of this Agreement,
(ii) for the accuracy of representations or warranties which speak as of a specific date, which must not be untrue or incorrect as of such specific date,
(iii) where the failure of any such representation or warranty to be true and correct, individually or in the aggregate, would not have a Material Adverse Effect on the Katy Group;

     (c) Katy shall not have performed, or shall not have caused a Subsidiary to perform, in all material respects, all obligations and complied in all material respects with all covenants necessary to be performed or complied with by any of them under the Agreement;

     (d) any change shall have occurred (or any development shall have occurred involving prospective changes) in the financial condition, businesses, operations, properties (including tangible properties), results of operations, assets (including, without limitation, any Material Contract) or prospects of the Katy Group, taken as a whole, that has a Material Adverse Effect on the Katy Group;

     (e) any material adverse change after the commencement of the Offer in the syndication markets for credit facilities similar in nature to the credit facilities to be furnished to Purchaser by Bankers Trust Company or a continuing material disruption of or a material adverse change in the financial, banking or capital markets that would have an adverse effect on such syndication market, in each case such that Bankers Trust Company determines not to fund such credit facilities;

     (f)  the Agreement shall have been terminated in accordance with its terms;

     (g) the Board of Directors of Katy shall have (i) withdrawn or materially modified or changed (including by amendment of the Schedule 14D-9) in a manner adverse to Purchaser its recommendation with respect to the Offer, the Agreement or the Preferred Stock Purchase, (ii) Katy shall have entered into an agreement (other than a confidentiality agreement) to consummate a Katy Takeover Proposal other than the Offer and the Preferred Stock Purchase, or (iii) the Board of Directors of Katy shall have approved or recommended a Katy Takeover Proposal or resolved to do any of the foregoing;

     (h) fewer than all of the licenses, permits, authorizations, consents, orders, qualifications or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any United States or foreign governmental body or authority that are necessary for the consummation of the Preferred Stock Purchase and the transactions contemplated thereby shall have been filed, occurred or been obtained, as the case may be, except for any such failure of any of the foregoing so to have been filed, occurred or been obtained, individually or in the aggregate, as would not result in a Material Adverse Effect on the Katy Group;

     (i) Katy shall not have received an opinion of Bear, Stearns & Co. Inc., in a form and substance satisfactory to Katy and dated the date of this Agreement, to the effect that, as of such date, the Offer and the Preferred Stock Purchase, taken as a whole, are fair to Katy's shareholders from a financial point of view, or such opinion shall have been withdrawn, or Bear, Stearns & Co. Inc. shall not have consented to the dissemination of such opinion in connection with the Offer;

     (j) holders of Common Shares present in person or by proxy at the Shareholder Meeting shall not have duly (i) elected the directors of Katy's Board of Directors, including the Purchaser Designees and (ii) authorized and approved the issuance and sale of the Convertible Preferred Stock upon substantially the terms and conditions set forth in Exhibit C, and holders of a
                                                    ---------
majority of the
outstanding Common Shares shall not have approved and adopted an amendment of Katy's Certificate of Incorporation authorizing (A) the classification of the Board of Directors into two classes, and (B) 600,000 shares of Convertible Preferred Stock, on substantially the terms and conditions set forth in Exhibit
                                                                        -------
C;
-

     (k) it shall have been publicly disclosed or Purchaser shall have otherwise learned that any person or "group" (as described in section 13(d)(3) of the Exchange Act), other than Purchaser or Purchaser Affiliates or any group of which any of them is a member, shall have, following the date of this Agreement (1) acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 20% of Katy Common Stock or shall have been granted an option, right or warrant, conditional or otherwise, to obtain more than 20% of any class or series of capital stock of Katy (including, without limitation, Katy Common Stock); or (2) without the prior consent of Purchaser, entered into any binding agreement or understanding (other than a confidentiality agreement) with the Katy Group with respect to (A) a merger, consolidation or other business combination with, or acquisition of a material portion of the assets of, Katy, or (B) a tender or exchange offer for Common Shares;

     (l) there shall have occurred and be continuing (i) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory),
(iii) any indirect limitation (whether or not mandatory) by a United States governmental authority or agency on the extension of credit by banks or other financial institutions, (iv) a declaration of war by the Congress of the United States or the commencement of military hostilities involving the United States, in each case, having had or that will have a Material Adverse Effect on the Katy Group, or (v) in the case of any of the foregoing occurrences existing on the date of commencement of the Offer, a material acceleration or worsening thereof;

     (m) the Board of Directors of Katy shall not have Unanimously approved (i) the nomination for election by the shareholders of Katy of the Purchaser Designees (subject to the Closing taking place) and (ii) an amendment to the By-Laws of Katy reducing the number of directors constituting the whole board of Katy to nine (9);

     (n) Katy shall not have received by the expiration date of the Offer (as the same may be extended in accordance with Section 1.1(a)) an unqualified audit
                                            ---------------
opinion from Arthur Andersen with respect to the consolidated financial statements of the Katy Group for the fiscal year ended December 31, 2000;

     (o) Katy shall not have consummated the sale of Hamilton and shall not have received gross proceeds in cash, net of any retained liabilities of Hamilton retained by Katy, in an amount not less than $20,000,000;

     (p) the amended Certificate of Incorporation reflecting the authorization of 600,000 shares of Convertible Preferred Stock on substantially the terms and conditions set forth in Exhibit C shall not have been filed with the Secretary
                        ---------
of State of the State of Delaware;

     (q) Katy shall not have entered into the definitive documentation with respect to the credit facilities to be established under the terms and conditions of the Refinancing with Bankers Trust Company (including any modification of the terms of the Refinancing that are inconsistent with the initial terms of the Refinancing if such modifications have been approved by Purchaser); or

     (r) the Agreement Shareholders shall not have entered into a stock voting agreement with respect to the election of the Purchaser Designees nominated in accordance with Section 5.14. hereof (other than the election of directors in
                ------------
connection with the Shareholder Meeting) on terms and conditions reasonably satisfactory to Purchaser.

     The foregoing conditions (including those set forth in clauses (i) through
(iv) of the initial paragraph) are for the sole benefit of Purchaser and its affiliates and, subject to the terms of the Agreement, may be asserted by Purchaser regardless of the circumstances (including, without limitation, any action or inaction by Purchaser or any of its affiliates) giving rise to any such condition or may be waived by Purchaser, in whole or in part, from time to time in its reasonable discretion, except as otherwise provided in the Agreement. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement to which this Annex I is attached.
                                                            -------

                                   ANNEX II

                              REGISTRATION RIGHTS

     (a) In connection with any conversion of the Convertible Preferred Stock into Common Shares, the holders (the "Converting Holders") of any Registrable Securities shall have the right to request that Katy file a registration statement (on Form S-3 ("Form S-3"), if available to Katy at the time) pursuant to the Securities Act (the "Registration Statement"), provided that the Converting Holders shall not be entitled to demand a registration on more than three (3) occasions. Katy shall (i) within 10 days after receiving notice from any Converting Holder requesting a demand for registration give notice thereof to all other Converting Holders known to Katy and (ii) promptly and in any event within 45 days of receipt of such request file a Registration Statement to effect a registration under the Securities Act covering all Registrable Securities for which Katy receives a request from the Converting Holders within 30 days of the delivery of the notice by Katy as required in clause (i) above;

     (b) In connection with any registration effected pursuant to paragraph (a) of this Annex II, if the majority of the Converting Holders elect to offer and
        --------
sell Registrable Securities in an underwritten offering, they shall be entitled to select the underwriter, subject to Katy's consent (such consent not to be unreasonably withheld), and Katy shall enter into an underwriting agreement (together with the Converting Holders electing to sell their Registrable Securities in an underwritten offering) with such underwriter. In the event the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, Katy may include its securities for its own account in such registration and underwriting if the underwriter so agrees and if the number of Registrable Securities included in such underwriting will not be limited;

     (c) In the event Katy registers Common Shares pursuant to a Registration Statement (other than registrations on Form S-4 or Form S-8), the Converting Holders shall have the right to include all or part of the Registrable Securities owned by them at the time in such registration. Katy shall promptly
(i) give each Converting Holder written notice of such registration and (ii) include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to Katy by any such Converting Holder within 20 days after delivery of such written notice by Katy;

     (d) If Katy elects to offer and sell the Common Shares registered pursuant to paragraph (c) in an underwritten offering, Katy shall so advise the Converting Holders as part of the notice given to the Converting Holders. In such event the right of the Converting Holders to such registration of their Registrable Securities shall be conditioned upon such underwriting being effected and the inclusion of any Converting Holder's Registrable Securities in such underwriting shall be subject to paragraph (e) hereof. All Converting Holders proposing to distribute their Registrable Securities through such underwriting shall (together with Katy) enter into an underwriting agreement with the underwriter for such offering. The Converting Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this paragraph (d), provided that the underwriter is of recognized national standing;

     (e) In the event the underwriter limits the number of Common Shares to be offered and sold in connection with a registration pursuant to paragraph (c), the number of Registrable Securities to be included in the registration and the underwriting shall be reduced on a pro rata basis among the Converting Holders requesting registration. If any Converting Holder disapproves of the terms of such underwriting, such Holder may elect to withdraw therefrom by written notice to Katy and the underwriter delivered at least five days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration;

     (f) In the event any Registrable Securities are included in a Registration Statement pursuant to this Agreement, Katy will indemnify and hold harmless each Converting Holder whose Registrable Securities are so included, each person, if any, who "controls" such Converting Holder (within the meaning of the Securities Act or the Exchange Act) and their respective directors, officers, employees and agents against all losses, claims, damages, or liabilities, joint or several, or actions in respect thereof to which such Converting Holder or other person entitled to indemnification hereunder may become subject under the Securities Act, the Exchange Act, state securities or blue sky law, common law or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any related preliminary prospectus, or any related prospectus or any amendment or supplement thereto, offering circular or other document (including any related notification or the like) incident to any such registration, qualification or compliance, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Katy of the Securities Act, the Exchange Act, state securities or blue sky law, common law or otherwise and relating to action or inaction required of Katy in connection with any such registration, qualification or compliance, and Katy will reimburse each such Converting Holder or other person entitled to indemnification hereunder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Katy will not be so liable to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto, offering circular or other document (including any related notification or the like) incident to any registration, qualification or compliance, in reliance upon, and in conformity with, written information furnished to Katy by any Converting Holder specifically for use therein. Katy will also indemnify underwriters and dealer managers participating in the distribution, each person who "controls" such persons (within the meaning of the Securities Act or the Exchange Act), and their respective officers, directors, employees and agents to the same extent as provided above with respect to the indemnification of the Converting Holders, if so requested, except (i) with respect to information furnished in writing specifically for use in any prospectus or Registration Statement by any selling Converting Holders or any such underwriters, or (ii) to the extent that any such loss, claim, damage, liability or action is solely attributable to such underwriter's failure to deliver a final prospectus (or amendment or supplement thereto) that corrects an actual or alleged material misstatement or omission contained in the preliminary prospectus (or final prospectus);

     (g) With respect to written information furnished to Katy by a Converting Holder specifically for use in a Registration Statement, any related preliminary prospectus, or any related prospectus or any supplement or amendment thereto, offering circular or other document (including any related notification or the like) incident to any registration, qualification or compliance, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, such Converting Holder will severally indemnify and hold harmless Katy and its directors, officers, employees, agents and each person, if any, who "controls" Katy (within the meaning of the Securities Act or the Exchange Act) and any other Converting Holder against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof, to which Katy or such other person entitled to indemnification hereunder may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto, offering circular or other document (including any related notification or the like) incident to any registration, qualification or compliance, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and such Converting Holder will reimburse Katy and such other persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, in each case to the extent, but only to the extent, that the same arises out of, or is based upon, an untrue statement or alleged untrue statement of material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus or any such amendment or supplement thereto, offering circular or other document (including any related notification or the like) incident to any registration, qualification or compliance, in reliance upon, and in conformity with, such written information; provided, however, that the obligations of each of the Converting Holders hereunder shall be limited to an amount equal to the net proceeds to such Converting Holder of Registrable Securities sold as contemplated herein. Katy shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to the information so furnished in writing by such persons specifically for inclusion in any prospectus or Registration Statement. The Converting Holder shall also indemnify underwriters and dealer managers participating in the distribution and each person who "controls" such persons (within the meaning of the Securities Act or the Exchange Act), their officers, directors, employees and agents to the same extent as provided herein with respect to the indemnification of Katy, if so requested;

     (h) Promptly after receipt by an indemnified party of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party will not relieve it from any liability that it may have to the indemnified party except to the extent it was actually damaged or suffered any loss or incurred any additional expense as a result thereof. If any such claim or action is brought against an indemnified party, and it notifies the indemnifying party thereof, the indemnifying party shall be entitled to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, (i) the indemnifying party will not be liable to the indemnified party for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof, (ii) the indemnifying party will not be liable for the costs and expenses of any settlement of such claim or action unless such settlement was effected with the written consent of the indemnifying party or the indemnified party waived any rights to indemnification hereunder in writing, in which case the indemnified party may effect a settlement without such consent, and (iii) the indemnified party will be obligated to cooperate with the indemnifying party in the investigation of such claim or action; provided, however, that the indemnified party who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such indemnified party may employ its own counsel if such indemnified party has been advised by counsel in writing that, in the reasonable judgment of such counsel, it is advisable for such indemnified party to be represented by separate counsel due to the presence of actual or potential conflicts of interest, and in that event the fees and expenses of such separate counsel will also be paid by the indemnifying party; provided that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate counsel at any time for all such indemnified parties. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such claim, action, suit or proceeding and unless the indemnifying party shall confirm in a written agreement reasonably acceptable to such indemnified party, that notwithstanding any federal, state or common law, such settlement, compromise or consent shall not adversely affect the right of any indemnified party to indemnification or contribution as provided in this Agreement as such rights may be limited by applicable law without regard to such settlement, compromise or consent;

     (i) If for any reason the indemnification provided for in paragraphs (f) or (g) is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless as contemplated therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of each of the Converting Holders hereunder shall be limited to an amount equal to the net proceeds to such Converting Holder of Registrable Securities sold as contemplated herein. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation;

     (j)  The obligations under this Annex II shall survive the completion of
                                     --------
any offering of Registrable Securities in a Registration Statement pursuant to this Agreement, and otherwise;

     (k)  Notwithstanding the foregoing provisions of this Annex II, to the
                                                           --------
extent that the provisions regarding indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling, provided that each Converting Holder, each person, if any, who controls such Converting Holder (within the meaning of the Securities Act or the Exchange Act) and their respective directors, officers, employees and agents receive protection in all material respects as extensive and are subject to obligations that are not materially more extensive, than those set forth in this Annex II;
--------

     (l) In the case of any demand registration pursuant to paragraph (a), Katy shall pay all registration expenses. In the case of any registration pursuant to paragraph (c), the requesting Converting Holders shall bear the pro rata share of underwriter's fees, discounts and commissions incurred in such registration and any incremental registration expenses, in each case, including (i) incremental registration and qualification fees and expenses, and (ii) any incremental costs and disbursements (including legal fees and expenses) that result from the inclusion of the Registrable Securities included in such registration, with such incremental expenses being borne by the requesting Converting Holders on a pro rata basis.

Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement to which this Annex II is attached.
                                                        --------

                                   EXHIBIT A

As used herein, the following terms shall have the following meanings unless the context otherwise requires:

"Accounts Payable" shall have the meaning set forth in Section 3.5 hereof.
                                                       -----------

"Accounts Receivable" shall have the meaning set forth in Section 3.5 hereof.
                                                          -----------

"Affiliate" shall have the meaning set forth in Section 3.10 hereof.
                                                ------------

"Agreement" shall have the meaning set forth in Paragraph 1 hereof.

"Agreement Shareholders" shall have the meaning set forth in the Recitals hereof.

"Business Day" shall have the meaning set forth in Section 1.1 hereof
                                                   -----------

"Certificates" shall have the meaning set forth in Section 1.4 hereof.
                                                   -----------

"Closing Date" shall have the meaning set forth in Section 2.2 hereof.
                                                   -----------

"Closing" shall have the meaning set forth in Section 2.2 hereof.
                                              -----------

"Code" shall have the meaning set forth in Section 1.4 hereof.
                                           -----------

"Common Shares" shall have the meaning set forth in the Recitals hereof.

"Confidentiality Agreement" shall have the meaning set forth in Section 5.2
                                                                -----------
hereof.

"Contico" shall have the meaning set forth in Section 3.2 hereof.
                                              -----------

"Contico Common Units" shall have the meaning set forth in Section 3.2 hereof.
                                                           -----------

"Contico Preferred Units" shall have the meaning set forth in Section 3.2
                                                              -----------
hereof.

"Continuing Katy Employees" shall have the meaning set forth in Section 5.4
                                                                -----------
hereof.

"Contracts" shall have the meaning set forth in Section 3.24 hereof.
                                                ------------

"Convertible Preferred Stock" shall have the meaning set forth in the Recitals hereof.

"Converting Holders" shall have the meaning set forth in Annex II hereof.
                                                         --------

"Current Katy Group" shall have the meaning set forth in Section 3.18 hereof.
                                                         ------------

"Depository" shall have the meaning set forth in Section 1.4 hereof.
                                                 -----------

"DGCL" shall have the meaning set forth in Section 1.3 hereof.
                                           -----------

"Environmental, Health and Safety Laws" shall have the meaning set forth in
Section 3.12 hereof.
------------

"ERISA" shall have the meaning set forth in Section 3.13 hereof.
                                            -----------

"ERISA Affiliate" shall have the meaning set forth in Section 3.13 hereof.
                                                      ------------

"Exchange Act" shall have the meaning set forth in Section 1.1 hereof.
                                                   -----------

"Form S-3" shall have the meaning set forth in Annex II hereof
                                               --------

"GAAP" shall have the meaning set forth in Section 3.4 hereof.
                                           -----------

"Hamilton" shall have the meaning set forth in the Recitals hereof.

"Insurance Amount" shall have the meaning set forth in Section 5.11 hereof.
                                                       ------------

"Intellectual Property" shall have the meaning set forth in Section 3.19 hereof.
                                                            ------------

"Inventory" shall have the meaning set forth in Section 3.5 hereof.
                                                -----------

"Katy" shall have the meaning set forth in Paragraph 1 hereof.

"Katy Acquisition Agreement" shall have the meaning set forth in Section 5.8
                                                                 -----------
hereof.

"Katy Affiliated Group" shall have the meaning set forth in Section 3.18 hereof.
                                                            ------------

"Katy Benefit Plans" shall have the meaning set forth in Section 3.13 hereof.
                                                         ------------

"Katy Common Stock" shall have the meaning set forth in the Recitals hereof.

"Katy Group" shall have the meaning set forth in Section 3.1 hereof.
                                                 -----------

"Katy Required Approvals" shall have the meaning set forth in Section 3.3
                                                              -----------
hereof.

"Katy SEC Reports" shall have the meaning set forth in Section 3.4 hereof.
                                                       -----------

"Katy Stock Option Plans" shall have the meaning set forth in Section 3.2
                                                              -----------
hereof.

"Katy Takeover Proposal" shall have the meaning set forth in Section 5.8 hereof.
                                                             -----------

"Katy's Knowledge" shall have the meaning set forth in Section 3.5 hereof.
                                                       -----------

"Licenses" shall have the meaning set forth in Section 3.22 hereof.
                                               ------------

"Material Adverse Effect" shall have the meaning set forth in Section 3.1
                                                              -----------
hereof.

"Material Contracts" shall have the meaning set forth in Section 3.24 hereof.
                                                         ------------

"Minimum Condition" shall have the meaning set forth in Annex I hereof.
                                                        -------

"Offer" shall have the meaning set forth in Section 1.1 hereof.
                                            -----------

"Offer Commencement Date" shall have the meaning set forth in Section 1.1
                                                              -----------
hereof.

"Offer Consideration" shall have the meaning set forth in Section 1.1 hereof.
                                                          -----------

"Offer Documents" shall have the meaning set forth in Section 1.2 hereof.
                                                      -----------

"Offer Shares" shall have the meaning set forth in the Recitals hereof.

"Officer's Certificate" shall have the meaning set forth in Section 6.3 hereof.
                                                            -----------

"Option" shall have the meaning set forth in Section 3.2 hereof.
                                             -----------

"Other Directors" shall have the meaning set forth in Section 5.14 hereof.
                                                      ------------

"Other Holders" shall have the meaning set forth in Section 5.14 hereof.
                                                    ------------

"Past Katy Group" shall have the meaning set forth in Section 3.18 hereof.
                                                      ------------

"Preferred Purchase Price" shall have the meaning set forth in Section 2.1
                                                               -----------
hereof.

"Preferred Stock Purchase" shall have the meaning set forth in the Recitals hereof.

"Proxy Statement" shall have the meaning set forth in Section 1.3 hereof.
                                                      -----------

"Purchaser" shall have the meaning set forth in Paragraph 1 hereof.

"Purchaser Affiliate" shall have the meaning set forth in Section 5.14 hereof.
                                                          ------------

"Purchaser Designees" shall have the meaning set forth in Section 1.3 hereof.
                                                          -----------

"Purchaser Closing Conditions" shall have the meaning set forth in Section 1.1
                                                                   -----------
hereof.

"Purchaser Required Approvals" shall have the meaning set forth in Section 4.2
                                                                   -----------
hereof.

"Purchaser Securities Filings" shall have the meaning set forth in Section 4.6
                                                                   -----------
hereof.

"Reference Balance Sheet" shall have the meaning set forth in Section 3.5
                                                              -----------
hereof.

"Recapitalization" shall have the meaning set forth in the Recitals hereof.

"Refinancing" shall have the meaning set forth in the Recitals hereof.

"Registrable Securities" shall have the meaning set forth in Section 5.15
                                                             ------------
hereof.

"Registration Statement" shall have the meaning set forth in Annex II hereof.
                                                             --------

"Rights" shall have the meaning set forth in the Recitals hereof.

"Rights Agreement" shall have the meaning set forth in the Recitals hereof.

"Schedule 14D-9" shall have the meaning set forth in Section 1.3 hereof.
                                                     -----------

"Schedule TO" shall have the meaning set forth in Section 1.2 hereof.
                                                  -----------

"SEC" shall have the meaning set forth in Section 1.2 hereof.
                                          -----------

"Securities Act" shall have the meaning set forth in Section 3.3 hereof.
                                                     -----------

"Securities Filings" shall have the meaning set forth in Section 3.17 hereof.
                                                         ------------

"Shareholder Meeting" shall have the meaning set forth in the Recitals.

"Subsidiary" shall have the meaning set forth in Section 3.1 hereof.
                                                 -----------

"Superior Proposal" shall have the meaning set forth in Section 5.8 hereof.
                                                        -----------

"Tax Return" shall have the meaning set forth in Section 3.18 hereof.
                                                 -----------

"Taxes" shall have the meaning set forth in Section 3.18 hereof.
                                            ------------

"Termination Date" shall have the meaning set forth in Section 5.1 hereof.
                                                       -----------

"Termination Fee" shall have the meaning set forth in Section 7.2 hereof.
                                                      -----------

"Unanimously" shall have the meaning set forth in Section 1.3 hereof
                                                  -----------

"Voting Agreement" shall have the meaning set forth in the Recitals hereof.

                                                                       EXHIBIT C

       Term Sheet - Classification of Board of Directors and Convertible
                                Preferred Stock

--------------------------------------------------------------------------------
Classified Board of        The Board of Directors of Katy shall be Directors
Directors                  classified, with respect to the time for which the
                           directors severally hold office, into two classes, one class comprising the four directors who are not Purchaser Designees to be initially elected for a one-year term expiring at the annual meeting of Katy's shareholders to be held in 2002, and a second class comprising the five Purchaser Designees to be elected initially for a two-year term expiring at the annual meeting of Katy's shareholders to be held in 2003, with the directors in each class to hold office until their respective successors are duly elected and qualified. At each succeeding annual meeting of Katy's shareholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the second succeeding annual meeting of shareholders after such election.

--------------------------------------------------------------------------------
Name of security           Convertible Preferred Stock, $100 par value

--------------------------------------------------------------------------------
Par value                  $100

--------------------------------------------------------------------------------
Number of shares to be     600,000
authorized

--------------------------------------------------------------------------------
Number of shares to be     400,000
validly issued, fully paid
and nonassessable at the
Closing Date

--------------------------------------------------------------------------------
Preferred Purchase Price   $100 per share, or an aggregate amount of $40,000,000

--------------------------------------------------------------------------------
Conversion rights                  At the option of the holder of Convertible
                                   Preferred Stock, a holder can convert any whole number of shares of Convertible
                                   Preferred Stock, at any time after the
                                   earlier of:

                                   (a)  the fifth anniversary of the Closing
                                        Date;

                                   (b)  the approval by Katy's Board of
                                        Directors of a merger, consolidation or
                                        other business combination between Katy
                                        and another entity (except where Katy is the surviving entity and no change of control of Katy occurs as a result of the transaction) or a sale or other disposition of all or substantially all of Katy's assets;

                                   (c)  the authorization by Katy's Board of
                                        Directors of, or other corporate action
                                        taken to effect, the liquidation,
                                        dissolution or winding up of Katy; and

                                   (d)  the solicitation of proxies from the
                                        holders of any class or classes of
                                        capital stock of Katy for any annual or
                                        special meeting of shareholders, however called, at which an election for directors of Katy is held, or any solicitation of written consent of the holders of any class or classes of capital stock of Katy with respect to the election of directors, against the election as director of any nominee designated by the holders of the Convertible Preferred Stock or for removal of any incumbent director originally nominated by the holders of the Convertible Preferred Stock.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Conversion ratio                   For each share of Convertible Preferred Stock
                                   converted the holder will receive twelve and one-half Common Shares (the "Conversion
                                   Ratio"). The Conversion Ratio will be
                                   adjusted for any stock split, stock
                                   combination, stock dividend or other
                                   recapitalization and will be subject to
                                   protection provisions in the event of
                                   dilutive transactions involving the sale of shares of Katy Common Stock at a price per share, the grant of rights, options or warrants having an exercise per share, or the sale of securities convertible into Keystone
                                   Common Stock having a conversion price per share, in each case, less than $8.00 per Common Share.

--------------------------------------------------------------------------------
Procedure for conversion           Standard conversion procedures, including the
                                   following:

                                   The holder is to give Katy a notice
                                   specifying the number of shares of
                                   Convertible Preferred Stock to be converted, the conversion date and the names of persons to become the holders of the Common Shares issued on conversion.

                                   There will be no fractional issues of Katy
                                   Common Stock upon conversion. In lieu of fractional shares Katy will pay the conversion value of such fractional share in cash.

                                   Katy will pay any documentary, stamp or
                                   similar tax on issuing the certificates for Common Shares (except that if the certificate is to be issued to a person other than the holder, then that person must pay any such tax payable on the transfer).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Covenants of Katy                  The shares of Convertible Preferred Stock
                                   will be validly issued, fully paid and
                                   nonassessable on the Closing Date.

                                   The Common Shares that Katy issues upon the conversion of the Convertible Preferred Stock will be validly issued, fully paid and nonassessable.

                                   Katy will reserve and keep available out of its unauthorized but unissued shares of Katy Common Stock, for the purpose of issuing Common Shares on conversion of the Convertible Preferred Stock, the number of Common Shares issuable on conversion of the outstanding shares of Convertible Preferred Stock.

--------------------------------------------------------------------------------
Dividends                          None

--------------------------------------------------------------------------------
Liquidation preference             If Katy is liquidated, dissolved or wound up,
                                   no distribution will be made to the holders of shares of Katy Common Stock or any other class of equity security authorized hereafter, until the holders of the Convertible Preferred Stock have received their liquidation preference equal to the par value for each share of Convertible Preferred
                                   Stock held (the "Liquidation Preference").
                                   If, when Katy is liquidated, dissolved or wound up, the assets available for distribution among the holders of the Convertible Preferred Stock are insufficient to pay the Liquidation Preference, the assets legally available for distribution to such holders shall be distributed ratably among them in accordance with their holdings of Convertible Preferred Stock.

--------------------------------------------------------------------------------
                                   A merger, consolidation or other business combination between Katy and any other entity, or a sale or other disposition of all or substantially all of Katy's assets, will not be treated as a liquidation, dissolution or winding up of Katy.

--------------------------------------------------------------------------------
Maturity                           Perpetual, subject to redemption by Katy.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Redemption                         The Convertible Preferred Stock will not be
                                   subject to a sinking fund or other
                                   obligations of Katy to redeem or retire the Convertible Preferred Stock. The holder shall have no right to compel Katy to redeem the Convertible Preferred Stock. The Convertible
                                   Preferred Stock shall be redeemable in whole, but not in part, at Katy's option at any time on or after the 20th anniversary of the Closing Date. The redemption price per share of Convertible Preferred Stock shall equal the par value thereof, and shall be payable in cash to the order of the holder on the 30th day after notice of redemption shall have been given to the holders, subject to each holder's right to convert any or all of its shares of Convertible Preferred Stock into Common Shares.

--------------------------------------------------------------------------------
Preemptive rights                  The holders have no preemptive rights with
                                   respect to any shares of Katy's capital stock or any other securities of Katy convertible into or carrying rights or option to buy shares of capital stock, without prejudice to the provisions for adjustment of the Conversion Ratio in the event of dilutive transactions.

--------------------------------------------------------------------------------
Registration rights                In the event of a registration of Common
                                   Shares by Katy pursuant to a registration statement under the Securities Act of 1933, the holder shall have customary piggy-back rights in respect of the Common Shares issuable upon conversion of the Convertible
                                   Preferred Stock. In connection with the
                                   conversion of the Convertible Preferred Stock the holders shall have the right to demand a registration of the underlying Common Shares, provided that the holders shall not be entitled to demand a registration on more than three (3) occasions.

--------------------------------------------------------------------------------
Voting rights                      None (except as required by law).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Special rights                     Katy shall not, without first obtaining the
                                   approval (by vote or written consent) of the holders of at least a majority of the then outstanding shares of Convertible Preferred
                                   Stock:

                                   (a) authorize or issue any class or series of
                                       equity security having equal or superior rights as to payment upon liquidation, dissolution or a winding up of Katy;

                                   (b) amend its Certificate of Incorporation or
                                       By-Laws in any way, or enter into a
                                       merger, consolidation, reorganization,
                                       recapitalization or sale of all or
                                       substantially all of its assets, in any
                                       case which adversely affects the rights
                                       and preferences of the holders of
                                       Convertible Preferred Stock as a class
                                       (except that Katy may complete a reverse-split of the Katy Common Stock without the consent of the holders of the Convertible Preferred Stock);

                                   (c) engage in any transaction which would
                                       impair or reduce the rights of the
                                       holders of the Convertible Preferred
                                       Stock as a class.

--------------------------------------------------------------------------------

                                                                  ANNEX C

                                                                  Execution Copy


================================================================================



                       STOCK VOTING AND TENDER AGREEMENT

                                 by and among



                         KKTY HOLDING COMPANY, L.L.C.

                                      and

                         THE SHAREHOLDERS NAMED HEREIN



                          Dated as of March 29, 2001







================================================================================

                                                                  Execution Copy


                               TABLE OF CONTENTS

                                                                            Page
1. Definitions.............................................................    1

2. Tender of Securities....................................................    1

3. Provisions Concerning the Securities....................................    2
     (a) Agreement To Vote the Securities..................................    2
     (b) Grant of Proxy....................................................    2
     (c) Other Proxies Revoked.............................................    3

4. Representations and Warranties of Each Shareholder......................    3
     (a) Power, etc........................................................    3
     (b) Ownership of Securities...........................................    3
     (c) No Conflicts......................................................    3
     (d) No Finder's Fees..................................................    4
     (e) No Encumbrances...................................................    4
     (f) Reliance by Purchaser.............................................    4

5. Additional Covenants of Each Shareholder................................    4
     (a) No Solicitation...................................................    4
     (b) Restriction on Transfer, Proxies and Non-Interference.............    5
     (c) [Reserved]........................................................    5
     (d) Stop Transfer; Changes in Subject Shares..........................    5
     (e) Cooperation.......................................................    5
     (f) Releases..........................................................    5

6. Fiduciary Duties........................................................    6

7. Miscellaneous...........................................................    6
     (a) Further Assurances................................................    6
     (b) Notices...........................................................    6
     (c) Interpretation....................................................    7
     (d) Counterparts......................................................    7
     (e) Entire Agreement; No Third-Party Beneficiaries....................    7
     (f) Governing Law.....................................................    7
     (g) Assignment........................................................    7
     (h) Binding Agreement.................................................    7
     (i) Severability......................................................    8
     (j) Enforcement of this Agreement.....................................    8
     (k) Amendments........................................................    8

8. Termination.............................................................  8

9. Publication.............................................................  8

                                                                  Execution Copy

                       STOCK VOTING AND TENDER AGREEMENT

     STOCK VOTING AND TENDER AGREEMENT (this "Agreement") dated as of March 29, 2001, among KKTY HOLDING COMPANY, L.L.C., a Delaware limited liability company ("Purchaser") and the shareholders listed on Schedule I hereto (individually, a
                                             ----------
"Shareholder," and collectively, the "Shareholders").

                             W I T N E S S E T H :
                             - - - - - - - - - -
     WHEREAS, simultaneously with entering into this Agreement, Purchaser and Katy Industries, Inc., a Delaware corporation ("Katy"), are entering into a Preferred Stock Purchase and Recapitalization Agreement (the "Recapitalization Agreement"), pursuant to which Purchaser will (i) commence a cash tender offer (the "Offer") to purchase up to 2,500,000 outstanding shares of common stock, $1 par value per share, of Katy and (ii) purchase from Katy not less than 400,000 newly issued shares of preferred stock, $100 par value per share (the "Convertible Preferred Stock"), convertible at a ratio of twelve and one half Common Shares per share of Convertible Preferred Stock (equivalent to $8.00 per Common Share) into an aggregate of not less than 5,000,000 Common Shares for an aggregate purchase price of $40,000,000 (the "Preferred Stock Purchase") (the Offer, the Preferred Stock Purchase and the other transactions contemplated by the Recapitalization Agreement are collectively referred to herein as the "Recapitalization");

     WHEREAS, as of the date hereof, each Shareholder is the record and, except in the case of a Shareholder who is a trustee and owns the Common Shares for the benefit of a beneficiary, beneficial owner of the number of Common Shares set forth opposite such Shareholder's name on Schedule I hereto;
                                          ----------

     WHEREAS, the Shareholders have agreed that such Shareholders shall vote 2,500,000 Common Shares owned (whether of record or beneficially) by such Shareholders, as of the date hereof (these 2,500,000 Common Shares owned (whether of record or beneficially) as of the date hereof, the "Securities") with respect to certain questions that may be put to the Shareholders, in each case, in accordance with the terms and conditions of this Agreement; and

     WHEREAS, as an inducement and a condition to entering into the Recapitalization Agreement, Purchaser has required that the Shareholders enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Definitions. For purposes of this Agreement capitalized terms used and
          -----------
not defined herein have the respective meanings ascribed to them in the Recapitalization Agreement.

     2.   Tender of Securities. The Shareholders hereby severally and jointly
          --------------------
agree to tender (or to cause the record owner to tender) for acceptance by Purchaser pursuant to the Offer not less than 1,500,000 of the Securities and not to revoke such tender.

     3.   Provisions Concerning the Securities.
          ------------------------------------

          (a)  Agreement To Vote the Securities. The Shareholders, hereby
               --------------------------------
severally and jointly agree that during the period commencing on the date hereof and continuing until the earlier of the Closing Date or the termination of this Agreement (such period, the "Voting Period"), at any meeting of the holders of any class or classes of the capital stock of Katy, however called, or in connection with any solicitation of written consent of the holders of any class or classes of the capital stock of Katy, the Shareholders shall vote (or cause to be voted) the Securities (but for the avoidance of doubt not more or less than 2,500,000 Common Shares) in favor of any actions required to authorize and effect the Recapitalization and any actions required in furtherance thereof, including, without limitation, to vote (A) in favor of the election of all of the directors nominated by Katy's Board of Directors, including each Purchaser Designee (unless the matters referred to in (B) and (C) below have not been approved by Katy's shareholders), (B) in favor of the approval and adoption of an amendment to Katy's Certificate of Incorporation authorizing (1) classification of Katy's Board of Directors into two classes with staggered terms of office and (2) 600,000 shares of Convertible Preferred Stock, (C) in favor of the issuance of Convertible Preferred Stock pursuant to the Preferred Stock Purchase and the issuance of Common Shares upon the conversion of the Convertible Preferred Stock, (D) against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Katy under the Recapitalization Agreement or of such Shareholder under this Agreement, and (E) except as otherwise agreed to in writing in advance by Purchaser, against the following actions (other than the Recapitalization and the transactions contemplated by the Recapitalization Agreement): (1) any extraordinary corporate transaction, such as a reorganization, recapitalization, merger, consolidation or other business combination involving Katy; (2) a sale, lease or transfer of a significant part of the assets of Katy, or a reorganization, recapitalization, dissolution or liquidation of Katy; (3) any change in the persons who constitute the board of directors of Katy; (4) any change in the present capitalization of Katy or any amendment of Katy's Certificate of Incorporation or By-laws other than the authorization and adoption of an amendment to Katy's Certificate of Incorporation authorizing (I) classification of Katy's Board of Directors into two classes with staggered terms of office and (II) 600,000 shares of Convertible Preferred Stock; (5) any other material change in Katy's corporate structure or business; or (6) any other action involving Katy which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Recapitalization and the transactions contemplated by this Agreement or the Recapitalization Agreement.

          (b)  Grant of Proxy. Each Shareholder severally and not jointly hereby
               --------------
appoints Purchaser, and any designee of Purchaser, each of them individually, such Shareholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote, to act by written consent or to request that the chairman or secretary of Katy call a special meeting of stockholders, during the Voting Period with respect to such Shareholder's Securities in accordance with paragraph (a) of this Section. This proxy is given to secure the performance of the duties of each Shareholder during the Voting Period under this Agreement. Each Shareholder severally and not jointly affirms that this proxy and power of attorney are coupled with an interest and shall be irrevocable during the Voting Period.

Each Shareholder severally and not jointly shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

          (c)  Other Proxies Revoked. Each Shareholder severally and not jointly
               ---------------------
represents and warrants that any proxies heretofore given in respect of such Shareholder's Securities are not irrevocable, and that all such proxies have been or are hereby revoked.

     4.   Representations and Warranties of Each Shareholder. Each Shareholder,
          --------------------------------------------------
severally and not jointly, hereby represents and warrants to Purchaser as follows:

          (a)  Power, etc. Such Shareholder has all necessary power and
               ----------
authority to execute and deliver this Agreement, appoint the proxies and attorneys-in-fact referred to in Section 3(b) hereof and to consummate the
                                 ------------
transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming its due authorization, execution and delivery by each other party hereto, constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles, whether applied in a proceeding at law or in equity.

          (b)  Ownership of Common Shares. Such Shareholder is the record and,
               --------------------------
except in the case of a Shareholder who is a trustee and owns the Common Shares for the benefit of a beneficiary, beneficial owner of the number of Common Shares listed beside such Shareholder's name on Schedule I attached hereto. All
                                                ----------
of such Common Shares are issued and are outstanding. Such Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2, Section 3 and Section 5 hereof, as the case may be, sole
             ---------  ---------     ---------
power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Common Shares, with no limitations, qualifications or restrictions on such rights, subject only to applicable laws, Katy's Certificate of Incorporation, and the terms of this Agreement.

          (c)  No Conflicts. (i) No filing with, and no permit, authorization,
               ------------
consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated by this Agreement and (ii) none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated by this Agreement or compliance by such Shareholder with any of the provisions of this Agreement shall (A) conflict with or result in any breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) or result in the creation of a lien or encumbrance on the assets of such Shareholder (including the such Shareholder's Common Shares) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, trust instrument, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound, or

(B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets.

          (d)  No Finder's Fees. Except as disclosed pursuant to the
               ----------------
Recapitalization Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Shareholder in its capacity as a holder of Katy Common Stock. Such Shareholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or by the Recapitalization Agreement.

          (e)  No Encumbrances. The Common Shares listed beside such
               ---------------
Shareholder's name on Schedule I attached hereto and the certificates
                      ----------
representing such Common Shares are now, and at all times during the term hereof will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          (f)  Reliance by Purchaser. Such Shareholder understands and
               ---------------------
acknowledges that Purchaser is entering into the Recapitalization Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

     5.   Additional Covenants of Each Shareholder. Each Shareholder severally
          ----------------------------------------
and not jointly covenants and agrees as follows:

          (a)  No Solicitation. During the Voting Period such Shareholder shall
               ---------------
not, in its capacity as such, directly or indirectly through another person (i) solicit, initiate or encourage (including, without limitation, by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Katy Takeover Proposal, (ii) participate in any discussions or negotiations regarding any Katy Takeover Proposal, (iii) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation of such Shareholder of the Recapitalization (including for the avoidance of doubt the Shareholders' agreement to vote the Securities in accordance with Section 3
                                                                  ---------
hereof), (iv) approve or recommend, or propose publicly to approve or recommend, any Katy Takeover Proposal, or (v) enter into a Katy Acquisition Agreement or any agreement, arrangement or understanding requiring such Shareholder to abandon, terminate or fail to consummate this Agreement or any other transaction contemplated hereby, in each case without the prior written consent of the Purchaser. Such Shareholder shall promptly advise Purchaser orally and in writing of any request for information or of any Katy Takeover Proposal, the material terms and conditions of such request or Katy Takeover Proposal and the identity of the person making such request or Katy Takeover Proposal. Such Shareholder will keep Purchaser reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Katy Takeover Proposal on a daily basis or more frequently as may be reasonably requested by Purchaser. For the avoidance of doubt, nothing in this

Section 5(a) restricts a Shareholder, in his or her capacity as a director or
------------
officer of Katy, from taking action permitted under the Recapitalization Agreement.

          (b)  Restriction on Transfer, Proxies and Non-Interference. Such
               -----------------------------------------------------
Shareholder shall not (i) except as contemplated in this Agreement, directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Shareholders Securities or any interest therein during the Voting Period;
(ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of such Securities into a voting trust or enter into a voting agreement with respect to any of such Securities; or (iii) take any action that would make any representation or warranty of such Shareholder contained in this Agreement untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing such Shareholder's obligations under this Agreement.

          (c)  [Reserved].

          (d)  Stop Transfer; Changes in Subject Shares. Such Shareholder agrees
               ----------------------------------------
with, and covenants to, Purchaser that such Shareholder shall not request that Katy register the transfer (book- entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Securities during the Voting Period, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in any class of capital stock of Katy by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term " Securities" shall be deemed to refer to and include the Securities as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged.

          (e)  Cooperation. Such Shareholder, in its capacity as a shareholder,
               -----------
shall cooperate fully with Purchaser and Katy in connection with their respective efforts to fulfill the conditions to the Recapitalization set forth in Article VI of the Recapitalization Agreement and the Purchaser Closing
   ----------
Conditions set forth in Annex I to the Recapitalization Agreement.
                        -------

          (f)  Releases. Such Shareholder hereby fully, unconditionally and
               --------
irrevocably releases, effective as of the Closing Date, any and all claims and causes of action that such Shareholder, in its capacity as a shareholder, has or may have against Katy or any present or former director, officer, employee or agent of Katy arising or resulting from or relating to any act, omission, event or occurrence prior to the date hereof and that have arisen or resulted as of the Closing Date. The foregoing release does not include a release by any Shareholder of such Shareholder's rights to indemnification and advancement of expenses under Katy's Certificate of Incorporation or By-Laws, by agreement, by law, or pursuant to insurance policies or any claim by that Shareholder in any other capacity (including as a director, officer or employee). If requested by Purchaser, such Shareholder shall execute an additional release at the Closing Date releasing such claims as may arise between the date hereof and the Closing Date.

     6.   Fiduciary Duties. Notwithstanding anything in this Agreement to the
          ----------------
contrary, the covenants and agreements set forth herein shall not prevent any Shareholder or any representative of Purchaser serving on Katy's Board of Directors or as an officer of Katy from taking any action, subject to the applicable provisions of the Recapitalization Agreement, while acting in his or her capacity as a director or officer of Katy.

     7.   Miscellaneous.
          -------------

          (a)  Further Assurances. From time to time, at Purchaser's request and
               ------------------
without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          (b)  Notices. All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by overnight courier or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)  if to Purchaser, to

                 KKTY Holding Company, L.L.C.
                 c/o Kohlberg & Co., L.L.C.
                 111 Radio Circle
                 Mount Kisco, New York 10549
                 Telecopy.: (914) 244-0689
                 Attention: Mr. Christopher Lacovara

               with copies to:

                 Hunton & Williams
                 200 Park Avenue
                 New York, New York 10166
                 Telecopy.: (212) 309-1100
                 Attention: Raul Grable, Esq.

          (ii) if to the Shareholders, to the address set forth beside each Shareholder's name listed on Schedule I hereto
                                            ----------
               with a copy to:

                 Hogan & Hartson LLP
                 One Tabor Center, Suite 1500
                 1200 Seventeenth Street
                 Denver, Colorado 80202-5840
                 Telecopy: (303) 899-7333
                 Attention: Douglas Pluss, Esq.


          (c)  Interpretation. When a reference is made in this Agreement to a
               --------------
Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (d)  Counterparts. This Agreement may be executed in counterparts, all
               ------------
of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          (e)  Entire Agreement; No Third-Party Beneficiaries. This Agreement,
               ----------------------------------------------
including the documents and instruments referred to herein (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) except in respect of Section 9, is not intended to confer upon any
                              ---------
person or entity other than the parties any rights or remedies hereunder.

          (f)  Governing Law. This Agreement shall be governed by, and construed
               -------------
in accordance with, the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

          (g)  Assignment. Neither this Agreement nor any of the rights,
               ----------
interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any of or all their rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Purchaser. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          (h)  Binding Agreement. Each Shareholder agrees that this Agreement
               -----------------
and such Shareholder's obligations under it shall attach to such Shareholder's Securities and shall bind any person to which legal or beneficial ownership of the Securities passes, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Securities, the transferor shall remain liable for the performance of all its obligations under this Agreement.

          (i)  Severability. If any term or other provision of this Agreement is
               ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy in any particular situation or in any jurisdiction, that term or provision shall nevertheless remain in full force and effect in other situations or jurisdictions, and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

          (j)  Enforcement of this Agreement. The parties agree that irreparable
               -----------------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          (k)  Amendments. This Agreement may not be amended except by an
               ----------
instrument in writing signed by the parties.

     8.   Termination. This Agreement shall terminate, and neither Purchaser nor
          -----------
any Shareholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect, upon the termination of the Recapitalization Agreement in accordance with its terms without the Recapitalization having occurred, except nothing in this Section 8 shall relieve
                                                         ---------
any party of liability for breach of this Agreement.

     9.   Publication. Each Shareholder hereby agrees to permit Purchaser and
          -----------
Katy to publish and disclose in the Offer Documents and the Proxy Statement relating to the transactions contemplated by the Recapitalization Agreement (including all documents and schedules filed with the SEC) its identity and intent with respect to the Securities and the nature of its commitments under this Agreement.

     10.  Scope of Obligations. Notwithstanding anything to the contrary in this
          --------------------
Agreement, no obligation of the Shareholders under this Agreement (including their obligations under Section 2, Section 3 and Section 5 hereof) shall apply
                        ---------  ---------     ---------
or in any way affect any shares of capital stock or other securities owned by the Shareholders other than the Securities. For the purposes of several (but not joint) obligations of Shareholders under this Agreement, the number of Securities owned by each Shareholder with respect to which such Shareholder is committing to make such obligations, is the number calculated by multiplying 2,500,000 by the number of Common Shares owned by such Shareholder (as set forth on Schedule I hereto), then dividing the product by the total number of Common
   ----------
Shares owned by all Shareholders (as set forth on Schedule I hereto).
                                                  ----------

                  [THE FOLLOWING PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, Purchaser and each Shareholder have caused this Agreement to be duly executed as of the day and year first above written.



                                       KKTY HOLDING COMPANY, L.L.C.

                                       By: /s/ Christopher Lacovara
                                          ----------------------------
                                          Name:  Christopher Lacovara
                                          Title: Authorized Manager

                                       CRL, INC.

                                       By: /s/ Jonathan P. Johnson
                                          ----------------------------
                                          Name:  Jonathan P. Johnson
                                          Title: President


                                       WALLACE E. CARROLL, JR.

                                       /s/ Wallace E. Carroll, Jr.
                                       -------------------------------

                                       AMELIA M. CARROLL


                                       /s/ Amelia M. Carroll
                                       -------------------------------

                                            WALLACE FOUNDATION


                                            By: /s/ Wallace E. Carroll, Jr.
                                               -----------------------------
                                               Name:  Wallace E. Carroll, Jr.
                                               Title: Trustee

                                            By: /s/ Amelia M. Carroll
                                               -----------------------------
                                               Name:  Amelia M. Carroll
                                               Title: Trustee

                                            WALLACE E. CARROLL TRUST U/A DATED
                                            7-1-57
                                            F/B/O WALLACE E. CARROLL, JR.


                                            By: /s/ Wallace E. Carroll, Jr.
                                               -------------------------------
                                               Name:  Wallace E. Carroll, Jr.
                                               Title: Trustee


                                            By: /s/ Amelia M. Carroll
                                               --------------------------------
                                               Name:  Amelia M. Carroll
                                               Title: Trustee


                                            WALLACE E. & LELIA H. CARROLL TRUST
                                            U/A DATED 5/1/58
                                            F/B/O WALLACE E. CARROLL, JR.


                                            By: /s/ Wallace E. Carroll, Jr.
                                               --------------------------------
                                               Name:  Wallace E. Carroll, Jr.
                                               Title: Trustee


                                            By: /s/ Amelia M. Carroll
                                               --------------------------------
                                               Name:  Amelia M. Carroll
                                               Title: Trustee

                                          WALLACE E. CARROLL TRUST U/A DATED
                                          1-20-61
                                          F/B/O WALLACE E. CARROLL, JR.


                                          By: /s/ Wallace E. Carroll, Jr.
                                             -------------------------------
                                             Name:  Wallace E. Carroll, Jr.
                                             Title: Trustee


                                          By: /s/ Amelia M. Carroll
                                             -------------------------------
                                             Name:  Amelia M. Carroll
                                             Title: Trustee


                                          LELIA H. CARROLL TRUST U/A DATED
                                          7-12-62
                                          F/B/O WALLACE E. CARROLL, JR.


                                          By: /s/ Wallace E. Carroll, Jr.
                                             -------------------------------
                                             Name:  Wallace E. Carroll, Jr.
                                             Title: Trustee

                                          By: /s/ Amelia M. Carroll
                                             -------------------------------
                                             Name:  Amelia M. Carroll
                                             Title: Trustee


                                          WALLACE E. CARROLL, JR. TRUST #2 U/A
                                          DATED 12-30-76
                                          F/B/O Pamela C. Crigler


                                          By: /s/ Philip E. Johnson
                                             ---------------------------------
                                             Name:  Philip E. Johnson
                                             Title: Trustee

                                          WALLACE E. CARROLL, JR. TRUST #2 U/A
                                          U/A DATED 12-30-76
                                          F/B/O Susan S. Leonard

                                          By: /s/ Philip E. Johnson
                                             -------------------------------
                                             Name:  Philip E. Johnson
                                             Title: Trustee


                                          WALLACE E. CARROLL, JR. TRUST #2 U/A
                                          DATED 12-30-76
                                          F/B/O Margaret B. Berzins

                                          By: /s/ Philip E. Johnson
                                             -------------------------------
                                             Name:  Philip E. Johnson
                                             Title: Trustee

                                          WALLACE E. CARROLL, JR. TRUST #2 U/A
                                          DATED 12-30-76
                                          F/B/O Wallace E. Carroll III

                                          By: /s/ Philip E. Johnson
                                             -------------------------------
                                             Name:  Philip E. Johnson
                                             Title: Trustee


                                          WALLACE E. CARROLL TRUST U/A DATED
                                          12-20-79
                                          F/B/O Pamela C. Crigler


                                          By: /s/ Wallace E. Carroll, Jr.
                                             -------------------------------
                                             Name:  Wallace E. Carroll, Jr.
                                             Title: Trustee

                                          By: /s/ Amelia M. Carroll
                                             -------------------------------
                                             Name:  Amelia M. Carroll
                                             Title: Trustee

                                          WALLACE E. CARROLL TRUST
                                          U/A DATED 12-20-79
                                          F/B/O Susan S. Leonard

                                          By: /s/ Wallace E. Carroll, Jr.
                                             -------------------------------
                                             Name:  Wallace E. Carroll, Jr.
                                             Title: Trustee

                                          By: /s/ Amelia M. Carroll
                                             -------------------------------
                                             Name:  Amelia M. Carroll
                                             Title: Trustee



                                          WALLACE E. CARROLL TRUST U/A DATED
                                          12-20-79
                                          F/B/O Margaret B. Berzins


                                          By: /s/ Wallace E. Carroll, Jr.
                                             -------------------------------
                                             Name:  Wallace E. Carroll, Jr.
                                             Title: Trustee

                                          By: /s/ Amelia M. Carroll
                                             -------------------------------
                                             Name:  Amelia M. Carroll
                                             Title: Trustee


                                          WALLACE E. CARROLL TRUST U/A DATED
                                          12-20-79
                                          F/B/O Wallace E. Carroll, III


                                          By: /s/ Wallace E. Carroll, Jr.
                                             -------------------------------
                                             Name:  Wallace E. Carroll, Jr.
                                             Title: Trustee

                                          By: /s/ Amelia M. Carroll
                                             -------------------------------
                                             Name:  Amelia M. Carroll
                                             Title: Trustee

                                  Schedule I

                                                                                                                        04/03/01
------------------------------------------------------------------------------------------------------------------------------------
                                                                           Number of Common Shares
            Name of Shareholder                       Officers/Trustees         Held of Record             Notice Address
                                                                            or Owned Beneficially
------------------------------------------------------------------------------------------------------------------------------------
CRL, Inc.                                            Jonathan P. Johnson,        2,073,436          6300 S. Syracuse Way, Suite 300
---------
                                                         President                                  Englewood, Colorado  80111

Wallace E. Carroll, Jr.                              N/A                           182,274          c/o CRL
-----------------------
                                                                                                    (see address above)

Amelia M. Carroll                                    N/A                            10,765          c/o CRL
-----------------
                                                                                                    (see address above)

Wallace Foundation                                   Wallace E. Carroll, Jr.        32,910          c/o CRL
------------------
                                                     Amelia M. Carroll                              (see address above)

Wallace E. Carroll Trust U/A Dated 7-1-57                                            2,151          c/o CRL
-----------------------------------------
  F/B/O Wallace E. Carroll, Jr.                      Wallace E. Carroll, Jr.                        (see address above)
                                                     Amelia M. Carroll
                                                     Robert E. Kolek *

Wallace E. & Lelia H. Carroll Trust U/A Dated 5-1-58                               603,000          c/o CRL
----------------------------------------------------
  F/B/O Wallace E. Carroll, Jr.                      Wallace E. Carroll, Jr.                        (see address above)
                                                     Amelia M. Carroll
                                                     Robert E. Kolek*

Wallace E. Carroll Trust U/A Dated 1-20-61                                          11,881          c/o CRL
------------------------------------------
  F/B/O Wallace E. Carroll, Jr.                      Wallace E. Carroll, Jr.                        (see address above)
                                                     Amelia M. Carroll

Lelia H. Carroll Trust U/A Dated 7-12-62                                           180,661          c/o CRL
----------------------------------------
  F/B/O Wallace E. Carroll, Jr.                      Wallace E. Carroll, Jr.                        (see address above)
                                                     Amelia M. Carroll

Wallace E. Carroll, Jr. Trust #2 U/A Dated 12-30-76
---------------------------------------------------
  F/B/O Pamela C. Crigler                            Philip E. Johnson                 193          c/o CRL
        Susan S. Leonard                                                               194          (see address above)
        Margaret B. Berzins                                                            193
        Wallace E Carroll, III                                                         182

        (Four separate trusts - trustee is the same for all four)

Wallace E. Carroll Trust U/A Da
-------------------------------
  F/B/O Pamela C. Crigler
        Susan S. Leonard                             Wallace E. Carroll, Jr.         1,690          c/o CRL
        Margaret B. Berzins                          Amelia M. Carroll               1,690          (see address above)
        Wallace E Carroll, III                       Robert E. Kolek*                1,690
                                                                                     1,690

         (Four separate trusts - trustees are the same for all four)

---------------------------------------------------------------------------------------------------------------------------------
  Totals                                                                         3,104,600
---------------------------------------------------------------------------------------------------------------------------------

* Powers of this trustee are limited. He is not entitled to vote on matters involving Katy.

                                                                         ANNEX D

                            CERTIFICATE OF AMENDMENT
                                       TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                             KATY INDUSTRIES, INC.

          KATY INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation at a meeting on April [ ], 2001 adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation") declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof at the next annual meeting of stockholders. The proposed amendment to the Certificate of Incorporation is as follows:

          RESOLVED, that Article Fourth of the Certificate of Incorporation shall be deleted and amended in its entirety to read as follows:

          "FOURTH: The aggregate number of shares of all classes of stock which the corporation shall have the authority to issue is twenty-five million six hundred thousand (25,600,000) shares, divided into two classes, one class consisting of six hundred thousand (600,000) shares of Preferred Stock of the par value of one hundred dollars ($100.00) per share, and the other class consisting of twenty-five million (25,000,000) shares of Common Stock of the par value of one dollar ($1.00) per share.

          1.  Preferred Stock.  The Preferred Stock of the Corporation shall
              ---------------
have the following relative rights and references which are fixed and determined as set forth herein.

          2.  Rank.  The Preferred Stock shall be prior in right with respect to
              ----
distribution of the Corporation's assets upon redemption and upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation to all other equity securities of the Corporation, including, without limitation, the Common Stock, whether now or hereafter authorized.

          3.  Certain Definitions.  As used in this Article Fourth and elsewhere
              -------------------
in this Certificate of Amendment, unless the context otherwise requires:

              (a)   "Act" shall mean the Securities Act of 1933, as amended.

              (b) "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act or any corresponding provision of a successor law.

              (c) "Change in Control" shall mean the acquisition by a person or group of persons, whether in a single transaction or a series of related transactions, of Beneficial Ownership of thirty percent (30%) or more, after giving effect to such transaction or transactions, of the combined voting power of the outstanding capital stock of the Corporation.

          (d) "Common Stock" shall mean the Corporation's authorized Common Stock, $1.00 par value, and any stock into which such Common Stock may thereafter be changed or converted, and shall also include stock of the Corporation of any other class, which is not preferred as to dividends or the distribution of assets upon liquidation, dissolution or winding up over any other class of stock of the Corporation, issued to the holders of shares of Common Stock upon any reclassification thereof.

          (e) "Conversion Factor" shall mean eight (8), as adjusted from time to time in accordance with Section 6(c) of this Article Fourth.

          (f) "Conversion Rate" shall mean one hundred (100) divided by the Conversion Factor, as adjusted from time to time in accordance with Section 6(c) of this Article Fourth.

          (g)  "Effective Date" shall mean May __, 2001.

          (h) "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

          (i) "Liquidation" shall mean any voluntary or involuntary liquidation, winding up, or dissolution of the Corporation. A merger, consolidation or other business combination between the Corporation and any other entity or a sale or other disposition of all or substantially all of the assets of the Corporation will not be treated as a Liquidation.

     4.  Liquidation Preference.
         ----------------------

         (a) In the event of any Liquidation, holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation, prior to and in preference of any distribution or payment upon the Common Stock, an amount in cash per share of Preferred Stock equal to the par value thereof. If, upon the occurrence of a Liquidation, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment in full of the par value thereof for each share of Preferred Stock, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to their respective ownership of shares of Preferred Stock.

         (b) Written notice of such Liquidation stating a payment date and the place where payment in respect of Liquidation shall be payable, shall be given by mail, postage prepaid, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

     5.  Dividends.  The Preferred Stock shall not be entitled to receive
         ---------
     dividends.

     6.  Conversion.  The holders of the Preferred Stock shall have conversion
         ----------
rights as follows (the "Conversion Rights"):

         (a)   Optional Conversion Rights.  After the earlier of (i) the fifth
               --------------------------
     anniversary of the Effective Date, (ii) the approval of the Board of Directors of the Corporation of a merger, consolidation or other business combination between the Corporation and another entity (except where the Corporation is the surviving entity and no Change in Control of the Corporation occurs as a result of the transaction) or a sale or other disposition of all or substantially all of the Corporation's assets, (iii) the authorization by the Board of Directors of the Corporation of, or other corporate action taken to effect, a Liquidation, and (iv) the solicitation of proxies from the holders of any class or classes of capital stock of the Corporation for any annual or special meeting of shareholders, however called, at which an election for directors of the Corporation is held, or any solicitation of written consent of the holders of any class or classes of capital stock of the Corporation with respect to the election of directors, against the election as director of any nominee designated by the holders of the Preferred Stock or for removal of any incumbent director originally nominated by the holders of the Preferred Stock, each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and from time to time, into the number of fully paid and nonassessable shares of Common Stock equal to the Conversion Rate, as adjusted from time to time in accordance with Article Fourth, Section 6(c).

         (b)   Mechanics of Conversion. If a holder of shares of Preferred Stock
               -----------------------
     desires to exercise its right of conversion, such holder shall give written notice to the Corporation (the "Conversion Notice") of such holder's election to convert a stated number of shares of such Preferred Stock (the "Conversion Shares") into shares of Common Stock, and surrender to the Corporation such holder's certificate or certificates representing such Conversion Shares. The Conversion Notice shall state the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Notwithstanding the foregoing, the Corporation shall not be required to issue any certificates to any person other than the holder thereof unless (i) the holder has paid to the Corporation the amount of any documentary stamp or similar taxes payable in respect of transfer involved in the issue or delivery of the certificate upon conversion to a person other than the holder or has established to the satisfaction of the Corporation that such tax has been paid; and (ii) the Corporation has obtained reasonable assurance that such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under, the Act and all applicable state securities laws, including, if necessary in the reasonable judgment of the Corporation or its legal counsel, receipt of an opinion to such effect from counsel reasonably satisfactory to the Corporation. As soon as is practicable after the receipt of the Conversion Notice and the surrender of the certificate or certificates representing the Conversion Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Conversion Shares or his nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Conversion Shares and a certificate or certificates evidencing any shares of Preferred Stock represented by the certificates so tendered by the holder that were not to be converted. Such conversion shall be deemed to have been effected as of the close of business on the date the Corporation received the

     Conversion Notice and the certificate or certificates representing the Conversion Shares, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering in which event the person(s) entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

          (c)  Conversion Factor and Conversion Rate Adjustments. The Conversion
               -------------------------------------------------
     Factor and, correspondingly, the Conversion Rate shall be subject to adjustment as follows:

               (i)    Dividends and Distributions.  In the event the Corporation
                      ---------------------------
          should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then, as of such record date (or, if no record date is fixed, as of the close of business on the date on which the Board of Directors adopts the resolution relating to such dividend, distribution, split or subdivision), the Conversion Factor in effect immediately prior to such date shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior thereto and the denominator of which shall be the number of shares of Common Stock outstanding immediately thereafter.

               (ii)   Combinations.  If the number of shares of Common Stock
                      ------------
          outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock, then following such combination, the Conversion Factor in effect immediately prior thereto shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior thereto and the denominator of which shall be the number of shares of Common Stock outstanding immediately thereafter.

               (iii)  Recapitalizations, etc.  If any capital reorganization or
                      ----------------------
          reclassification of the Common Stock of the Corporation (other than a consolidation or merger of the Corporation with or into another corporation provided for elsewhere in this Article Fourth, Section 6(a) or other than a Liquidation as set forth in Article Fourth,
          Section 4), shall be effected, then, as a condition of such reorganization, reclassification, consolidation or merger, lawful and adequate provision shall be made whereby the holders of the Preferred Stock then outstanding shall have the right to receive, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable with respect to such shares of Preferred Stock, such shares of stock, securities, properties or assets, including cash, as would have been issued or payable with respect to or in exchange for the shares of Common Stock which such holders would have held had the shares of Preferred Stock been converted immediately prior to such reorganization, reclassification, consolidation or merger. In connection with any provision made pursuant to the terms of the preceding sentence, provision shall also be made for adjustments to have effect thereafter which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions of this Section 6(c)(iii) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

               (iv) Dilutive Transactions.  If the Corporation shall issue or
                    ---------------------
          sell shares of Common Stock (including shares now or hereafter held in the treasury of the Corporation) at a price per share, or shall grant rights, options or warrants having an exercise price per share, or securities convertible into Common Stock having a conversion price per share, less than the Conversion Factor, expressed in dollars, in effect at that time, then, upon such issue, sale or grant, the Conversion Factor shall be adjusted to the amount (calculated to the nearest one hundredth of a cent) determined by dividing: (x) an amount equal to the sum of (A) the existing Conversion Factor multiplied by the sum of (1) the number of shares of Common Stock
                                    -
          outstanding immediately prior to such issue, sale or grant and (2) the
                                                                          -
          number of shares of Common Stock issuable upon conversion, exercise or exchange of any rights, options, warrants and convertible securities outstanding immediately prior to such issue, sale or grant, and (B) the aggregate consideration, if any, received by the Corporation upon such issue, sale or grant (including, in the case of rights, options, warrants or convertible securities, the consideration to be received on conversion, exercise or exchange thereof) by (y) the total number of shares of Common Stock outstanding and issuable upon conversion, exercise or exchange of any rights, options, warrants and convertible securities immediately after such issue, sale or grant; provided, however, that no such adjustment shall be made with respect to (I) the issuance of shares of Common Stock upon the exercise or conversion of rights, options, warrants or other securities convertible into Common Stock outstanding as of the Effective Date, (II) shares of Common Stock, rights, options or warrants granted or awarded by the Corporation, with the approval of its Board of Directors or the Compensation Committee thereof, to employees, directors and consultants of the Corporation as compensation for service to the Corporation in any such capacities, if such rights, options or warrants are granted at an exercise price or value not less than the fair market value of a share as of the date of grant ("Compensatory Securities"), or (III) the issuance of Common Stock upon the conversion of any Preferred Stock by a holder thereof. The securities described in subclauses (I), (II) and (III) of this Article Fourth,
          Section 6(c)(iv) are referred to below as "Exempted Securities".

     For purposes of this Article Fourth, Section 6(c)(iv) above, the following clauses 1. through 3., inclusive, shall also be applicable:

               1. If the Corporation shall grant any rights, options or warrants to purchase Common Stock or to purchase securities convertible into Common Stock (other than Exempted Securities), and the purchase price per share for which Common Stock is issuable upon the exercise or conversion of such securities (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of all such rights, options or warrants, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such rights, options or warrants, plus, in the case of convertible securities, the minimum aggregate amount of additional consideration payable upon the conversion thereof, by (y) the maximum aggregate number of shares of Common Stock issuable upon the exercise of such rights, options or warrants or upon the conversion of any such convertible securities issuable upon the exercise of such rights, options or warrants) shall be less than the Conversion Factor, expressed in dollars, in effect immediately prior to the time of the granting of such rights, options, warrants or convertible securities, then the maximum aggregate number of shares of Common Stock issuable upon the exercise of such rights, options or warrants or upon the conversion of the total maximum amount of such convertible securities issuable upon the exercise of such rights, options or warrants shall (as of the date of grant thereof) be deemed to be outstanding and to have been issued for such price per share. No further adjustments of the Conversion Factor shall be made upon the actual issuance of such Common Stock or convertible securities upon the exercise or conversion of such securities, except as otherwise provided in clause 3. below;

               2. If the Corporation shall issue or sell any convertible securities (other than Exempted Securities), and the purchase per share for which Common Stock is issuable upon such conversion (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of all such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion thereof, by (y) the maximum aggregate number of shares of Common Stock issuable upon the conversion of all such convertible securities) shall be less than the Conversion Factor, expressed in dollars, in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion of all such convertible securities shall (as of the date of the issue or sale thereof) be deemed outstanding and to have been issued for such price per share, provided that, except as otherwise specified in clause 3. below, (A) no further adjustments of the Conversion Factor shall be made upon the actual issuance of such Common Stock upon conversion of such convertible securities, and (B) if any such issue or sale of such convertible securities is made upon the exercise of any rights to subscribe for or to purchase or upon exercise of any option or warrant to purchase any such convertible securities, no further adjustment of the Conversion Factor shall be made by reason of such issue or sale; and

               3. If the purchase price or number of shares purchasable provided for in any right, warrant or option referred to in clause 1. above, or the rate at which any convertible securities referred to in clause 1. or 2. above are convertible into Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution in connection with events for which provision for adjustments in the Conversion Factor are provided for herein), the Conversion Factor then in effect hereunder shall forthwith be readjusted to such Conversion Factor as would have been obtained had the adjustments made upon the issuance of such rights, warrants, options or convertible securities been made upon the basis of the changed terms; and on the expiration of any such right, warrant or option referred to in clause 1. above or the termination of any such right to convert such convertible securities referred to in clause 1. or 2. above, the Conversion Factor then in effect hereunder shall forthwith be readjusted to such Conversion Factor as would have been obtained had the adjustments made upon the issuance of such rights, warrants or options or convertible securities been made upon the basis of the issuance of only the number of shares of Common Stock, if any, theretofore actually delivered upon the exercise of such rights, warrants or options or upon the conversion of such convertible securities.

          (d)  No Impairment.  The Corporation will not, by amendment of its
               -------------
     Certificate of Incorporation or through any reorganization, reclassification, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

          (e)  No Fractional Shares:  Certificate as to Adjustments.
               ----------------------------------------------------

               (i) No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of fractional shares, the Corporation shall pay the holder the fair market value of such fractional share of Common Stock in cash.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Factor and the corresponding Conversion Rate for the Preferred Stock pursuant to this Section 6, the Corporation, at its expense, shall as soon as practicable compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Factor and Conversion Rate at the time in effect, and
          (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

          (f)  Reservation of Stock Issuable Upon Conversion.  The Corporation
               ---------------------------------------------
     shall at
     all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, free from any preemptive right or other obligation, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of the Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation shall as soon as practicable take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration, qualification or listing of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all Preferred Stock then outstanding and convertible into shares of Common Stock.

          (g)  Notices.  Any notice required by the provisions of this Article
               -------
     Fourth, Section 6 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or by a recognized commercial delivery service (e.g., United Parcel Service), delivery prepaid and addressed to each holder of record at his address appearing on the books of this Corporation.

          7.   Voting Rights.  Except as provided in Section 8 below, and except
               -------------
as otherwise required by law, a holder of Preferred Stock shall have no voting rights.

          8.   Protective Provisions.  The Corporation shall not, without first
               ---------------------
obtaining the approval (by vote or written consent) of the holders of at least a majority of the then outstanding shares of Preferred Stock:

               (a) authorize or issue any class or series of equity security having equal or superior rights as to payment upon liquidation, dissolution or a winding up of the Corporation;

               (b) amend its Certificate of Incorporation or By-Laws in any way, or enter into a merger, consolidation, reorganization, recapitalization or sale of all or substantially all of its assets, in any case which adversely effects the rights and preferences of the holders of the Preferred Stock as a class (except that the Corporation may complete a reverse-split of its Common Stock without the consent of the holders of the Preferred Stock);

               (c) engage in any transaction which would impair or reduce the rights of the holders of the Preferred Stock as a class.

          9.   Optional Redemption of the Preferred Stock. The Convertible
               ------------------------------------------
Preferred Stock will not be subject to a sinking fund or other obligations of the Corporation to redeem or retire the

Preferred Stock. The holders of Preferred Stock shall have no right to compel the Corporation to redeem the Preferred Stock. The Preferred Stock shall be redeemable in whole, but not in part, at the Corporation's option at any time on or after June 30, 2021. The redemption price per share of Preferred Stock shall equal the par value thereof, and shall be payable in cash to the order of the holder on the 30th day after notice of redemption shall have been given to the holders, subject to each holder's right to convert any or all of its shares of Preferred Stock into Common Stock in lieu of such payment.

          10.  Cancellation of Shares.  No Preferred Stock acquired by the
               ----------------------
Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such acquired Preferred Stock shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of Preferred Shares accordingly."

          SECOND: That the Board of Directors of the Corporation at a meeting on March 29, 2001 adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof at the next annual meeting of stockholders. The proposed amendment to the Certificate of Incorporation is as follows:

          RESOLVED, that Article Tenth of the Certificate of Incorporation be and it hereby is renumbered as Article Eleventh.

          FURTHER RESOLVED, that a new Article Tenth be and it hereby is added to the Certificate of Incorporation as follows:

          "TENTH: Commencing with the annual meeting of stockholders in 2001, directors shall be divided into two classes, as nearly equal in number as possible, designated as Class I and Class II. The initial term of office of the Class I directors shall expire on the day of the first annual meeting of stockholders following the end of the 2001 fiscal year (the "2002 Annual Meeting") and the initial term of office of the Class II directors shall expire on the day of the annual meeting of stockholders next succeeding the 2002 Annual Meeting. At each annual meeting of stockholders following such classification and division of the members of the board of directors, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election, so that the term of office of one class of directors shall expire in each year. Each director shall hold office until the expiration of such director's term of office and until such director's successors shall have been elected and qualified, or until such director's earlier resignation, removal or death. In case of any increase or decrease, from time to time, in the number of directors constituting the whole board of directors, the number of directors in each class shall be determined by action of the board of directors. A director elected by the remainder of the board of directors to fill a vacancy shall hold office for the remaining term of the predecessor director and until such director's successor has been elected and qualified, or until such director's earlier resignation, removal and death."

          THIRD: That pursuant to Section 242 of the General Corporation Law of the State of Delaware, the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote on the matter voted in favor of, approved and adopted the foregoing proposed amendments of the Certificate of Incorporation at the Corporation's annual meeting, duly convened and held on May [__], 2001.

          FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 141 and 242(b)(1) of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and executed in its corporate name by its President and attested to by its Secretary, who declare, affirm, acknowledge and certify, under the penalties of perjury, that this is their free act and deed and that the facts stated herein are true and caused its corporate seal to be hereunto
affixed, as of the    day of May    , 2001.


Effective Date:  May, 2001

ATTEST:                                      KATY INDUSTRIES, INC.
                                             a Delaware corporation


By:____________________________________      By:______________________________
   Arthur R. Miller, Secretary                  Robert M. Baratta, President

                                                                         Annex E

                             KATY INDUSTRIES, INC.
                            AUDIT COMMITTEE CHARTER

The Board of Directors of Katy Industries, Inc. (Katy or the Company) hereby defines and establishes the role of its Audit Committee (the Committee) with authority, responsibility, and specific duties as described in the following text.

THE AUDIT COMMITTEE

Composition

The Committee shall be comprised of three or more directors who are independent of management and operating executives. One of the members shall be appointed Committee Chairman by the Chairman of the Board of Directors.

Authority

The Audit Committee is granted the authority to investigate any activity of the Company, and all employees are directed to cooperate as requested by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility.

Responsibility

The Audit Committee is to serve as a focal point for communication between noncommittee directors, the independent accountants, internal audit, and Katy's management, as their duties relate to financial accounting, reporting, and controls. The Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of Katy and all subsidiaries and the sufficiency of auditing relative thereto. It is to be the Board's principal agent in assuring the independence of the corporation's independent accountants, the integrity of management, and the adequacy of disclosures to stockholders. The opportunity for the independent accountants to meet with the entire Board of Directors as needed is not to be restricted.

Meetings

The Audit Committee is to meet at least two times per year and as many times as that committee deems necessary.

Attendance

Members of the Audit Committee are to be present at all meetings; however, a quorum of two, including the Chairman, suffices for a meeting. As necessary or desirable, the Chairman may request that members of management, internal auditors, and representatives of the independent accountants be present at meetings of the Committee.

Minutes

Minutes of each meeting are to be prepared and sent to Committee members and the Katy directors who are not members of the Committee, and/or matters reviewed at each committee meeting will be discussed with the Board of Directors.

Specific Duties

The Audit Committee is to:

     1) Inform the independent accountants and management that the independent accountants and the Committee may communicate with each other at all times; and the Committee Chairman may call a meeting whenever he deems necessary.

     2) Review with the Company's management, independent accountants, and internal auditors, as deemed necessary by the Committee, the Company's policies and procedures to reasonably assure the adequacy of internal accounting and financial reporting controls.

     3) Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements. Further, the Committee is to make, or cause to be made, all necessary inquiries of management and the independent accountants concerning established standards of corporate conduct and performance, and deviations therefrom.

     4) Review, prior to the annual audit, the scope and general extent of the independent accountant's audit examination, including the engagement letter. The auditor's fees are to be arranged with management and annually summarized for Committee review. The Committee's review should entail an understanding from the independent accountant of the factors considered by the accountant in determining the audit scope, including:

          a)   Industry and business risk characteristics of the Company

          b)   External reporting requirements

          c) Materiality of the various segments of the Company's consolidated and nonconsolidated activities

          d)   Quality of internal controls

          e)   Extent of involvement of internal audit in the audit examination

          f)   Other areas to be covered during the audit engagement

     5) Review and approve requests for any management consulting engagement to be performed by the Company's independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

     6) Review with management and the independent accountants, upon completion of their audit, financial results for the year, prior to their release to the public. This review is to encompass:

          a) The Company's annual report to shareholders and Form 10-K, including the financial statements, and financial statement and supplemental disclosures required by generally accepted accounting principles and the Securities and Exchange Commission

          b) Significant transactions not a normal part of the Company's operations

          c) Changes, if any, during the year in the Company's accounting principles or their application

          d)   Significant adjustments proposed by the independent accountants

          e) All other communications required to be made by professional standards

     7) Review quarterly results before their release with management and the independent public accountants. This can be accomplished by a discussion between the Chairman of the Committee, the engagement partner of the independent accountants, and any other individuals they deem appropriate. The independent accountants should be instructed to communicate with the Committee if there is a probability that any quarterly review report, if one is to be issued, will be other then standard.

     8) Evaluate the cooperation received by the independent accountants during their audit examination, including their access to all requested records, data, and information. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs. Inquire of the independent accountants whether there have been any disagreements with management that if not satisfactorily resolved would have caused them to modify their report on the Company's financial statements.

     9) Discuss with the independent accountants the quality of the Company's financial and accounting personnel, and any relevant recommendations that the independent accountants may have (including those in their "letter of comments and recommendations"). Topics to be considered during this discussion include improving internal financial controls, the selection of accounting principles, and management reporting systems. Review written responses of management to letter of comments and recommendations from the independent accountants.

     10) Discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect.

     11) Review and concur in the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

     12) Apprise the Board of Directors, through minutes and special presentations as necessary, of significant developments in the course of performing the above duties.

     13) Recommend to the Board of Directors any appropriate extension or changes in the duties of the Committee.

     14) Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants and review and approve the discharge of the independent accountants.

                               PRELIMINARY COPY

                             KATY INDUSTRIES, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert M. Baratta and Stephen P. Nicholson, and each of them, each with full power of substitution, to represent the undersigned and to vote all the shares of the stock of Katy Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Katy Industries, Inc. to be held at __________________________on May __, 2001 at ___ a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in Katy's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of Katy's 2000 Annual Report on Form 10-K.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KATY.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

     The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

     A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF
DIRECTORS:

Proposal 1. To approve the issuance and sale of 400,000 shares of Katy's convertible preferred stock, $100 par value per share, to KKTY Holding Company, L.L.C. and the issuance of shares of common stock to the holder of the convertible preferred stock in accordance with the terms of the convertible preferred stock. Approval of this proposal is contingent on approval of Proposal 2 and Proposal 3.

          [_] For   [_] Against   [_] Abstain

Proposal 2. To amend Katy's Restated Certificate of Incorporation to authorize 600,000 shares of convertible preferred stock. Approval of this proposal is contingent on approval of Proposal 1 and Proposal 3.

          [_] For   [_] Against   [_] Abstain

Proposal 3. To amend Katy's Restated Certificate of Incorporation to establish a classified Board of Directors. Approval of this proposal is contingent on approval of Proposal 1 and Proposal 2.

          [_] For   [_] Against   [_] Abstain

Proposal 4.  Election of Directors

          [_] For   [_] Withheld

In the event that Proposal 1, Proposal 2 and Proposal 3 are approved, the election of:

Class I Directors: C. Michael Jacobi, Robert M. Baratta, Daniel B. Carroll and Wallace E. Carroll, Jr., each to serve a one year term until the next annual meeting of stockholders in 2002

Class II Directors: Christopher Anderson, William F. Andrews, Samuel P. Frieder, James A. Kohlberg and Christopher Lacovara, each to serve a two year term until the annual meeting of stockholders in 2003

Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

_______________________________

In the event that Proposal 1, Proposal 2 or Proposal 3 is not approved, the election of: William F. Andrews, Robert M. Baratta, Amelia M. Carroll, Daniel B. Carroll, Wallace E. Carroll, Jr., Arthur R. Miller, Charles W. Sahlman, Jacob Saliba and Glenn W. Turcotte, each to serve a one year term until the next annual meeting of stockholders in 2002.

Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

_______________________________


Proposal 5. To ratify the appointment of Arthur Andersen LLP as Katy's independent accountants for the fiscal year ending December 31, 2001.

          [_] For   [_] Against   [_] Abstain

Please check this box if you plan to attend the annual meeting           [_]

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the proxy.


Date:                                                  _________________________
                                                              (signature)

Date:                                                  _________________________
                                                              (signature)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE